Exhibit 4.3

U.S.$3,750,000,000

LOAN AGREEMENT

Dated as of July 12, 2007

among

HYLSA, S.A. DE C.V.,

as Borrower and as Guarantor,

CALYON NEW YORK BRANCH,

as Administrative Agent,

and THE BANKS NAMED HEREIN

as Lenders

CALYON NEW YORK BRANCH,

as Global Coordinator

CALYON NEW YORK BRANCH

and

CITIGROUP GLOBAL MARKETS INC.,

as Joint Bookrunners

CALYON NEW YORK BRANCH,

CITIGROUP GLOBAL MARKETS INC.,

ABN AMRO BANK, N.V.,

BNP PARIBAS,

INTESA SANPAOLO SPA,

JPMORGAN CHASE BANK, N.A.,

BANCO BILBAO VIZCAYA ARGENTARIA S.A.,

BAYERISCHE HYPO- UND VEREINSBANK AG

and

DEUTSCHE BANK AG LONDON BRANCH,

as Mandated Lead Arrangers

HYLSA, S.A. DE C.V.

U.S.$3,750,000,000

LOAN AGREEMENT

i

9.1 Use of Proceeds	41
9.2 Maintenance of Existence; Properties	41
9.3 Maintenance of Insurance	41
9.4 Payment of Taxes and other Obligations	42
9.5 Governmental Authorizations; Compliance with Laws and Material Contractual Obligations	42
9.6 Reporting Requirements of the Borrowers	42
9.7 Inspection Rights	44
9.8 Change of Business	44
9.9 Pari Passu	44
9.10 Leverage Ratio	44
9.11 Interest Coverage Ratio	44
9.12 Liens and Encumbrances of the Borrowers	44
9.13 Transactions with Affiliates	46
9.14 Sales of Assets	46
9.15 Consolidations, Mergers, Etc.	47
9.16 Capital Expenditures	48
9.17 Restricted Payments	48
9.18 Investments	48
9.19 Accounting Changes	48
9.20 No Restrictions on Dividends by Material Subsidiaries	48
9.21 Convertible Debt	48
10. EVENTS OF DEFAULT	49
10.1 Events of Default	49
10.2 Default Remedies	52
10.3 Rights Not Exclusive	52
11. ASSIGNMENTS AND ASSUMPTIONS	52
11.1 Assignment	52
11.2 Participations	53
11.3 Disclosure of Information	54
11.4 Pledge by Banks	54
12. APPLICATION, DISTRIBUTION AND SHARING OF PAYMENTS	54
12.1 Application and Distribution of Payments	54
12.2 Sharing of Payments	54
13. THE ADMINISTRATIVE AGENT	55
13.1 Appointment	55
13.2 Delegation of Duties	55
13.3 Exculpatory Provisions	55
13.4 Reliance by Administrative Agent	56
13.5 Notice of Default	56
13.6 Non-Reliance on Administrative Agent and Other Banks	56
13.7 Indemnification	57
13.8 Non Receipt of Funds by Administrative Agent	57
13.9 Administrative Agent in its Individual Capacity	58
13.10 Successor Administrative Agent	58
13.11 No Other Duties	59

13.12 The Global Coordinator, the Joint Bookrunners and the Mandated Lead Arrangers	59
14. INDEMNIFICATION	59
14.1 Initial Expenses	59
14.2 Amendment and Enforcement Expenses	59
14.3 Other Expenses	60
14.4 Increased Costs	60
14.5 Information	62
14.6 General Indemnification	62
15. GENERAL	63
15.1 Choice of Law	63
15.2 Jurisdiction	63
15.3 Loan Currency	64
15.4 Notes	64
15.5 Notices	68
15.6 Remedies and Waivers	68
15.7 Amendment	69
15.8 Successors	69
15.9 Determinations by the Administrative Agent or any Bank	69
15.10 Survival	69
15.11 Severability of Provisions	69
15.12 Counterparts	70
15.13 Language	70
15.14 Integration of Terms; Effectiveness; Joinder of Parties	70
15.15 Confidentiality	70
15.16 USA PATRIOT Act Notice	72
16. THE GUARANTEES	72
16.1 Guarantees	72
16.2 Obligations Unconditional	73
16.3 Reinstatement	74
16.4 Subrogation	74
16.5 Acceleration	74
16.6 Instrument for the Payment of Money	75
16.7 Continuing Guarantee	75

SCHEDULE 1 Liens

SCHEDULE 2 Material Subsidiaries

LOAN AGREEMENT, dated as of July 12, 2007 (this “Agreement”), among HYLSA, S.A. DE C.V., a sociedad anónima de capital variable organized under the laws of Mexico, as borrower and as guarantor, from and after the IMSA Assumption Date (as defined below), CALYON NEW YORK BRANCH, as administrative agent (in such capacity, together with any successor appointed pursuant to Section 13.10, the “Administrative Agent”), and the banks and other financial institutions from time to time parties to this Agreement, as lenders (collectively the “Banks” and each individually a “Bank”).

WHEREAS from and after the IMSA Assumption Date (as defined below), GRUPO IMSA, S.A.B. DE C.V., a sociedad anónima bursátil de capital variable organized under the laws of Mexico, will become a party to this Agreement, as borrower and as guarantor, and IMSA ACERO, S.A. DE C.V., a sociedad anónima de capital variable organized under the laws of Mexico, will become a party to this Agreement, as guarantor, on the terms and conditions provided for in this Agreement.

WHEREAS Hylsa and, from and after the IMSA Assumption Date, IMSA propose to borrow from the Banks solely to (a) in the case of the Hylsa Loans (as defined below), (i) purchase, subscribe or otherwise acquire all or a portion of the Convertible Debt (as defined below), (ii) effect the Hylsa Debt Refinancing (as defined below), (iii) fund, directly or indirectly, the Fiduciary Trust (as defined below) and/or (iv) pay taxes, fees and expenses and other obligations associated with the IMSA Transaction (as defined below), and (b) in the case of the IMSA Loans (as defined below), (i) effect the IMSA Bank Debt Refinancing and the IMSA Public Debt Refinancing (each as defined below), and (ii) pay fees and expenses related to the IMSA Debt Refinancing and the IMSA Public Debt Refinancing.

WHEREAS the Banks, severally but not jointly, propose to lend to Hylsa and, from and after the IMSA Assumption Date, IMSA for such purposes Hylsa Tranche A Loans, Hylsa Tranche B Loans, IMSA Tranche A Loans and IMSA Tranche B Loans (as each such term is defined below) in an aggregate amount of up to U.S.$3,750,000,000.

WHEREAS the Banks will make such Loans (as defined below) to Hylsa (except that the IMSA Loans (as defined below) the proceeds of which are to be used to effect the IMSA Public Debt Refinancing and pay fees and expenses related thereto will be made by the Banks directly to IMSA) and, on the IMSA Assumption Date, IMSA will assume the rights and obligations of Hylsa under the IMSA Tranche A Loans and the IMSA Tranche B Loans theretofore made by the Banks to Hylsa.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein the parties hereto agree as follows:

1. DEFINITIONS; INTERPRETATION

1.1 Definitions. For purposes of this Agreement, the following terms shall have the meanings indicated.

“Accrued-Interest Note” means any English and Spanish languages promissory note, executed by the applicable Borrower evidencing accrued and unpaid interest on the Loans of any Bank, substantially in the form set forth in Exhibit A-2, bearing the legend “non-negotiable” and executed por aval (a) by IMSA, if such Note is issued by Hylsa, or by Hylsa, if such Note is issued by IMSA, during the period from the IMSA Assumption Date until, if the Transaction Merger shall become effective, the Transaction Merger Date, and (b) by IMSA Acero, at any time after the IMSA Assumption Date.

“Administrative Agent” has the meaning assigned to that term in the preamble.

“Advance” means a General Advance or a Fiduciary Trust Advance, as applicable.

“Affiliate” of any Person means a Person that directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with such first Person.

“Agreement Value” means, in respect of any Hedge Agreement to which any Person is a party, after taking into account the effect of any legally enforceable netting agreement relating to such Hedge Agreement, the maximum aggregate amount that such Person would be required to pay if such Hedge Agreement were terminated at such time.

“Alternative Rate” means, for any day, the higher of (a) the arithmetic average (rounded upward, if necessary, to the nearest 1/16 of 1%) of the rates of interest publicly announced by the Reference Banks in New York City as their respective prime rates for such day and (b) the sum of the Federal Funds Rate for such day plus 50 basis points (0.50%).

“Alternative Rate Loan” means (a) a Loan that bears interest at the Alternative Rate pursuant to the provisions of Section 4.3 or (b) an overdue amount that was an Alternative Rate Loan immediately before it became overdue.

“Applicable NIF” means either IFRS or Mexican NIF, as designated by the Borrowers prior to the first date on which the Borrowers must deliver financial statements pursuant to Section 9.6(a) or (b).

“Asset Sale Carryover Amount” means, with respect to any fiscal year, the excess of the aggregate amount of sales, transfers, leases and other dispositions permitted under Section 9.14(iv) (including those attributable to previous Asset Sale Carryover Amounts) during such fiscal year over the amount of sales, transfers, leases and other dispositions consummated by the Borrower (computed, prior to the Transaction Merger Date, for Hylsa and IMSA on a combined basis) as permitted by Section 9.14(iv) during such fiscal year.

“Assignment Agreement” means each assignment and assumption agreement, substantially in the form set forth in Exhibit C, entered into pursuant to Section 11.1 between the Assignor and the Purchasing Bank named therein.

“Assignor” has the meaning assigned to that term in an Assignment Agreement.

“Attributable Debt” means, in respect of a capital lease or sale and leaseback transaction, as at the time of determination, the present value (discounted at the interest rate implicit in the related lease) of the obligations of the lessee of the property subject to such lease for rental payments during the remaining term of such lease, including any period for which such lease has been extended, after excluding from such rental payments all amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water, utilities and similar charges.

“Availability Period” means the General Advance Availability Period or the Fiduciary Trust Advance Availability Period, as applicable.

“Bank” has the meaning assigned to that term in the preamble.

“Banking Day” means a day that is a London Banking Day and on which banks are not required or authorized by law to close in New York City or Mexico City.

“Borrower” means (a) Hylsa, (b) from and after the IMSA Assumption Date, Hylsa and IMSA or (c) if the Transaction Merger shall become effective, from and after the Transaction Merger Date, the Surviving Corporation, it being understood that (i) at any time when there is only one Borrower, each reference herein to “the Borrowers”, “each Borrower”, “either Borrower”, “such Borrower”, “a Borrower” or words of similar import shall be deemed to refer to such Borrower and (ii) at any time when both Hylsa and IMSA are Borrowers, each such reference shall mean, with respect to the Hylsa Loans, Hylsa and, with respect to the IMSA Loans, IMSA.

“Capex Carryover Amount” means, with respect to any fiscal year ending after 2007, the excess of the aggregate amount of Capital Expenditures (including those attributable to previous Capex Carryover Amounts) permitted under Section 9.16 during such fiscal year over the amount of Capital Expenditures made by the Borrower (computed, prior to the Transaction Merger Date, for Hylsa and IMSA on a combined basis) during such fiscal year.

“Capital Expenditures” means, for any period, expenditures made during such period (including the amount of any capital lease obligations incurred during such period) by the Borrower (computed, prior to the Transaction Merger Date, for Hylsa and IMSA on a combined basis) to acquire or construct fixed assets, plant and equipment (including renewals, improvements and replacements, but excluding (i) any expenditure constituting an Investment, and (ii) expenditures for the restoration, repair or replacement of any fixed or capital asset that was destroyed or damaged including such expenditures made with the insurance proceeds received with respect to such fixed or capital asset) during such period computed in accordance with Applicable NIF.

“Capital Reduction” means the reduction of the capital of IMSA by reimbursing and cancelling IMSA Shares as contemplated in the IMSA Transaction Agreement.

“Commitment Termination Date” means the date that is 180 days after the date on which the Fiduciary Trust is established.

“Consolidated Net Senior Indebtedness” means, at any date, the excess of (a) the aggregate principal amount outstanding at such date of Senior Indebtedness, as the same would appear on the consolidated financial statements of the applicable Borrower and its Consolidated Subsidiaries prepared as of such date in accordance with Applicable NIF over (b) the aggregate amount of unrestricted cash and cash equivalents held by such Borrowers and its Consolidated Subsidiaries as of such date, provided that, prior to the Transaction Merger Date, Consolidated Net Senior Indebtedness shall be computed on a combined basis as to Hylsa and IMSA.

“Consolidated Operating Profit” means, for any period, net sales, less cost of products sold, less selling, general and administrative expenses of the applicable Borrower and its Consolidated Subsidiaries, as the same would appear on a consolidated income statement of such Borrower and its Consolidated Subsidiaries prepared for such period in accordance with Applicable NIF, provided that, prior to the Transaction Merger Date, Consolidated Operating Profit shall be computed on a combined basis as to Hylsa and IMSA.

“Consolidated Subsidiary” means at any date any Subsidiary or other entity the accounts of which would be consolidated with those of the applicable Borrower in such Borrower’s consolidated financial statements if such statements were prepared as of such date in accordance with Applicable NIF.

“Contingent Obligation” shall mean, as to any Person, any obligation of such Person guaranteeing any Indebtedness (“primary obligations”) of any other Person (the “primary obligor”), whether directly or indirectly, including any aval and any obligation of such Person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds for the purchase or payment of any such primary obligation or (c) to maintain working capital or equity capital of the primary obligor. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made (subject to any limitation therein) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of another Person, whether through the ability to exercise voting power, by contract or otherwise. “Controls”, “Controlling” and “Controlled” have meanings correlative thereto.

“Controlling Shareholder Shares” means the IMSA Shares held by the Trustee for the benefit of the Controlling Shareholders, as second beneficiaries under the Trust Agreement.

“Controlling Shareholders” means, collectively, Fernando de Jesús Canales Clariond, Marcelo Canales Clariond, María del Consuelo Canales Clariond and Susana Canales Clariond.

“Convertible Debt” means, collectively, the Mandatorily Convertible Debt and the Optionally Convertible Debt.

“Convertible Debt Documents” means, collectively, the Mandatorily Convertible Debt Documents and the Optionally Convertible Debt Documents.

“Court Day” means a day (other than a Saturday or Sunday) on which courts in the relevant jurisdiction are open for hearing petitions.

“Custodian” means Banco Nacional de México, S.A., Integrante del Grupo Financiero Banamex.

“Custodian Agreement” has the meaning assigned to that term in Section 15.4(a).

“Debt Incurrence” means the incurrence by either Borrower after the First Closing Date of any Indebtedness owing to any Person other than Ternium or any of its Subsidiaries maturing after the third anniversary of the date of its incurrence, provided that the term “Debt Incurrence” shall not include any such incurrence by (i) either Borrower under or in connection with this Agreement or the Ternium Loan Agreement (including the incurrence of the Convertible Debt) or (ii) IMSA to effect the IMSA Public Debt Refinancing or pay fees and expenses related thereto.

“Default” means any event or condition that, with the giving of notice or the lapse of time, or both, would constitute an Event of Default.

“Defaulting Bank” has the meaning assigned to that term in Section 13.8(b).

“Default-Interest Note” means any English and Spanish languages promissory note, executed by the applicable Borrower evidencing accrued and unpaid interest on the Loans of any Bank, substantially in the form set forth in Exhibit A-3, bearing the legend “non-negotiable” and executed por aval (a) by IMSA, if such Note is issued by Hylsa, or by Hylsa, if such Note is issued by IMSA, during the period from the IMSA Assumption Date until, if the Transaction Merger shall become effective, the Transaction Merger Date, and (b) by IMSA Acero, at any time after the IMSA Assumption Date.

“Derivatives Obligations” of any Person means all obligations of such Person in respect of Hedge Agreements.

“Disbursement Date” has the meaning assigned to that term in Section 2.2.

“Dollars”, “U.S. Dollars” or “U.S.$” means lawful money of the United States.

“EBITDA” means, for any period, the Consolidated Operating Profit for such period plus, to the extent deducted in the determination of such Consolidated Operating Profit, income taxes, depreciation, amortization and other non-cash items, in all cases as determined in accordance with Applicable NIF.

“Environmental Laws” has the meaning assigned to that term in Section 8.1(v).

“Equity Issuance” means (a) any issuance or sale by either Borrower after the First Closing Date of (i) any of such Borrower’s capital stock, (ii) any warrants or options exercisable in respect of such Borrower’s capital stock (other than any warrants or options issued to directors, officers or employees of such Borrower pursuant to employee benefit plans established in the ordinary course of business and any capital stock of such Borrower issued upon the exercise of such warrants or options) or (iii) any other security or instrument representing an equity interest (or the right to obtain any equity interest) in such Borrower or (b) the receipt by either Borrower after the First Closing Date of any capital contribution (whether or not evidenced by any equity security issued by the recipient of such contribution); provided that the term “Equity Issuance” shall not include any such issuance or sale by either Borrower in connection with the IMSA Transaction (including the issuance or sale of the Convertible Debt Documents and any conversion of the Convertible Debt into IMSA Shares).

“Escrow Account” means, collectively, the U.S. Escrow Account, the Mexican Escrow Account and the Mexican Brokerage Account, as each such term is defined in the Escrow Agreement.

“Escrow Agent” means Calyon Securities (USA) Inc., as escrow agent under the Escrow Agreement.

“Escrow Agreement” means the escrow agreement to be executed substantially in the form attached to the IMSA Transaction Agreement, with such changes as may be agreed among the parties thereto, among Ternium, Hylsa, IMSA, the Controlling Shareholders, the Trustee, the IMSA Administrative Agent, the Ternium Administrative Agent, the Administrative Agent and the Escrow Agent.

“Euro-Dollar Rate” has the meaning assigned to that term in Section 4.1(a).

“Event of Default” has the meaning assigned to that term in Section 10.1.

“Existing Accounts Receivable” means, at any time with respect to any Person, accounts receivable of such Person which (a) have been created by the sale of goods then delivered, or the rendering of services then performed, by such Person, and (b) have been billed pursuant to the terms of the agreement relating to the sale of such goods or the rendering of such services.

“Existing Hylsa Credit Agreements” means (i) the U.S.$175,000,000 Credit Agreement, dated as of August 6, 2004, by and among Hylsa (formerly known as Galvak, S.A. de C.V.), as borrower, the financial institutions party thereto from time to time, as initial lenders, Citibank, N.A., as administrative agent, Bank of America, N.A., as U.S. collateral agent, Banco Nacional de México, S.A. Integrante del Grupo Financiero Banamex, as Mexican collateral agent, and Citigroup Global Markets Inc. and Bank of America Securities LLC, as joint lead arrangers and bookrunners, as amended, amended and restated, supplemented, waived, or otherwise modified, replaced, extended or renewed to the First Closing Date; and (ii) the U.S.$98,000,000 Credit Agreement, dated as of July 15, 2005, by and among Hylsa, as borrower, the financial institutions party thereto from time to time, as lenders, Citibank, N.A., as administrative agent, HSBC Securities (USA) Inc., as syndication and documentation agent, and Citigroup Global Markets Inc. and HSBC Securities (USA) Inc., as lead arrangers and bookrunners, as amended, amended and restated, supplemented, waived, or otherwise modified, replaced, extended or renewed to the First Closing Date.

“Existing IMSA Credit Agreements” means (i) the Credit Agreement dated as of September 25, 2006, among IMSA, the lenders party thereto, Calyon New York Branch, as global coordinator, syndication agent, documentation agent and administrative agent, and ING Bank N.V., as collateral agent, and (ii) the Credit Agreement dated as of September 25, 2006, among IMSA (as successor by merger to Tarida, S.A. de C.V.), the lenders party thereto, Calyon New York Branch, as global coordinator, syndication agent, documentation agent and administrative agent, and ING Bank N.V., as collateral agent, each as amended, amended and restated, supplemented, waived, or otherwise modified, replaced, extended or renewed to the Transaction Closing Date.

“Federal Funds Rate” means, for any day, the rate per annum (rounded upward, if necessary, to the nearest 1/16 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the business day next succeeding such day, provided that (a) if such day is not a business day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding business day as so published on the next succeeding business day, and (b) if no such rate is so published on such next succeeding business day, the Federal Funds Rate for such day shall be the average (rounded upward, if necessary, to the next 1/16 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing reasonably selected by it.

“Fiduciary Trust” means a fiduciary trust established by IMSA under Mexican law for the benefit of any Remaining Minority Shareholders.

“Fiduciary Trust Account” means one or more accounts established pursuant to the Fiduciary Trust for the purpose of depositing there into funds for the benefit of any Remaining Minority Shareholders.

“Fiduciary Trust Advance” means an advance of Hylsa Loans made by a Bank to Hylsa under Section 2.1 the proceeds of which are to be used by Hylsa to fund, directly or indirectly, the Fiduciary Trust.

“Fiduciary Trust Advance Availability Period” means the period from the Transaction Closing Date to the Commitment Termination Date.

“First Closing Date” means the first date on which the conditions precedent specified in Section 7.1 are satisfied (or waived by the Required Banks).

“First Closing Date Deposits” means the deposit into the Escrow Account on the First Closing Date of (i) the Mandatorily Convertible Debt Documents, (ii) the proceeds of the Mandatorily Convertible Debt and (iii) the Controlling Shareholder Shares, in each case as provided in the Escrow Agreement.

“First Closing Date Loans” means Hylsa Loans constituting General Advances the proceeds of which are to be used to (i) purchase, subscribe or otherwise acquire all or a portion of the Mandatorily Convertible Debt, (ii) effect the Hylsa Debt Refinancing and/or (iii) pay fees and expenses related to the IMSA Transaction.

“FISO AAA” means a cooperation agreement between the applicable Borrower and Nacional Financiera, S.N.C. (a Mexican development bank), for the purpose of providing trade financing to suppliers, as such agreement may be amended from time to time.

“Free Cash Flow” means, for any period, the result of the following calculation for the Borrower (calculated, prior to the Transaction Merger Date, for Hylsa and IMSA on a combined basis) for such period determined without duplication on an unconsolidated basis in accordance with Applicable NIF: (a) net sales, less cost of products sold, less selling, general and administrative expenses plus (b) to the extent deducted in the calculation of the preceding clause (a), income taxes, depreciation, amortization and other non-cash items plus/minus (b) any positive/negative change in working capital in the ordinary course of business plus (c) dividends received from Subsidiaries minus (d) income taxes and other similar taxes paid minus (e) interest paid minus (f) Capital Expenditures and capital investments.

“Funding Office” means the office of the Administrative Agent specified in Section 15.5 or such other office as may be specified from time to time by the Administrative Agent as its funding office by written notice to the Borrowers and the Banks.

“General Advance” means an advance, other than a Fiduciary Trust Advance, made by a Bank to the applicable Borrower under Section 2.1.

“General Advance Availability Period” means the period from the First Closing Date to the date that is 90 days after the First Closing Date.

“Governmental Authority” means any branch of power (whether executive, legislative or judicial) of any state, nation, government (including the European Union), any provincial or other political subdivision thereof and any agency, authority, court, regulatory body, self-regulating entity or other entity exercising executive, legislative, judicial, monetary, regulatory or administrative functions of or pertaining to government, including any central bank.

“Hedge Agreement” means any rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency forward transaction, currency option or any other similar transaction (including any option with respect to any of the foregoing transactions) or any combination of the foregoing transactions.

“Hylsa” means Hylsa, S.A. de C.V., a Mexican sociedad anónima de capital variable, and its successors and assigns, including the Surviving Corporation.

“Hylsa Debt Refinancing” means the payment in full of all principal of and interest on all loans made, and all other amounts owing, under the Existing Hylsa Credit Agreements, and the termination of all commitments of the lenders thereunder to make additional extensions of credit to Hylsa thereunder.

“Hylsa Loans” means the Hylsa Tranche A Loans and the Hylsa Tranche B Loans.

“Hylsa Tranche A Loan” means any Loan designated as an “Hylsa Tranche A Loan” in any applicable request for Advances delivered by Hylsa pursuant to Section 2.2.

“Hylsa Tranche B Loan” means any Loan designated as an “Hylsa Tranche B Loan” in any applicable request for Advances delivered by Hylsa pursuant to Section 2.2.

“IFRS” means International Financial Reporting Standards, which, if IFRS is designated pursuant to the definition of Applicable NIF, then for the purposes of Sections 9.10 and 9.11 shall be consistently applied.

“IMSA” means Grupo IMSA, S.A.B. de C.V., a Mexican sociedad anónima bursátil de capital variable, and its successors and assigns, including the Surviving Corporation.

“IMSA Acero” means IMSA Acero, S.A. de C.V., a Mexican sociedad anónima de capital variable, and its successors and assigns.

“IMSA Administrative Agent” means Calyon New York Branch, as administrative agent under each of the Existing IMSA Credit Agreements.

“IMSA Assumption Date” means the date on which IMSA and IMSA Acero deliver to the Administrative Agent the documents described in Section 10.1(l).

“IMSA Bank Debt Refinancing” means the payment in full of all principal of and interest on all loans made, and other amounts owing, under the Existing IMSA Credit Agreements, and the termination of all commitments of the lenders thereunder to make additional extensions of credit to IMSA thereunder.

“IMSA Bank Debt Refinancing Funds” means proceeds of the IMSA Loans in an aggregate amount sufficient to effect the IMSA Bank Debt Refinancing.

“IMSA Loans” means the IMSA Tranche A Loans and the IMSA Tranche B Loans.

“IMSA Public Debt” means the certificados bursátiles (i) in an aggregate amount of Mexican Pesos 900,000,000 outstanding as of the date hereof, issued by IMSA on September 6, 2002 and due on August 28, 2008, trading on the Bolsa Mexicana de Valores, S.A. de C.V. under trading code “IMSA 02-3”, and (ii) in an aggregate amount of Mexican Pesos 547,000,000 outstanding as of the date hereof, issued by IMSA on May 29, 2003 and due on May 27, 2009, trading on the Bolsa Mexicana de Valores, S.A. de C.V. under trading code “IMSA 03”.

“IMSA Public Debt Refinancing” means the payment in full of all principal of and interest on, and other amounts owing, under the IMSA Public Debt.

“IMSA Shares” means the issued and outstanding shares of common stock of IMSA.

“IMSA Tranche A Loan” means any Loan designated as an “IMSA Tranche A Loan” in any applicable request for Advances delivered by the applicable Borrower pursuant to Section 2.2.

“IMSA Tranche B Loan” means any Loan designated as an “IMSA Tranche B Loan” in any applicable request for Advances delivered by the applicable Borrower pursuant to Section 2.2.

“IMSA Transaction” means, collectively, the following transactions (all consummated as contemplated by the IMSA Transaction Agreement or by this Agreement): (i) the making of the Tender Offer, (ii) the occurrence on the First Closing Date of the Hylsa Debt Refinancing, (iii) the issuance or incurrence by IMSA to or from Ternium and/or Hylsa, of the Mandatorily Convertible Debt, (iv) the First Closing Date Deposits, (v) the issuance or incurrence by IMSA to or from Ternium and/or Hylsa, of the Optionally Convertible Debt, (vii) the Transaction Closing Date Deposits, (viii) the Transaction Closing Date Releases and (ix) the Capital Reduction.

“IMSA Transaction Agreement” means the Convenio Marco dated as of April 29, 2007, among the Controlling Shareholders, IMSA and Ternium, as amended, amended and restated, supplemented, waived, or otherwise modified from time to time.

“Indebtedness” of any Person means, at any date, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds (other than insurance, surety, appeal or performance bonds), debentures, notes or other similar instruments, (c) all obligations of such Person to pay the deferred purchase price of property or services, which purchase price is due more than six months after the date of placing such property or service or taking delivery and title thereto or the completion of such services, but excluding trade accounts payable, customer advance payments and other current liabilities in each case arising in the ordinary course of business, (d) the Attributable Debt of such Person as lessee under capital leases or sale and leaseback transactions, (e) all Indebtedness of others secured by a Lien on any asset of such Person (other than Indebtedness of others secured by a Lien on the capital stock of any other Person acquired by such Person after the date hereof), whether or not such Indebtedness is assumed by such Person; provided that, with respect to any Indebtedness that has not been assumed by such Person, the amount of such Indebtedness shall be deemed to be the lesser of the value of any such asset and the amount of the Indebtedness so secured, (f) all obligations of such Person under repurchase agreements other than contingent repurchase obligations in connection with trade transactions, (g) all obligations of such Person to reimburse any bank or other Person in respect of amounts actually paid under a letter of credit or insurance, surety, appeal or performance bond, other than any obligation in respect of any letter of credit or insurance, surety, appeal or performance bond financing the export or import of goods or services entered into in the ordinary course of business and on customary business terms, and (h) all Contingent Obligations of such Person. Whenever the amount of any Indebtedness is to be calculated hereunder on a consolidated basis in accordance with IFRS, there shall be no duplication of intercompany indebtedness or Contingent Obligations in such calculation as provided by IFRS. Notwithstanding the foregoing, the term “Indebtedness” shall not include the respective obligations (whether direct or contingent) of each Borrower under or with respect to the respective FISO AAA to the extent that the aggregate amount of such obligations for Hylsa and IMSA, computed on a combined basis, does not exceed U.S.$50,000,000.

“Indemnified Party” has the meaning assigned to that term in Section 14.6.

“Interest Expense” means, for any period, the total accrued gross interest expense of the applicable Borrower and its Consolidated Subsidiaries as the same would appear on a consolidated income statement of such Borrower and its Consolidated Subsidiaries prepared for such period in accordance with Applicable NIF, provided that, prior to the Transaction Merger Date, Interest Expense shall be computed on a combined basis as to Hylsa and IMSA.

“Interest Payment Date” means the last day of each Interest Period.

“Interest Period” means, with respect to any Advance, the period commencing on the Disbursement Date for such Advance (in the case of the initial Interest Period) or on the last day of the next preceding Interest Period for such Advance (in the case of any subsequent Interest Period) and, subject to Section 6.1(b), ending on the day numerically corresponding to the Disbursement Date for such Advance or such last day (as the case may be) in the next, third or sixth month, as the applicable Borrower may select by notice provided under Section 4.4, following such Disbursement Date or such last day; provided, however, that any Interest Period that would otherwise extend beyond a Loan Payment Date shall end on such Loan Payment Date.

“Investment” means, for any Person, (a) the acquisition by such Person of more than 20% of the issued and outstanding capital stock, partnership or other ownership interests of any other Person, or of all or substantially all of the assets comprising a division or business unit of any other Person, or (b) any capital or other equity contribution by such Person having the same practical effect as any of the foregoing.

“Joinder Agreement” means a joinder agreement, substantially in the form set forth in Exhibit K, entered into among IMSA, IMSA Acero and the Administrative Agent.

“Lending Branch”, with respect to any Bank, means the office of such Bank named as such on the signature pages hereof or in the Assignment Agreement to which such Bank is a party or such other office of such Bank as such Bank may have last designated as its lending office for purposes of this Agreement by notice to the Administrative Agent and the applicable Borrower.

“Leverage Ratio” means the ratio of Consolidated Net Senior Indebtedness as of the last day of any fiscal quarter of the Borrowers to EBITDA for the period of four consecutive fiscal quarters of the Borrowers ending on such date.

“LIBOR”, with respect to any Interest Period, means the British Bankers Association (“BBA”) Interest Settlement Rate for U.S. Dollar LIBOR for the period corresponding to such Interest Period as displayed on Reuters – page LIBOR 1 as of 11:00 a.m. London time on the second London Banking Day next preceding the commencement of such Interest Period. If for any reason LIBOR cannot be determined by reference to the Reuters – page LIBOR 1 or such other page as may replace page LIBOR 1 on that service or such other service as may be nominated by the BBA as the information vendor for the purpose of displaying BBA Interest Settlement Rates for U.S. Dollars, the Administrative Agent shall determine LIBOR for the relevant Interest Period using the arithmetic average (rounded upward, if necessary, to the nearest 1/16 of 1%) of such offered rates quoted by the Reference Banks.

“Lien” shall mean any mortgage, lien, pledge, charge, security interest or any other encumbrance having the practical effect of constituting a security interest with respect to the payment of any obligation with, or from the proceeds of, any asset. For purposes of this Agreement, any Person shall be deemed to own subject to a Lien any property that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement (other than an operating lease) relating to such property.

“Loan”, with respect to any Bank, at any time, means the principal amount of any loan hereunder owing to such Bank outstanding at such time, and “Loans”, at any time, means the aggregate of the Loans of all the Banks at such time.

“Loan Commitment”, with respect to any Bank, means the amount designated as such and set forth opposite the name of such Bank on the signature pages hereof or in an Assignment Agreement.

“Loan Documents” means, collectively, this Agreement, the Notes, the Joinder Agreement, the Custodian Agreement and the Escrow Agreement.

“Loan Payment Date” means, collectively, the Tranche A Loan Payment Dates and the Tranche B Loan Payment Dates.

“London Banking Day” means a day on which dealings in deposits in Dollars are carried on in the London interbank market.

“Mandatorily Convertible Debt” means Indebtedness in an aggregate amount not to exceed U.S.$1,194,000,000 (or its equivalent in Mexican Pesos) issued or incurred by IMSA to or from Ternium and/or Hylsa, the proceeds of which Indebtedness shall be used solely to finance all or a portion of the Capital Reduction or pay taxes related to the IMSA Transaction, provided that such Indebtedness (i) shall be subordinated in right of payment to the IMSA Loans and, if the Transaction Merger shall become effective, from and after the Transaction Merger Date (unless extinguished in full by operation of law in connection with the effectiveness of the Transaction Merger), the Hylsa Loans on the terms and conditions set forth in Exhibit L, (ii) shall be mandatorily convertible upon or prior to the maturity thereof into shares of capital stock of IMSA having substantially the same terms as the IMSA Shares, (iii) may be freely assigned by the holder thereof to Ternium or to any wholly owned Subsidiary of Ternium, subject to the conversion thereof upon such assignment into shares of capital stock of IMSA having substantially the same terms as the IMSA Shares, and (iv) may be redeemed or repaid at the option of the holder thereof subject to the terms of subordination referred to in clause (i) above.

“Mandatorily Convertible Debt Documents” means the instruments evidencing the Mandatorily Convertible Debt.

“Margin” means, for any day, with respect to any Tranche A Loan or any Tranche B Loan, the applicable rate per annum set forth below under the caption “Margin for Tranche A Loans” or “Margin for Tranche B Loans”, respectively, based upon the Leverage Ratio as of the most recent date of determination thereof:

Leverage Ratio	Margin for Tranche A Loans	Margin for Tranche B Loans
Equal to or greater than 3.50 to 1.00	0.750%	0.850%

Equal to or greater than 3.00 to 1.00 but less than 3.50 to 1.00	0.650%	0.775%

Equal to or greater than 2.50 to 1.00 but less than 3.00 to 1.00	0.600%	0.725%

Equal to or greater than 2.00 to 1.00 but less than 2.50 to 1.00	0.500%	0.600%

Less than 2.00 to 1.00	0.400%	0.500%

For purposes of the foregoing, (i) the Leverage Ratio shall be determined as of the end of each fiscal quarter of the Borrowers’ fiscal year based upon the consolidated financial statements of each Borrower delivered pursuant to Section 9.6(a) or (b), (ii) each change in the Margin resulting from a change in the Leverage Ratio shall be effective during the period commencing on and including the date three Banking Days after delivery to the Administrative Agent of such consolidated financial statements indicating such change and ending on the date immediately preceding the effective date of the next such change; provided that the highest Margin set forth above shall apply to the Tranche A Loans and the Tranche B Loans if either of the Borrowers or both of them fail to deliver the consolidated financial statements required to be delivered by such Borrower pursuant to Section 9.6(a) or (b), during the period from the expiration of the time for delivery thereof until such consolidated financial statements are delivered.

“Margin Stock” means “margin stock” within the meaning of Regulations T, U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chapter II, as amended.

“Material Adverse Effect” means, with respect to any Borrower, any event, development or circumstance that has had or would reasonably be expected to have a material adverse effect on (i) the business, assets, property or financial condition of such Borrower and its Subsidiaries taken as a whole, (ii) the ability of such Borrower to consummate the portion of the Transactions to be effected by such Borrower or to perform any of such Borrower’s payment obligations under the Loan Documents to which it is a party or (iii) the validity or enforceability of this Agreement or any of the other Loan Documents or the rights or remedies of the Administrative Agent and the Banks hereunder or thereunder, excluding, in each case, any event or circumstance that results solely from (u) the announcement, the pendency or the consummation of the IMSA Transaction, (v) changes in any relevant accounting methodology or official interpretations thereof after the date hereof that apply to such Borrower or any of its Subsidiaries, (w) changes in the economy or financial markets generally in the United States, Mexico or other countries in which such Borrower and its Subsidiaries operate, (x) changes that are the result of factors generally affecting the principal industries and geographic areas in which such Borrower and its Subsidiaries operate, (y) the commencement, occurrence, continuation or escalation of any war, armed hostilities or acts of terrorism in any geographic region in which such Borrower and its Subsidiaries operate; and (z) a decline in the trading price of the shares of such Borrower and/or a failure by the Borrower to meet any estimates of revenues or earnings.

“Material Subsidiary” means each of the Subsidiaries of either Borrower identified on Schedule 2 hereto and each of the Subsidiaries of either Borrower designated as a Material Subsidiary pursuant to Section 9.15.

“Material Tangible Assets” means, with respect to any Borrower, (i) all PP&E of such Borrower (computed, prior to the Transaction Merger Date, on a combined basis for Hylsa and IMSA), and (ii) a Controlling interest in any Subsidiary of such Borrower that owns PP&E, in each case where such PP&E has a book value exceeding 5% of such Borrower’s consolidated total assets (computed, prior to the Transaction Merger Date, on a combined basis for Hylsa and IMSA) as of the end of the most recent fiscal year (as the same would appear on its consolidated balance sheet in accordance with Applicable NIF).

“Mexican Bank” means a bank established under the laws of Mexico and authorized by the Mexican Ministry of Finance and Public Credit to engage in the business of banking.

“Mexican NIF” means Mexican Norms of Financial Information, which for the purposes of Sections 9.10 and 9.11 if Mexican NIF is designated pursuant to the definition of Applicable NIF, shall be consistently applied.

“Mexican Pesos” means lawful money of Mexico.

“Mexico” means the United Mexican States.

“Net Available Proceeds” means, with respect to any Equity Issuance or Debt Incurrence, the aggregate amount of all cash received by the applicable Borrower in respect of such Equity Issuance or Debt Incurrence, as applicable, net of reasonable fees and expenses incurred by such Borrower in connection therewith.

“Note” means, collectively, the Principal Notes, the Accrued-Interest Notes and the Default-Interest Notes.

“Obligors” means Hylsa and, from and after the IMSA Assumption Date, IMSA and IMSA Acero.

“Offering Entity” means, in the event that the Tender Offer is not made by Ternium, the direct or indirect wholly-owned Subsidiary of Ternium that makes the Tender Offer.

“Optionally Convertible Debt” means Indebtedness in an aggregate amount not to exceed U.S.$450,000,000 (or its equivalent in Mexican Pesos) issued or incurred by IMSA to or from Ternium and/or Hylsa, the proceeds of which Indebtedness shall be used solely to finance all or a portion of the Capital Reduction or pay taxes related to the IMSA Transaction, provided that such Indebtedness (i) shall be subordinated in right of payment to the IMSA Loans and, if the Transaction Merger shall become effective, from and after the Transaction Merger Date (unless extinguished in full by operation of law in connection with the effectiveness of the Transaction Merger), the Hylsa Loans on the terms and conditions set forth in Exhibit L, (ii) shall be convertible upon or prior to the maturity thereof, at the option of the holder thereof, into shares of capital stock of IMSA having substantially the same terms as the IMSA Shares, (iii) may be freely assigned by the holder thereof to Ternium or any wholly owned Subsidiary of Ternium, subject to the conversion thereof upon such assignment into shares of capital stock of IMSA having substantially the same terms as the IMSA Shares, and (iv) may be redeemed or repaid at the option of the holder thereof subject to the terms of subordination referred to in clause (i) above.

“Optionally Convertible Debt Documents” means the instruments evidencing the Optionally Convertible Debt.

“Participant” has the meaning assigned to that term in Section 11.2.

“Permitted Liens” means, with respect to any Person, the following Liens:

(a) Liens for taxes or assessments or other governmental charges or levies, either not yet due and payable or to the extent that nonpayment thereof shall be permitted by the proviso in Section 9.4,

(b) pledges or deposits securing obligations under workers’ compensation laws or similar legislation (other than any Lien pursuant to Environmental Laws), including Liens of judgments thereunder which are not currently dischargeable,

(c) pledges or deposits securing bids, tenders, performance of tenders, statutory obligations, surety bonds (other than bonds related to judgments or litigation unless permitted under paragraph (f) below), performance bonds, contracts (other than contracts for the payment of money) or leases to which such Person is a party as lessee (other than capital leases) and other similar obligations incurred in the ordinary course of business,

(d) workers’, mechanics’, suppliers’, carriers’, warehousemen’s, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business which are not delinquent or which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or asset subject to such Lien,

(e) deposits securing or in lieu of surety, appeal or customs bonds in proceedings to which such Person is a party,

(f) Liens created by or resulting from any litigation or legal proceeding which is currently being contested in good faith by appropriate proceedings; provided that such Lien does not secure a judgment that would constitute a Default under Section 10.1(j),

(g) leases made or acquired as lessor in the ordinary course of business,

(h) landlords’ Liens under leases to which such Person is a party,

(i) rights-of-way, easements, licenses, zoning or other restrictions on the use of real property or minor irregularities in title thereto, which do not, in the opinion of such Person, materially impair the use of such property in the operation of the business of such Person or the value of such property for the purpose of such business, and

(j) Liens arising by operation of law which may be exercised in respect of any amounts standing to the credit of any bank account in the ordinary course of business in connection with ordinary current or deposit accounts with commercial banks.

“Person” means any corporation, natural person, firm, joint venture, limited liability company, partnership, trust, unincorporated organization or government, or any political subdivision, department or agency of any government.

“PP&E” means plant, property and equipment (or its equivalent) as characterized under Applicable NIF.

“Principal Note” means any English and Spanish languages promissory note, executed by the applicable Borrower evidencing the Loans of any Bank, substantially in the form set forth in Exhibit A-1, bearing the legend “non-negotiable” and executed por aval (a) by IMSA, if such Note is issued by Hylsa, or by Hylsa, if such Note is issued by IMSA, during the period from the IMSA Assumption Date until, if the Transaction Merger shall become effective, the Transaction Merger Date, and (b) by IMSA Acero, at any time after the IMSA Assumption Date.

“Pro Rata Share” of any Bank means, at any time, the proportion that (a) the sum of the unused portion of the Loan Commitment of such Bank plus the aggregate outstanding principal amount of the Loans owing to such Bank bears to (b) the sum of the Total Loan Commitment plus the aggregate outstanding principal amount of all Loans.

“Purchasing Bank” has the meaning assigned to that term in Section 11.1.

“Reference Banks” means Calyon New York Branch, Citibank, N.A., JPMorgan Chase Bank, N.A. and BNP Paribas.

“Regulatory Change” has the meaning assigned to that term in Section 14.4.

“Remaining Minority Shareholder” means any holder of IMSA Shares, other than the Borrower, the Offering Entity or any other Affiliate of the Borrower holding IMSA Shares, as the case may be, that does not tender the IMSA Shares owned by such holder pursuant to the Tender Offer and that objects to such holder’s IMSA Shares being reimbursed pursuant to the Capital Reduction. The term “Remaining Minority Shareholder” shall not include any of the Controlling Shareholders.

“Representative” means, with respect to any Person, any Affiliate of such Person and any director, officer, employee, agent or advisor (including any attorney, accountant, consultant, banker or financial advisor and any representative of such advisor) of such Person or its Affiliates.

“Required Banks” means, at any time, Banks whose aggregate Pro Rata Shares total more than fifty percent (50.00%); provided that solely for the purposes of determining whether a group of Banks constitutes the “Required Banks”, (i) the Total Loan Commitment shall be reduced by the amount of any Loan Commitments held by Affiliates of either Borrower and any Loans held by Affiliates of either Borrower shall be deemed to be not outstanding to the extent that such Loan Commitments and Loans were acquired by such Affiliates pursuant to Section 3.5, 9.14 or 14.4; and (ii) the Total Loan Commitment shall be reduced by the amount of any Loan Commitments held by any Defaulting Bank and such Defaulting Bank shall not be included for purposes of determining the percentage of Banks that constitute the “Required Banks” under this Agreement.

“Responsible Officer” means, with respect to a Borrower, the chief executive officer or the president of such Borrower, or the general manager or any other officer of such Borrower having substantially the same authority and responsibility, or the chief financial officer or the finance director of Ternium.

“Reuters – page LIBOR 1” means the display designated as page LIBOR 1 on the Reuters Service (or such other page as may replace page LIBOR 1 on that service or such other service as may be nominated by the British Bankers Association (“BBA”) as the information vendor for the purpose of displaying BBA Interest Settlement Rates for U.S. Dollars).

“Senior Indebtedness” means, with respect to any Person, Indebtedness of such Person that, by its terms, is not subordinated in right of payment to any other Indebtedness of such Person.

“Subsidiary”, with respect to any Person, at any time, means any entity of which more than fifty percent (50.00%) of the outstanding voting stock or other equity interest entitled ordinarily to vote in the election of the directors or other governing body (however designated) of such entity is at the time beneficially owned or controlled directly or indirectly by such Person, by one or more such entities or by such Person and one or more such entities. Unless otherwise specified, “Subsidiary” means a Subsidiary of a Borrower.

“Surviving Corporation” means the Person surviving the Transaction Merger.

“Taxes” means, with respect to any Person, all taxes, withholdings, assessments, imposts, duties, governmental charges or levies imposed directly or indirectly on such Person or its income, profits or property by any Governmental Authority.

“Tender Offer” means a public cash tender offer made by Ternium or the Offering Entity under Mexican law for all of the IMSA Shares.

“Ternium” means Ternium S.A., a Luxembourg société anonyme holding.

“Ternium Administrative Agent” means Calyon New York Branch, as administrative agent under the Ternium Loan Agreement.

“Ternium Loan Agreement” means the loan agreement dated as of June 21, 2007 among Ternium, as borrower, the lenders party thereto and Calyon New York Branch, as administrative agent, as amended, amended and restated, supplemented, waived, or otherwise modified from time to time.

“Total Loan Commitment” means U.S.$3,750,000,000.

“Tranche A Loan Final Maturity Date” means the date that is 54 months after the Transaction Closing Date or, if the Transaction Closing Date does not occur within 15 Banking Days after the First Closing Date, the date that is 54 months after the First Closing Date.

“Tranche A Loan Payment Dates” means the day numerically corresponding to the Transaction Closing Date in the 18th, 24th, 30th, 36th, 42nd, 48th and 54th month thereafter, calculated on the basis of the number of months elapsed from the Transaction Closing Date. Notwithstanding the foregoing, if the Transaction Closing Date does not occur within 15 Banking Days after the First Closing Date, each reference in the preceding sentence to the Transaction Closing Date shall be deemed to be a reference to the First Closing Date.

“Tranche A Loans” means the Hylsa Tranche A Loans and the IMSA Tranche A Loans.

“Tranche B Loan Final Maturity Date” means the date that is 60 months after the Transaction Closing Date or, if the Transaction Closing Date does not occur within 15 Banking Days after the First Closing Date, the date that is 60 months after the First Closing Date.

“Tranche B Loan Payment Dates” means the day numerically corresponding to the Transaction Closing Date in the 60th month thereafter, calculated on the basis of the number of months elapsed from the Transaction Closing Date. Notwithstanding the foregoing, if the Transaction Closing Date does not occur within 15 Banking Days after the First Closing Date, each reference in the preceding sentence to the Transaction Closing Date shall be deemed to be a reference to the First Closing Date.

“Tranche B Loans” means the Hylsa Tranche B Loans and the IMSA Tranche B Loans.

“Transaction Closing Date” means the first date on which the conditions precedent specified in Section 7.2 are satisfied (or waived by the Required Banks).

“Transaction Closing Date Deposits” means the deposit into the Escrow Account on the Transaction Closing Date of (i) the Optionally Convertible Debt Documents, (ii) the proceeds of the Optionally Convertible Debt and (iii) the IMSA Bank Debt Refinancing Funds, in each case as provided in the Escrow Agreement.

“Transaction Closing Date Loans” means, collectively, (a) Hylsa Loans (x) constituting General Advances the proceeds of which are to be used to (i) purchase, subscribe or otherwise acquire all or a portion of the Optionally Convertible Debt, (ii) pay taxes imposed as a condition to, or consequent of, on in connection with, the IMSA Transaction and/or (iii) pay fees and expenses and other obligations arising out of or in connection with the IMSA Transaction, including in respect of stock options, stock awards, deferred compensation benefits, severance payments, retention and transaction bonuses and other similar obligations, and (y) constituting Fiduciary Trust Advances and (b) the IMSA Loans.

“Transaction Closing Date Releases” means the release from the Escrow Account by the Escrow Agent on the Transaction Closing Date of (i) the IMSA Bank Debt Refinancing Funds, (ii) the Controlling Shareholder Shares, (iii) the Convertible Debt Documents and (iv) the proceeds of the Convertible Debt, in each case as provided in the Escrow Agreement.

“Transaction Merger” means a merger (fusión) in accordance with applicable Mexican law involving Hylsa and IMSA, pursuant to which Hylsa and IMSA shall cease to have a separate legal existence from each other, it being understood that there shall be no obligation whatsoever under this Agreement or any of the other Loan Documents to effect the Transaction Merger or any transaction having substantially the same effect as the Transaction Merger.

“Transaction Merger Date” means the date, if any, on which the Transaction Merger shall be effective.

“Transactions” means the execution, delivery and performance of the Loan Documents, the consummation of the IMSA Transaction, the borrowing of the Loans and the use of proceeds thereof.

“Transferee” has the meaning assigned to that term in Section 11.3.

“Trust Agreement” means the Contrato de Fideicomiso Irrevocable de Garantía Número F/455 dated as of September 25, 2006, among the Controlling Shareholders and IMSA (as successor by merger to Tarida, S.A. de C.V.), as settlors and second place beneficiaries, the Trustee and the IMSA Administrative Agent, as first place beneficiary, as amended, amended and restated, supplemented, waived, or otherwise modified from time to time.

“Trustee” means Deutsche Bank México, S.A., Institución de Banca Múltiple, División Fiduciaria, as fiduciario under the Trust Agreement.

“United States” means the United States of America.

1.2 Interpretation. The table of contents and the headings of the articles and sections hereof are for convenience of reference only and shall not affect the meaning or construction of any provision hereof. For all purposes of this Agreement, except as otherwise expressly provided herein or unless the context otherwise requires, (a) the terms defined in this Agreement include the plural as well as the singular and vice versa; (b) words importing gender include all genders; (c) any reference to a Section, Annex, Schedule or Exhibit refers to a Section of, or Annex, Schedule or Exhibit to, this Agreement; (d) any reference to “this Agreement” refers to this Agreement, including all Annexes, Schedules and Exhibits hereto, and the words herein, hereof, hereto and hereunder and words of similar import refer to this Agreement and its Annexes, Schedules and Exhibits as a whole and not to any particular Section, Annex, Schedule, Exhibit or any other subdivision; (e) references to days, months and years refer to calendar days, months and years, respectively; (f) all references herein to “include” or “including” shall be deemed to be followed by the words “without limitation”; and (g) the word “from” when used in connection with a period of time means “from and including” and the word “until” means “to but not including”.

2. COMMITMENTS; DISBURSEMENT

2.1 Commitment to Lend.

(a) On the terms and subject to the conditions set forth herein, each Bank severally agrees to make Hylsa Tranche A Loans to Hylsa in one or more (i) General Advances during the General Advance Availability Period and (ii) Fiduciary Trust Advances during the Fiduciary Trust Advance Availability Period, in an aggregate amount not to exceed, as to all Banks, U.S.$1,097,500,000.

(b) On the terms and subject to the conditions set forth herein, each Bank severally agrees to make Hylsa Tranche B Loans to Hylsa in one or more (i) General Advances during the General Advance Availability Period and (ii) Fiduciary Trust Advances during the Fiduciary Trust Advance Availability Period, in an aggregate amount not to exceed, as to all Banks, U.S.$1,097,500,000.

(c) On the terms and subject to the conditions set forth herein, each Bank severally agrees to make IMSA Tranche A Loans to Hylsa or, after the IMSA Assumption Date, to IMSA in one or more General Advances during the General Advance Availability Period in an aggregate amount not to exceed, as to all Banks, U.S.$777,500,000.

(d) On the terms and subject to the conditions set forth herein, each Bank severally agrees to make IMSA Tranche B Loans to Hylsa or, after the IMSA Assumption Date, to IMSA in one or more General Advances during the General Advance Availability Period in an aggregate amount not to exceed, as to all Banks, U.S.$777,500,000.

(e) The aggregate amount of the Hylsa Tranche A Loans, Hylsa Tranche B Loans, IMSA Tranche A Loans and IMSA Tranche B Loans made by each Bank shall not exceed the amount of such Bank’s Loan Commitment. The Borrowers collectively may not request more than (i) three General Advances with respect to the Hylsa Tranche A Loans, (ii) three General Advances with respect to the Hylsa Tranche B Loans, (iii) three General Advances with respect to the IMSA Tranche A Loans, (iv) three General Advances with respect to the IMSA Tranche B Loans and (v) three Fiduciary Trust Advances.

(f) The obligations of the Banks under this Agreement are several but not joint. Failure by any Bank to make such Advances to the applicable Borrower shall not relieve any other Bank of its obligations hereunder or prejudice any rights that such Borrower may have against any Bank as a result of any failure by such Bank to make an Advance hereunder. No Bank shall have any responsibility for any failure by any other Bank to fulfill its obligations hereunder. The obligations of the Banks to make Loans hereunder shall expire on the Commitment Termination Date.

(g) Notwithstanding the foregoing provisions of this Section 2.1, (i) the sum of the aggregate principal amount of the Loans made hereunder plus the aggregate principal amount of all term loans made under the Ternium Loan Agreement shall not in any event exceed U.S.$3,820,000,000, (ii) the sum of the aggregate principal amount of the Hylsa Loans plus the aggregate principal amount of the term loans made under the Ternium Loan Agreement shall not in any event exceed U.S.$2,265,000,000 and (iii) the sum of the aggregate principal amount of the Hylsa Loans the proceeds of which are used to purchase, subscribe or otherwise acquire all or a portion of the Convertible Debt and/or fund, directly or indirectly, the Fiduciary Trust and/or to pay fees and expenses related to the IMSA Transaction plus the aggregate principal amount of the term loans made under the Ternium Loan Agreement the proceeds of which are used to finance, directly or indirectly, all or a portion of the Tender Offer Price (as defined in the Ternium Loan Agreement), make purchases of Controlling Shareholder Shares, fund, directly or indirectly, the Fiduciary Trust and purchase, subscribe or otherwise acquire a portion of the Convertible Debt shall not in any event exceed U.S.$1,800,000,000.

2.2 Notice of Intention and Commitment to Borrow. Each Borrower may request Advances by giving the Administrative Agent notice substantially in the form set forth in Exhibit B, not later than 8:00 a.m. (New York City time) on the second Banking Day preceding the date on which it wishes to borrow such Advances, of (a) such date of borrowing (each, a “Disbursement Date”), which shall be a Banking Day during the Availability Period, (b) the amount of such borrowing, provided that each Advance shall be in an amount equal to U.S.$50,000,000 or a whole multiple of U.S.$1,000,000 in excess thereof, (c) whether the applicable Advances are to be General Advances or Fiduciary Trust Advances, (d) whether the applicable Advances are to be Hylsa Tranche A Loans, Hylsa Tranche B Loans, IMSA Tranche A Loans and/or IMSA Tranche B Loans, and the amount of each such Loan, (e) whether the applicable Advances constitute First Closing Date Loans or Transaction Closing Date Loans, (f) the account to which the proceeds of such borrowing should be credited, which account (i) in the case of (x) any IMSA Loan made for the purpose of providing the IMSA Bank Debt Refinancing Funds and (y) any Hylsa Loan made for the purpose of purchasing all or a portion of the Convertible Debt, shall be the Escrow Account, (ii) in the case of any Fiduciary Trust Advance shall be the Fiduciary Trust Account and (iii) in all other cases, shall be an account in New York City, and (g) the initial Interest Period for such borrowing. The giving of such notice shall constitute Hylsa’s irrevocable commitment to borrow on the relevant Disbursement Date an amount equal to the amount set forth on such notice.

2.3 Disbursement. The Administrative Agent shall give notice to each Bank by facsimile transmission of the relevant Disbursement Date promptly on the same day after receipt of notice thereof from the applicable Borrower pursuant to Section 2.2. By 11:00 a.m. (New York City time) on the relevant Disbursement Date, each Bank shall, subject to the conditions set forth herein, make available to the Administrative Agent at the Funding Office an amount equal to the Advance to be made by such Bank, such disbursement to be made in such same-day funds as the Administrative Agent may at the time determine to be customary for the settlement in New York City of international banking transactions denominated in Dollars. Subject to the conditions set forth herein, the Administrative Agent shall, on the relevant Disbursement Date, credit the funds so received to the account specified by the applicable Borrower pursuant to Section 2.2.

2.4 Fees. (a) Each Borrower agrees to pay to the Administrative Agent for account of each Bank a commitment fee, which shall be due and payable monthly in arrears on the date in each month numerically corresponding to the First Closing Date and on the earlier of the Commitment Termination Date and the date that the Loan Commitments otherwise terminate, calculated at the rate of 25 basis points (0.25%) per annum on the average daily unused portion of the Loan Commitment of such Bank available to such Borrower accruing from the date of the First Closing Date until the earlier of the Commitment Termination Date and the date that the Loan Commitments otherwise terminate; provided that, solely for purposes of this Section 2.4 and solely until the Transaction Closing Date, the Loan Commitment of any Bank shall be deemed to be equal to the maximum aggregate principal amount that such Bank would be committed to advance to the Borrowers hereunder after application of Section 2.1(g)(i), assuming, for purposes of such application, that Ternium has borrowed the entire aggregate principal amount of the term loans, if any, that such Bank has committed to make to Ternium under the Ternium Loan Agreement.

(b) Hylsa shall pay to the Administrative Agent a fee for its own account as separately agreed among Ternium, Hylsa and the Administrative Agent.

2.5 Termination and Reduction of the Loan Commitment. (a) Unless previously terminated in accordance with the terms of this Agreement, the Loan Commitment of each Bank shall terminate at 5:00 p.m. (New York City time) on the Commitment Termination Date and, unless previously terminated in accordance with the terms of this Agreement, the unused Total Loan Commitment shall automatically be reduced, for all purposes under this Agreement (including Section 2.4), on the last day of the General Advance Availability Period to an amount equal to the excess of U.S.$165,000,000 over the aggregate principal amount of Fiduciary Trust Advances made on or prior to such date hereunder and under (and as defined in) the Ternium Loan Agreement.

(b) The Borrowers may at any time terminate, or from time to time reduce, the Total Loan Commitment; provided that each reduction of the Total Loan Commitment pursuant to this Section shall be in an amount of no less than U.S.$10,000,000.

(c) If the Borrowers wish to terminate or reduce the Total Loan Commitment, the Borrowers shall, on or before the third Banking Day immediately preceding the date the Borrowers wish to designate for such termination or reduction, give the Administrative Agent notice of such date and the amount of the Total Loan Commitment to be reduced (or terminated) on such date.

(d) Any termination or reduction of the Total Loan Commitment shall be permanent. Each reduction of the Total Loan Commitment shall be applied to reduce the Loan Commitments of the Banks ratably in accordance with the amounts of their respective Loan Commitments.

3. REPAYMENT

3.1 Repayment. Except as otherwise expressly provided herein, each Borrower shall repay the entire principal amount of the Loans outstanding as follows:

(a) Hylsa shall pay the Hylsa Tranche A Loans in six equal installments, each in an amount equal to 14.28% of the aggregate principal amount of the Hylsa Tranche A Loans outstanding on the Commitment Termination Date, and one additional installment in an amount equal to the balance of such outstanding amount, one such installment to be paid on each Tranche A Loan Payment Date; provided that any principal amount of the Hylsa Tranche A Loans outstanding on the Tranche A Loan Final Maturity Date shall be paid on such date;

(b) Hylsa shall pay the Hylsa Tranche B Loans on the Tranche B Loan Final Maturity Date;

(c) Hylsa or, if the IMSA Assumption Date shall have occurred, IMSA shall pay the IMSA Tranche A Loans in six equal installments, each in an amount equal to 14.28% of the aggregate principal amount of the IMSA Tranche A Loans outstanding on the Commitment Termination Date, and one additional installment in an amount equal to the balance of such outstanding amount, one such installment to be paid on each Tranche A Loan Payment Date; provided that any principal amount of the IMSA Tranche A Loans outstanding on the Tranche A Loan Final Maturity Date shall be paid on such date; and

(d) Hylsa or, if the IMSA Transaction shall have been consummated, IMSA shall pay the IMSA Tranche B Loans on the Tranche B Loan Final Maturity Date.

3.2 Optional Prepayments. Each Borrower may prepay the Loans made to such Borrower in whole or in part in a principal amount of no less than U.S.$10,000,000 at any time. If either Borrower wishes to make such a prepayment, such Borrower shall, on or before the fifth Banking Day immediately preceding the date such Borrower wishes to designate for such prepayment, give the Administrative Agent notice of such date and the amount to be prepaid on such date. Such notice shall constitute such Borrower’s irrevocable commitment to prepay such amount on such date, together with interest accrued thereon to such date and any amounts payable pursuant to Section 3.5.

3.3 Mandatory Prepayments. Within five Banking Days after (a) any Debt Incurrence (the “Current Debt Incurrence”) having an aggregate principal amount that, together with the aggregate principal amount of all prior Debt Incurrences effected during the fiscal year of the Current Debt Incurrence, exceeds U.S.$300,000,000 or (b) any Equity Issuance, the Borrower consummating such Debt Incurrence or Equity Issuance shall prepay the Loans made to such Borrower in an aggregate amount equal to 100% of the Net Available Proceeds thereof, such prepayment to be effected in each case in the manner and to the extent specified in the last sentence of Section 3.4, provided that, if such prepayment is required to be made before the Loan Commitments have expired or been terminated, the Loan Commitments shall instead be permanently reduced in the same amount (and to the extent that, after giving effect to such permanent reduction, the aggregate principal amount of the Loans would exceed the aggregate amount of the Loan Commitments, such Borrower shall prepay the Loans made to such Borrower as set forth above in an aggregate amount equal to such excess).

3.4 Other Payment Provisions. Any partial repayment or prepayment hereunder shall be allocated among the Banks on the basis of their respective Pro Rata Shares. If either Borrower makes any payment of principal with respect to any Loan on any day that is not an Interest Payment Date, such Borrower shall reimburse each Bank in Dollars on demand for all reasonable losses (other than loss of anticipated profits or margin) arising from the reemployment of funds obtained, or the termination, liquidation or redeployment of deposits received, from third parties; provided, however, that such Borrower shall not be required to make any additional payments pursuant to this Section if such repayment or prepayment is the result of the events or circumstances contemplated in Section 3.3, Section 3.5, Section 9.14 or Section 14.4. For the purpose of calculating losses payable to any Bank under this Section 3.4, such Bank shall be deemed to have (a) actually funded its Loans through the purchase of a deposit bearing interest at LIBOR in an amount equal to the amount of its Loan Commitment and having a maturity comparable to the relevant Interest Period, and (b) reemployed the funds by depositing them at LIBOR for a period having a maturity comparable to the number of days from (x) the day of prepayment through (y) the last day of the relevant Interest Period. Any reimbursement request pursuant to this Section 3.4 shall be accompanied by a certificate of the relevant Bank setting forth in reasonable detail the basis for calculating such losses and shall be delivered to the applicable Borrower and shall be conclusive and binding for all purposes hereunder, absent manifest error. Any prepayments of the Loans hereunder shall be applied, first, to the Tranche B Loans and, second, when the Tranche B Loans shall have been paid in full, pro rata to the remaining installments of the Tranche A Loans (it being understood that, in the event of any prepayment occurring during the period from the IMSA Assumption Date until, if the Transaction Merger shall become effective, the Transaction Merger Date, the amount of any such prepayment made by Hylsa shall be applied to the Hylsa Tranche B Loans or the Hylsa Tranche A Loans, as applicable, and the amount of any such prepayment made by IMSA shall be applied to the IMSA Tranche B Loans or the IMSA Tranche A Loans, as applicable).

3.5 Illegality. (a) If any Bank determines at any time that any law, regulation or treaty or any change therein or in the interpretation or application thereof by any competent Governmental Authority makes or will make it unlawful for such Bank to fulfill its commitment pursuant to Section 2.1, to maintain any of its Loans or to claim or receive any amount payable to it hereunder, such Bank shall give notice of such determination to the applicable Borrower and the Administrative Agent, whereupon the obligations of such Bank hereunder shall terminate. If any such notice is given after the initial Disbursement Date, each Borrower shall, to the extent any such law, regulation, treaty, change, interpretation or application requires such Loans to be prepaid, either (i) cause a designee of such Borrower (which may be an Affiliate of such Borrower, provided that no such Affiliate shall have any right to vote on any amendment, waiver, action or other matter under or in connection with this Agreement, nor any right to participate in any meetings or deliberations of or receive communications among the Banks with respect thereto and the consent of any such Affiliate shall not be required for purposes of any amendment or waiver under Section 15.7) to purchase such Loans of such Bank in accordance with Section 11.1 (any such designee to be reasonably acceptable to the Administrative Agent) for a purchase price equal to the outstanding principal amount of such Loans, accrued interest thereon and all other amounts payable to it hereunder or such other amount as such Bank may in its sole discretion agree with such designee (it being understood and agreed that neither the Administrative Agent nor any Bank shall have any obligation to purchase such Loans) or (ii) prepay such Loans of such Bank made to such Borrower on the Interest Payment Date next succeeding the date such notice is given (or on such earlier date as such Bank determines and certifies to be necessary in order to enable it to comply with such law, regulation, treaty or change), without premium but together with interest accrued to the date of prepayment on such Loans and all other amounts then payable to such Bank by such Borrower hereunder.

(b) Before demanding prepayment pursuant to this Section 3.5, the affected Bank shall use its reasonable best efforts to take any and all reasonable steps and action that would not, in its good faith judgment, be materially disadvantageous to such Bank, to mitigate the effect of any unlawfulness and/or avoid the need for such prepayment, including (i) designating a different Lending Branch or changing the jurisdiction of its Lending Branch; (ii) selling a participating interest in the relevant Loans at par or such other price as such Bank may in its sole discretion agree with the relevant purchaser; and/or (iii) assigning and transferring its interests, rights and obligations under such Loans to a substitute bank on the terms described in subsection (a) above.

(c) Any demand for prepayment pursuant to this Section 3.5 submitted to the applicable Borrower by the affected Bank shall describe in reasonable detail the event by reason of which it is making any such demand and the date of occurrence of such event, and contain a statement and representation by such Bank that it is treating its other similarly situated debtors in a consistent manner and provide certification that such Bank is in compliance with the provisions of subsection (b) above.

(d) Neither Borrower shall have any obligation to indemnify any Bank under this Section 3.5 for any losses or expenses arising as a result of any prepayment made by such Borrower under this Section 3.5 or non-disbursement of the Loans as contemplated in this Section 3.5.

3.6 No Reborrowing. Amounts paid or prepaid pursuant to any provisions of this Agreement may not be reborrowed.

4. INTEREST

4.1 Basic Rate.

(a) Except as otherwise expressly provided in Sections 4.2 and 4.3, interest shall accrue on the Loans during each Interest Period, from and including the first day of such Interest Period to but excluding the last day thereof, at a rate per annum equal to the sum of the Margin and LIBOR for such Interest Period (the “Euro-Dollar Rate”).

(b) Except as otherwise expressly provided herein, accrued interest on each Loan shall be payable on each Interest Payment Date and upon any repayment or prepayment of principal hereunder, on the amount of such repayment or prepayment on the date thereof.

(c) The Administrative Agent shall give notice to the applicable Borrower and the Banks of LIBOR promptly after each determination thereof (and, in any case, no later than three Banking Days thereafter).

4.2 Default Interest. Upon the occurrence and during the continuance of an Event of Default of the kind referred to in Section 10.1(a), (a) interest shall accrue on the unpaid principal amount of each Loan owing to each Bank at a rate equal at all times to the sum of (i) 200 basis points (2.00%) and (ii) the rate per annum required to be paid on such Loan pursuant to Section 4.1(a) or 4.3, and (b) to the extent permitted by applicable law, interest shall accrue on the amount of any interest, fee or other amount payable hereunder that is not paid when due during the period from and including the due date thereof, to but excluding the date such amount is paid, at a rate per annum equal for each day in such period to the sum of (i) 200 basis points (2.00%), (ii) the Margin and (iii) LIBOR for a one-month period for value on such day. Interest accruing pursuant to this Section shall be payable on demand of the Administrative Agent made upon request and on behalf of any Bank.

4.3 Alternative Rate Loans. In the event that the Administrative Agent is advised by the Reference Banks that deposits in Dollars (in the applicable amounts) are not being offered to the Reference Banks in the London interbank market for such Interest Period (in circumstances where quotes are requested for determining LIBOR under the definition thereof), the Administrative Agent shall forthwith give notice thereof to the applicable Borrower and to the Banks, whereupon (a) the obligation of each Bank to continue its outstanding Loans at the Euro-Dollar Rate shall be suspended and (b) all outstanding Loans bearing interest at the Euro-Dollar Rate shall be converted into Alternative Rate Loans on the last day of the then current Interest Period applicable thereto (such Alternative Rate Loans bearing interest at the Alternative Rate in effect on the second Banking Day next preceding the commencement of each Interest Period plus the Margin); provided that upon the Administrative Agent being able to determine LIBOR in accordance with the definition thereof, the Administrative Agent shall notify the applicable Borrower thereof and such Borrower shall notify the Administrative Agent of the date on which such Borrower wishes the outstanding Alternative Rate Loans made to such Borrower converted into Loans bearing interest at the Euro-Dollar Rate.

4.4 Interest Period Notice. Each Borrower shall, prior to 11:00 a.m. (New York City time), at least three Banking Days prior to the commencement of each Interest Period, give the Administrative Agent irrevocable notice of such Borrower’s election for such Interest Period to have a duration of one, three or six months. Upon receipt of such notice from the applicable Borrower, the Administrative Agent shall promptly notify each Bank thereof. In the event that either Borrower fails to timely select in accordance herewith the duration of any Interest Period, such Borrower will be deemed to have selected an Interest Period of a duration equal to the shorter of (i) the period of time remaining until the next succeeding Loan Payment Date, and (ii) the same duration as the immediately preceding Interest Period.

4.5 Exchange of Notes. Promptly upon (i) the conversion of the installment of any Loan covered by a Principal Note to an Alternative Rate Loan pursuant to Section 4.3 and/or (ii) the election of a Borrower pursuant to Section 4.4 to change the duration of an Interest Period for the installment of any Loan covered by a Principal Note, in each case upon the request of any Bank and in accordance with Section 15.4, the applicable Borrower shall execute and deliver to the Custodian for the account of such Bank, in exchange for such Principal Note theretofore delivered to such Bank a new Principal Note payable to the relevant Bank, in a principal amount equal to the principal amount of such installment and otherwise duly completed.

5. NO SETOFF, COUNTERCLAIM; TAXES

5.1 No Setoff, Counterclaim or Withholding; Gross Up. (a) Each payment by or on behalf of any Obligor under this Agreement or the Notes (including any applicable fees) shall be made without setoff or counterclaim, and without withholding or deduction on account of any present or future Taxes imposed by or within Mexico or any political subdivision or taxing authority thereof or therein (including any withholding tax on interest payments); provided, however, that if such Taxes are required to be withheld from any such payment, the applicable Obligor shall cause such withholding to be made, make payment of the amount withheld to the appropriate Governmental Authority when due and forthwith pay such additional amount as may be necessary to ensure that the net amount actually received by each Bank and the Administrative Agent, free and clear of such Taxes is equal to the amount that such Bank or the Administrative Agent (as the case may be) would have received had no such Taxes been withheld; provided further, however, that (i) in the event of the redesignation of any Bank’s Loans to a Lending Branch in another jurisdiction, such Bank shall not be entitled to receive, immediately following such redesignation, any greater amount, paid as additional amounts, than it would have been entitled to receive had such redesignation not taken place, (ii) notwithstanding anything to the contrary provided elsewhere in this Agreement, the Obligors shall not be liable to make any payment to any Bank or taxing authority pursuant to this Section 5.1 for, or in relation to, Taxes, franchise taxes, and any similar taxes imposed on (or assessed on the basis of) the overall net income, profits or capital of such Bank (or its Lending Branch) and any Taxes that would not be imposed but for a connection between such Bank and Mexico or any political subdivision thereof or taxing authority therein (other than a connection arising solely by virtue of the activities of such Bank (or its Lending Branch) pursuant to this Agreement, including making and holding Loans and receiving payments in connection therewith) and (iii) if any Obligor pays any additional amount pursuant to this Section 5.1 and any Bank actually receives a tax refund or a credit against such Bank’s tax liabilities as a result of such payment by such Obligor, such Bank shall (provided that no Default or Event of Default shall have occurred and be continuing) promptly pay to such Obligor an amount that such Bank determines in its sole discretion is equal to (A) in the case of a tax refund, the amount of such refund actually received by such Bank as a result of such payment by such Obligor, and (B) in the case of a credit against its tax liabilities, the net tax benefit obtained by such Bank as a result of such payment by such Obligor; provided, however, that (1) with respect to any Bank that on the date of this Agreement would not be entitled to a tax credit or refund, the preceding obligations shall only be applied to the extent that any such Bank becomes entitled to a tax credit or refund as a result of any law or regulation enacted or adopted subsequent to the date of this Agreement which entitles such Bank thereto, and (2) with respect to any Bank that on the date of this Agreement would be entitled to a tax credit or refund, the preceding obligation shall only be applicable to the extent that such Bank becomes entitled to a tax credit or refund as a result of any law or regulation enacted or adopted subsequent to the date of this Agreement which increases the amount of such tax credit or refund to which such Bank is entitled and only with respect to such increase. Each Obligor may request in writing that any Bank claim a tax credit or refund; however, whether or not such Bank claims any such tax credit or refund shall be in the reasonable discretion of such Bank and at no cost to the Bank (which if incurred shall be reimbursed by the applicable Obligor). All such Taxes shall be paid by the applicable Obligor prior to the date on which penalties attach thereto or interest accrues thereon; provided, however, that, if any such penalties or interest become due, the applicable Obligor shall make prompt payment thereof to the appropriate Governmental Authority. If the Administrative Agent or any Bank pays any amount in respect of such Taxes, penalties or interest, the Obligors shall reimburse the Administrative Agent or such Bank in Dollars for such payment on demand. If any Obligor pays any such Taxes, penalties or interest, it shall deliver copies of official tax receipts evidencing such payment to the Administrative Agent on or before the 30th day after such payment.

(b) Notwithstanding anything herein to the contrary, the Obligors shall not be required to pay amounts under Section 5.1 to any Bank (other than a Mexican Bank) that is not registered as a foreign financial institution with the Mexican Ministry of Finance and Public Credit for the purposes of Article 195, Section I (or any successor provision) of the Mexican Income Tax Law (Ley del Impuesto sobre la Renta) in excess of the amount that the Obligors would have been required to pay if such Bank had been so registered and were a resident in a jurisdiction with which Mexico has entered into a treaty for the avoidance of double taxation which is in effect and had met the requirements set forth in such treaty for a reduced withholding tax rate, for so long as such requirement remains applicable.

5.2 Stamp Taxes. Each Borrower shall pay any registration or transfer taxes, stamp duties or similar levies, and any penalties or interest that may be due with respect thereto, that may be imposed by or within Mexico or any political subdivision or taxing authority thereof or therein in connection with the execution of the Loan Documents. If the Administrative Agent or any Bank pays any amount that it is required to pay under applicable law in respect of any such taxes, duties, levies, penalties or interest, the applicable Borrower shall reimburse the Administrative Agent or such Bank for such payment in Dollars within thirty days from written demand.

5.3 Tax Indemnity. Each Borrower agrees to indemnify each Bank and the Administrative Agent for the full amount of any Taxes described in Section 5.1 or 5.2 paid by such Bank or the Administrative Agent, and any liability (including penalties, interest and reasonable expenses) arising there from or with respect thereto, which amounts arise from the failure of such Borrower to pay any such Taxes. Payment of such amount shall be made within thirty days from the date such Bank or the Administrative Agent makes written demand therefor.

6. PAYMENTS; COMPUTATIONS

6.1 Making of Payments. (a) Each payment by either Borrower under the Loan Documents shall be made in Dollars by 3:00 p.m. (New York City time) on the date such payment is due to the Administrative Agent by deposit via Fedwire or via the New York Clearing House Interbank Payments System, or in such other same day funds as the Administrative Agent may at the time determine to be customary for the settlement in New York City of international banking transactions denominated in Dollars, to the account maintained at the Funding Office, designated by the Administrative Agent and notified in writing to the applicable Borrower no later than three Banking Days before each such payment date (each such notice to remain effective unless and until superseded by a subsequent such notice).

(b) Any payment stated to be due hereunder or under any other Loan Document and any Interest Period stated to end on a day numerically corresponding to a given day in a specified month thereafter or on a specified day shall be made or shall end (as the case may be) (i) if there is no such corresponding day, on the last Banking Day of such month or (ii) if such corresponding day or specified day is not a Banking Day, on the next succeeding Banking Day, unless such next succeeding Banking Day falls in a different month, in which case such payment shall be made or such Interest Period shall end on the next preceding Banking Day.

6.2 Computations. Interest and fees payable hereunder shall be computed on the basis of a 360 day year and actual days elapsed; provided, however, that to the extent the Alternative Rate is used at times when such Alternative Rate is calculated pursuant to clause (a) of the definition thereof, such rate shall be determined on the basis of a year of 365 or 366 days and actual days elapsed.

7. CONDITIONS PRECEDENT

7.1 Conditions to First Closing Date Loans. The effectiveness of the obligation of each Bank to make First Closing Date Loans to be made by it hereunder is subject to the condition that the Administrative Agent shall have received duly executed copies of each of the documents listed below, dated the date of its delivery (except as otherwise indicated below):

(a) Executed counterparts of this Agreement.

(b) Executed counterparts of the Escrow Agreement.

(c) Evidence satisfactory to the Administrative Agent that the Tender Offer has been launched.

(d) A certificate of Hylsa, substantially in the form set forth in Exhibit D, together with the attachments specified therein (including the true and correct copies of the IMSA Transaction Agreement, the by-laws (estatutos sociales) of Hylsa, the certified board resolutions authorizing the consummation of the Transactions and the authority of each officer of Hylsa executing the Loan Documents).

(e) An irrevocable written acceptance by CT Corporation System of its appointment as the agent of Hylsa to receive service of process, in such form as the Administrative Agent may reasonably require (together with a power-of-attorney, substantially in the form set forth in Exhibit F, duly notarized under Mexican law to that effect).

(f) Copies of the financial statements of Hylsa referred to in Section 8.1(j).

(g) A certificate dated the First Closing Date, substantially in the form set forth in Exhibit G, to the effect that (i) all authorizations, actions or filings by or with any Governmental Authority and any approvals, consents or waivers of any third party necessary in connection with the Transactions or the continuing operations of Hylsa (other than, with respect to IMSA and the IMSA Transaction, (x) governmental and third party authorizations, actions, filings, approvals, consents and waivers that do not constitute a condition precedent to the deposit on the First Closing Date of the proceeds of the Mandatorily Convertible Debt in the Escrow Account, as provided in the IMSA Transaction Agreement and Escrow Agreement, and (y) any such approvals and authorizations that have been obtained subject to the fulfillment of certain conditions (including the sale, divestment or disposition of assets of Ternium, Hylsa, IMSA, or their respective Affiliates) to the extent that such approvals and authorizations, as so conditioned, do not prevent the consummation of the IMSA Transaction) shall have been obtained and be in full force and effect; and (ii) as of the First Closing Date, no Default or Event of Default has occurred and is continuing.

(h) A certificate substantially in the form set forth in Exhibit H, to the effect that (i) on or prior to the First Closing Date, all conditions precedent to the deposit into the Escrow Account of the proceeds of the Mandatorily Convertible Debt (other than the making of Loans under this Agreement and the making of term loans under the Ternium Loan Agreement) have been satisfied or waived and (ii) the IMSA Transaction will not violate or result in a default, or give rise to a right to require any payment in excess of U.S.$150,000,000 to be made by Hylsa under (x) any material indenture, agreement or other instrument binding upon Hylsa, or (y) any material indenture, agreement or other instrument governing or evidencing Indebtedness of IMSA and its material Subsidiaries (as identified in the IMSA Transaction Agreement) to the extent the repayment, redemption or defeasance of such Indebtedness is not provided for hereunder, under the Ternium Loan Agreement or otherwise on terms and conditions that do not materially and adversely affect the consummation of the Transactions and are not materially adverse to the interests of the Banks.

(i) An opinion of Ritch Mueller, S.C., special Mexican counsel to Hylsa, substantially in the form set forth in Exhibit F and dated the First Closing Date.

(j) An opinion of Jáuregui, Navarrete y Nader, S.C., special Mexican counsel to the Administrative Agent, in such form as the Administrative Agent and the Banks may reasonably require and dated the First Closing Date.

(k) An opinion of Milbank, Tweed, Hadley & McCloy LLP, special New York counsel to the Administrative Agent, in such form as the Administrative Agent and the Banks may reasonably require and dated the First Closing Date.

(l) Copies of wire transfers, receipts or similar documents evidencing payment of all costs, fees, expenses and other compensation that are payable on or prior to the First Closing Date to the Global Coordinator, the Joint Bookrunners, the Mandated Lead Arrangers, the Administrative Agent and the Banks (including the reasonable and documented fees and expenses of counsel to the Administrative Agent) and of any tax, duty, fee or other charge payable on or before such date, in each case in connection with this Agreement and the transactions contemplated herein.

7.2 Conditions to Transaction Closing Date Loans to Hylsa. The obligation of each Bank to make the Transaction Closing Date Loans to be made by it to Hylsa hereunder is subject to the conditions that:

(a) The First Closing Date shall have occurred.

(b) The Administrative Agent shall have received a certificate dated the Transaction Closing Date substantially in the form set forth in Exhibit I, to the effect that all conditions precedent to each of (i) the deposit into the Escrow Account of the proceeds of the Optionally Convertible Debt (other than the deposit into the Escrow Account of (x) the General Advances (as defined in the Ternium Loan Agreement) and the Hylsa Loans the proceeds of which are to be used to purchase, subscribe or otherwise acquire all or a portion of the Optionally Convertible Debt and (y) the IMSA Bank Debt Refinancing Funds) and (ii) the Transaction Closing Date Releases have been satisfied or waived.

7.3 Condition to Transaction Closing Date Loans to IMSA. The obligation of each Bank to make the Transaction Closing Date Loans to be made by it to IMSA hereunder is subject to the condition that the IMSA Assumption Date shall have occurred.

7.4 Conditions to All Loans. The obligation of each Bank to make the Loans to be made by it hereunder on any Disbursement Date (including the initial Disbursement Date) is subject to the further conditions that, on such Disbursement Date:

(a) The Administrative Agent shall have received a notice of borrowing pursuant to Section 2.2.

(b) After giving effect to the disbursement of the Loans on such Disbursement Date, the following statements shall be true and correct (and the giving of the notice of borrowing pursuant to Section 2.2 shall constitute a representation and warranty by the applicable Borrower that on such Disbursement Date such statements are true and correct):

(i) there shall not have occurred and be continuing a Default or an Event of Default; and

(ii) the representations and warranties of each Obligor set forth in Section 8.1 (except the representations and warranties set forth in Section 8.1(l) to the extent there has been a change in applicable law or regulation or in the interpretation thereof since the date of this Agreement), and the representations and warranties of each Obligor made pursuant to the other Loan Documents to which such Obligor is a party, shall be true and correct on and as of such Disbursement Date as if made on and as of such Disbursement Date.

(c) The Administrative Agent shall have received a Principal Note for each Bank in an amount equal to each installment of such Bank’s Loans to be made on such Disbursement Date, dated such Disbursement Date, each substantially in the form set forth in Exhibit A-1 and duly completed.

8. REPRESENTATIONS AND WARRANTIES

8.1 Representations and Warranties of the Obligors. Each Borrower and IMSA Acero represents and warrants to the Administrative Agent and each Bank as follows (provided, however, that (i) each Obligor, notwithstanding any reference in this Section 8.1 to any other Obligor or to any Loan Document or agreement to which such Obligor is not a party, or any action or event involving any other Obligor and not involving such Obligor, makes the following representations and warranties as to itself only and only from and after the date on which such Obligor becomes a party hereto, and no Obligor makes any representation or warranty as to any other Obligor and (ii) IMSA Acero makes only the representations and warranties contained in clauses (a), (b) and (c) below, and makes no other representation or warranty):

(a) Such Obligor is an entity duly organized and validly existing under the laws of its jurisdiction of organization and has all requisite power and authority to own or lease its property and assets and to conduct its business as currently conducted and as proposed to be conducted, and such Obligor has all requisite power and authority to consummate the Transactions. Such Obligor is registered to do business in each jurisdiction in which the nature of the activities carried on by it requires such registration unless failure to so register would not reasonably be expected to have a Material Adverse Effect.

(b) No corporate or shareholder action is required to authorize the Transactions, except for the resolution of the board of directors of such Obligor authorizing the same and, in the case of IMSA, the approval of IMSA’s shareholders’ meeting and of the committees of IMSA’s board of directors.

(c) This Agreement (in the case of each Obligor) and the Joinder Agreement (in the case of IMSA and IMSA Acero) has been duly executed and delivered by such Obligor and constitutes, and each of other Loan Documents to which it is a party, when duly executed and delivered by such Obligor, will constitute, a legal, valid and binding obligation of such Obligor, enforceable against such Obligor in accordance with its terms, subject to applicable bankruptcy, concurso mercantil, insolvency, moratorium and similar laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

(d) Schedule 2 hereto sets forth the correct name of each Material Subsidiary, the jurisdiction of its organization and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by Hylsa and each other Material Subsidiary, all as of the Transaction Closing Date after giving effect to the IMSA Transaction.

(e) From and after the First Closing Date, all governmental authorizations, approvals, licenses and actions of any kind, including exchange control approvals (if any), necessary for such Borrower to authorize the Transactions (other than, with respect to IMSA and the IMSA Transaction, (x) governmental authorizations, approvals, licenses and actions that do not constitute a condition precedent to the deposit on the First Closing Date of the proceeds of the Mandatorily Convertible Debt in the Escrow Account, as provided in the IMSA Transaction Agreement and Escrow Agreement, and (y) any such authorizations and approvals that will have been obtained subject to the fulfillment of certain conditions (including the sale, divestment or disposition of assets of Ternium, Hylsa, IMSA or their respective Affiliates) to the extent that such authorizations and approvals, as so conditioned, do not prevent the consummation of the IMSA Transaction), or required for the validity or enforceability against such Borrower of the Loan Documents to which it is a party, or (except where failure to obtain the same would not reasonably be expected to have a Material Adverse Effect) necessary for such Borrower to operate its business, will have been obtained or performed and will be valid and in full force and effect, will be final and not subject to appeal or renewal, and will be held in the name of such Borrower.

(f) No event has occurred and is continuing or will exist upon the consummation of the Transactions, that constitutes a Default or an Event of Default and none of the execution, delivery and performance of the Loan Documents or consummation of the Transactions (i) requires any consent, authorization, approval or notice under any material indenture, agreement or other instrument of such Borrower (other than notice required to be given by IMSA to the holders of the IMSA Public Debt as a result or consequence of the IMSA Transaction), (ii) would result in a violation of or conflict with any provision of the charter or organization documents of such Borrower, (iii) would result in a material violation of or conflict with any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award applicable to such Borrower or to any of its property or (iv) would result in the creation of (or impose any obligation on such Borrower to create) any Lien upon any of the properties or assets of such Borrower. Such Borrower is in compliance in all material respects with all laws and regulations applicable to it, except where non-compliance would not reasonably be expected to have a Material Adverse Effect.

(g) There are no actions, litigation, proceedings or claims pending or, to the best knowledge of such Borrower, threatened against such Borrower or any of its Material Subsidiaries the adverse determination of which would reasonably be expected to have a Material Adverse Effect.

(h) Such Borrower has good title to its properties and assets free and clear of all Liens except for Permitted Liens and other Liens permitted pursuant to Section 9.12; they enjoy peaceful and undisturbed possession under all leases necessary in any material respect for the operation of their properties and assets; and all such leases are valid and subsisting and are in full force and effect, except where such failure would not reasonably be expected to have a Material Adverse Effect. Such Borrower owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by such Borrower does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, would not be reasonably expected to result in a Material Adverse Effect.

(i) The obligations of such Borrower under this Agreement rank, and its obligations under the other Loan Documents to which such Borrower is a party will rank in priority of payment at least pari passu with all its other present or future unsecured and unsubordinated Indebtedness, except for Indebtedness having priority by operation of law.

(j) Hylsa’s consolidated financial statements as at December 31, 2006 for the fiscal year ended on such date, and for the three-month period ended on March 31, 2007, are complete and correct, have been prepared in accordance with Mexican NIF, and fairly present in all material respects the consolidated financial condition of Hylsa as at such dates and the results of its consolidated operations for such fiscal year or period; Hylsa’s consolidated annual financial statements as at December 31, 2006 and for the fiscal year ended on such date have been audited by PriceWaterhouseCoopers; and no financial statements have been prepared by Hylsa for any period subsequent to March 31, 2007, except such as have been delivered pursuant to Section 9.6.

(k) Since December 31, 2006, there has been no event, development or circumstance that has had or would reasonably be expected to have a material adverse effect on (i) the business, assets, property or financial condition of such Borrower and its Subsidiaries taken as a whole, or (ii) the validity or enforceability of any of the Loan Documents to which such Borrower is a party or the rights or remedies of the Administrative Agent and the Banks hereunder or thereunder, excluding, in each case, any event or circumstance that results solely from (u) the announcement, the pendency or the consummation of the IMSA Transaction, (v) changes in any relevant accounting methodology or official interpretations thereof after the date hereof that apply to such Borrower or any of its Subsidiaries, (w) changes in the economy or financial markets generally in the United States, Mexico or other countries in which such Borrower and its Subsidiaries operate, (x) changes that are the result of factors generally affecting the principal industries and geographic areas in which such Borrower and its Subsidiaries operate, (y) the commencement, occurrence, continuation or escalation of any war, armed hostilities or acts of terrorism in any geographic region in which such Borrower and its Subsidiaries operate; and (z) a decline in the trading price of the shares of such Borrower and/or a failure by such Borrower to meet any estimates of revenues or earnings.

(l) The execution and delivery of the Loan Documents to which such Borrower is a party are not subject to any tax, duty, fee or other charge, including any registration or transfer tax, stamp duty or similar levy, imposed by or within Mexico or any political subdivision or taxing authority thereof or therein.

(m) No withholding in respect of any taxes imposed by or within Mexico or any political subdivision or taxing authority thereof or therein is required to be made from any payment by such Borrower under the Loan Documents to which such Borrower is a party, except that payments in respect of the Loan Documents made to the Administrative Agent or the Banks, to the extent such payments represent interest and commitment fees, will be subject to withholding in respect of Mexican income tax at the rate in effect at the time such payments are made.

(n) Neither such Borrower nor the property of such Borrower has any right of immunity on the ground of sovereignty or otherwise from jurisdiction, attachment (before or after judgment) or execution in respect of any action or proceeding relating in any way to the Loan Documents to which such Borrower is a party that may be brought in the courts of Mexico.

(o) The execution or signing (as the case may be) and the delivery and performance by such Borrower of the Loan Documents to which such Borrower is a party constitute commercial transactions and such Borrower is subject to civil and commercial law with respect to its obligations under the Loan Documents to which such Borrower is a party.

(p) Such Borrower has filed all tax returns required by law to be filed by it and has paid all Taxes levied upon it or any of its properties, assets, income or franchises which are due and payable, except the filing of such tax returns or the payment of such Taxes where the failure so to file or to pay, individually or in the aggregate, would not be reasonably be expected to have a Material Adverse Effect, and except for Taxes being contested in good faith and for which appropriate reserves have been established if required by Applicable NIF. There are no tax liens upon any material assets of such Borrower except for statutory liens for Taxes accruing but not yet due and payable. The charges, accrual and reserves on the books of such Borrower in respect of Taxes for all periods are adequate in the reasonable opinion of such Borrower, and such Borrower does not know of any unpaid assessment for additional taxes for any period or any basis for any such assessment for which adequate provision has not been made in its account.

(q) None of the reports, financial statements, documents, certificates, instruments or other written (including by electronic transmission) information (including the information memorandum dated May 2007) furnished by or on behalf of such Borrower to the Banks in connection with this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. There is no fact known (other than matters of a general economic or political nature which do not affect such Borrower uniquely) to such Borrower which, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect which has not been disclosed in the documents, certificates and instruments delivered to the Banks by or on behalf of such Borrower specifically for use in connection with the transactions contemplated by this Agreement.

(r) Such Borrower will use the proceeds of the Loans solely as set forth in Section 9.1. None of the transactions contemplated in this Agreement (including the borrowings hereunder and the use of the proceeds thereof) will violate or result in a violation of Section 7 of the Securities Exchange Act of 1934, as amended (or any regulations issued pursuant thereto, including Regulations T, U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chapter II, as amended). Margin Stock does not constitute more than 25% of the value of the consolidated assets of such Borrower and its Material Subsidiaries, and such Borrower does not have any present intention that Margin Stock will constitute more than 25% of the value of such assets.

(s) Such Borrower is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(t) Such Borrower does not maintain or contribute to, is not required to maintain or contribute to, and does not have any direct or contingent liability with respect to, any “employee welfare benefit plan”, “employee pension benefit plan” or any other employee benefit, pension, deferred compensation, retirement, welfare benefit or other plan, fund, policy or program that is subject to the laws, rules or regulations of the United States.

(u)(i) Such Borrower is in compliance with any and all applicable laws and regulations relating to the National Workers’ Housing Fund Institute (Instituto del Fondo Nacional de la Vivienda para los Trabajadores or “INFONAVIT”) and the Mexican Social Security Institute (Instituto Mexicano del Seguro Social or “IMSS”) and (ii) the retirement accounts maintained by such Borrower for employees is managed by an approved Administradora de Fondos para Retiro or “AFORES” and are fully funded by the Borrower under applicable law as set forth in this Section 8.1(u), except where non-compliance therewith would not reasonably be expected to have a Material Adverse Effect.

(v) Such Borrower is (i) in compliance with any and all applicable laws, regulations and technical standards (normas técnicas) relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) has received all permits, licenses and other approvals required of it under applicable Environmental Laws to conduct its business and (iii) is in compliance with all terms and conditions of each such permit, license and approval, except where such noncompliance with such applicable Environmental Laws, failure to receive such required permits, licenses or approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and in the reasonable judgment of such Borrower the costs and liabilities associated with the effect of Environmental Laws on such Borrower (including capital or operating expenditures required with respect thereto) would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(w) This Agreement is, and upon execution each of the other Loan Documents to which such Borrower is a party will be, in proper legal form for the enforcement thereof in Mexico against such Borrower; provided that in the event of any legal proceedings brought in the courts of Mexico, a Spanish translation of the documents required in such proceedings that are in the English language prepared by a court-approved translator would have to be approved by the court after such Borrower has been given an opportunity to be heard with respect to the accuracy of the translation and proceedings would thereafter be based on such translated documents. To ensure the enforceability, priority or admissibility in evidence in Mexico of this Agreement or any of the other Loan Documents, it is not necessary that this Agreement or any of the other Loan Documents or any other document or instrument be registered, recorded or filed with any court or other authority in Mexico or be notarized or that any stamp or similar tax be paid on or in respect of this Agreement or any of the other Loan Documents.

(x) No receiver, conciliador or liquidator (or similar person) has been appointed in respect of such Borrower in respect of any part of the material assets of such Borrower; no resolution, order of any court, regulatory body, governmental body or otherwise, or petition or application for an order, has been passed, made or presented for the winding up, concurso mercantil, dissolution or liquidation of such Borrower or for the protection of such Borrower from its creditors; such Borrower has not stopped or suspended payments of its debts, become unable to pay its debts; and, under Applicable NIF, the assets of such Borrower are and, immediately after giving effect to the making of the Loans hereunder and the use of proceeds thereof will be, greater than its liabilities.

9. COVENANTS

9.1 Use of Proceeds. The Borrowers shall use the proceeds of the Loans (a) in the case of the Hylsa Loans, (i) in an aggregate principal amount up to U.S.$1,800,000,000, solely to (x) purchase, subscribe or otherwise acquire all or a portion of the Convertible Debt and/or (y) fund, directly or indirectly, the Fiduciary Trust, (ii) in an aggregate principal amount up to U.S.$200,000,000, solely to effect the Hylsa Debt Refinancing and (iii) in an aggregate principal amount up to U.S.$400,000,000, solely to (x) pay taxes imposed as a condition to, or consequence of, or in connection with, the IMSA Transaction, (y) pay fees and expenses related to the IMSA Transaction and/or (z) pay other obligations arising out of or in connection with the IMSA Transaction, including in respect of stock options, stock awards, deferred compensation benefits, severance payments, retention and transaction bonuses and other similar obligations and (b) in the case of the IMSA Loans, solely to (i) effect the IMSA Bank Debt Refinancing and the IMSA Public Debt Refinancing and/or (ii) pay fees and expenses related to the IMSA Bank Debt Refinancing and the IMSA Public Debt Refinancing. No part of the proceeds from the Loans will be used in violation of Section 7 of the Securities Exchange Act of 1934, as amended (or any regulations issued pursuant thereto, including Regulations T, U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chapter II, as amended). Margin Stock shall not at any time constitute more than 25% of the value of the consolidated assets of the Borrowers and their Subsidiaries.

9.2 Maintenance of Existence; Properties. Each Borrower shall at all times preserve and keep in full force and effect (i) its corporate existence and (ii) except to the extent failure to do so would not reasonably be expected to have a Material Adverse Effect, its respective rights, properties and franchises necessary or desirable in the normal course of business, except as permitted under Section 9.14; provided, however, that the Borrowers may consummate the Transaction Merger and any merger or consolidation permitted under Section 9.15. Without limiting the generality of the foregoing, except as permitted under Section 9.14 or 9.15, each Borrower shall preserve and maintain all of its material properties, owned or leased, used or useful in the conduct of its business, in good working order and condition, ordinary wear and tear and casualty and condemnation excepted.

9.3 Maintenance of Insurance. Each Borrower shall maintain insurance on its property, assets and businesses with financially sound and reputable insurers against the risks and in such amounts as are generally customary for companies of like size in similar businesses or as may be required by applicable law, regulation, rule or order, except to the extent that failure to do so would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

9.4 Payment of Taxes and other Obligations. (a) Each Borrower shall pay all Taxes imposed upon it or any of its properties or assets or in respect of any of its franchises, business, income or profits when the same become due and payable, but in any event before any penalty or interest accrues thereon, which by law have, or are reasonably expected to, become a Lien upon any of the properties or assets of such Borrower; provided that no such Tax need be paid if (i) failure to do so would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect, or (ii) it is being contested in good faith by appropriate proceedings promptly initiated and diligently conducted and if such reserves or other appropriate provision, if any, as shall be required by Applicable NIF shall have been made therefor. No Borrower shall consent to or permit the filing of or be a party to any consolidated income tax return on behalf of itself or any Subsidiary with any Person (other than a Subsidiary).

(b) Each Borrower shall pay all of its obligations and all claims (including claims for labor, services, materials and supplies) for sums which have become payable, in each case which by law have, or are reasonably expected to, become a Lien upon any of the properties or assets of such Borrower; provided that no such obligation or claim need be paid if (i) failure to do so would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect, or (ii) it is being contested in good faith by appropriate proceedings promptly initiated and diligently conducted and if such reserves or other appropriate provision, if any, as shall be required by Applicable NIF shall have been made therefor.

9.5 Governmental Authorizations; Compliance with Laws and Material Contractual Obligations. Each Borrower shall obtain, make and keep in full force and effect all authorizations, approvals, licenses and actions from and registrations with Governmental Authorities that may be required or necessary for the validity or enforceability against such Borrower of the Loan Documents to which such Borrower is a party and that may be required for the issuance, validity or enforceability of the Notes. Each Borrower shall comply with all applicable laws, rules, regulations, orders, writs, judgments, injunctions, decrees, determinations and awards (including any Environmental Laws) and all indentures, agreements or other instruments binding on, or necessary for the operation of the business of, such Borrower, except where (i) they are being contested in good faith by appropriate proceedings promptly initiated and diligently conducted and if reserves or other appropriate provisions are made if required by Applicable NIF or (ii) the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

9.6 Reporting Requirements of the Borrowers. Each Borrower shall deliver to the Administrative Agent for distribution to the Banks:

(a) as soon as available and in any event within 60 days after the end of each of the first three quarters of each fiscal year of the Borrowers, consolidated statements of income and changes in financial position of such Borrower and its Subsidiaries for such quarter, and the related consolidated balance sheets as at the end of such period, setting forth in each case in comparative form the corresponding figures for the corresponding quarter in the preceding fiscal year, accompanied by a certificate of a Responsible Officer of such Borrower, which certificate shall (i) state that said financial statements fairly present in all material respects the consolidated financial condition and results of operations of such Borrower and its Subsidiaries in accordance with Applicable NIF, consistently applied, as at the end of, and for, such quarter (subject to normal year-end audit adjustments), (ii) that no Default or Event of Default has occurred and is continuing and (iii) for every fiscal quarter ending after the First Closing Date, set forth in reasonable detail the calculations necessary to demonstrate as of the last day of such fiscal quarter compliance with Sections 9.10 and 9.11;

(b) as soon as available and in any event within 120 days after the end of each fiscal year of the Borrowers, consolidated statements of income and changes in financial position of such Borrower and its Subsidiaries for such year and the related consolidated balance sheets as at the end of such year, setting forth in each case in comparative form the corresponding figures for the preceding fiscal year, and accompanied by an opinion thereon of independent certified public accountants of recognized international standing, which opinion shall state that said financial statements fairly present in all material respects the consolidated financial condition and results of operations of such Borrower and its Subsidiaries as at the end of, and for, such fiscal year in accordance with Applicable NIF, consistently applied, and a certificate of a Responsible Officer of such Borrower (i) stating that no Default or an Event of Default has occurred and is continuing, (ii) setting forth, in reasonable detail, the sales of assets which have occurred in such fiscal year pursuant to Section 9.14 and the Capital Expenditures made by the Borrowers in such fiscal year pursuant to Section 9.16 and (iii) setting forth in reasonable detail the calculations necessary to demonstrate compliance with Sections 9.10 and 9.11;

(c) promptly (and in any event within five days) after a Responsible Officer of any Borrower knows that any Default or Event of Default has occurred, to the extent such Default or Event of Default is continuing, a written notice of such event describing the same in reasonable detail and, together with such notice, a description of the action that the Borrowers have taken and propose to take with respect thereto;

(d) from time to time such other information regarding the financial condition, operations or business of such Borrower and its Material Subsidiaries as any Bank may reasonably request; provided that such Borrower shall not be required to provide commercially, tax, corporate or regulatory sensitive information or projections; and

(e) no later than ten Banking Days after a Responsible Officer of either Borrower obtains knowledge thereof, notice of (i) all legal or arbitral proceedings and all proceedings by or before any governmental or regulatory authority or agency affecting such Borrower or a Subsidiary of such Borrower that would reasonably be expected to materially adversely affect such Borrower and its Subsidiaries, taken as a whole, and, if requested by the Administrative Agent, any development in respect of such legal or other proceedings, and (ii) any proceedings by or before any Governmental Authority for the purpose of revoking, terminating, withdrawing, suspending, modifying or withholding any government approval necessary for the execution, delivery or performance by such Borrower or any other Person of its respective obligations, or the exercise of its respective rights, under the Loan Documents to which it is a party, in each case that would reasonably be expected to result in a Material Adverse Effect.

9.7 Inspection Rights. Each Borrower shall keep proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to their business and activities. Each Borrower shall permit representatives of the Administrative Agent, at the Administrative Agent’s expense, with reasonable prior notice and during normal business hours, to visit and inspect any of its properties, and to discuss its affairs, finances and accounts with a Responsible Officer, all at such reasonable times and as often as may reasonably be desired.

9.8 Change of Business. Each Borrower shall ensure that there is no material change in the nature of its business, whether by a single transaction or a number of related or unrelated transactions, whether at one time or over a period of time and whether by disposal, acquisition or otherwise. Investments permitted by Section 9.18 in the nature of vertical integration or horizontal integration in businesses ancillary or related to the existing businesses of the Borrowers and their Subsidiaries taken as a whole shall not be deemed to violate this Section 9.8.

9.9 Pari Passu. Each Borrower agrees that obligations hereunder and under the Loan Documents to which it is a party will rank in priority of payment at least pari passu with all its other present and future unsecured and unsubordinated obligations resulting from any Indebtedness, except for Indebtedness having priority by operation of law.

9.10 Leverage Ratio. The Borrowers shall not permit the Leverage Ratio to be greater than the following respective ratios at any time during the following respective periods:

Period	Ratio
From the First Closing Date until the first anniversary of the First Closing Date	3.75 to 1.00

From the first anniversary of the First Closing Date until the third anniversary of the First Closing Date	3.50 to 1.00

Thereafter	3.00 to 1.00

9.11 Interest Coverage Ratio. The Borrowers shall not permit the ratio of EBITDA for any period of four consecutive fiscal quarters of the Borrowers to Interest Expense for such period to be less than 3.00 to 1.0.

9.12 Liens and Encumbrances of the Borrowers. Neither Borrower shall create, assume, incur or suffer to be created, assumed or incurred or to exist any Lien in respect of any property of any character of such Borrower (whether held on the date hereof or hereafter acquired); provided that the provisions of this Section shall not prohibit:

(a)(i) Liens existing on the date hereof as set forth in Schedule 1 hereto, and the replacement, extension or renewal of any such Liens, provided that (A) such extension, renewal or replacement does not extend to any property other than that originally subject to the Lien being extended, renewed or replaced, (B) such extension, renewal or replacement is in connection with the renewal or refinancing of the Indebtedness or other obligation secured thereby and (C) the principal amount of such Indebtedness or other obligation secured by such Lien is not increased;

(ii) Liens on short-term Existing Accounts Receivable pledged to secure Indebtedness to any entity pursuant to trade financing agreements; provided the amount of short term Existing Accounts Receivable subject to such Liens does not at any time exceed U.S.$200,000,000 in the aggregate (computed, prior to the Transaction Merger Date, on a combined basis as to Hylsa and IMSA);

(iii) Liens (other than Liens otherwise permitted by any other clause of this Section) to secure Indebtedness and/or Derivatives Obligations, provided that on the date of creation of any such Lien and the addition of any property or assets to be covered by such Lien, the fair value of the property or other assets subject to such Liens does not exceed U.S.$200,000,000 in the aggregate (computed, prior to the Transaction Merger Date, on a combined basis as to Hylsa and IMSA);

(iv) Liens existing on property at the time of its acquisition, but only if (A) any such Lien was not created in connection with such acquisition and (B) the principal amount of the Indebtedness or other obligation secured by any such Lien is not increased after such acquisition, and the extension, renewal or replacement of any such Lien, provided that (1) such extension, renewal or replacement does not extend to any property other than that originally subject to the Lien being extended, renewed or replaced, (2) such extension, renewal or replacement is in connection with the renewal or refinancing of the Indebtedness or other obligation secured thereby and (3) the principal amount of such Indebtedness or other obligation secured by such Lien is not increased;

(v) Liens on property of a Person existing at the time such Person is merged into or consolidated with either Borrower, but only if (A) such Liens were not created in connection with such merger or consolidation, (B) such Liens do not extend to any assets other than those of the Person merged into or consolidated with the applicable Borrower and (C) the principal amount of the Indebtedness or other obligation secured by such Liens is not increased after such merger or consolidation, and the extension, renewal or replacement of any such Lien; provided that (1) such extension, renewal or replacement does not extend to any property other than that originally subject to the Lien being extended, renewed or replaced, (2) such extension, renewal or replacement is in connection with the renewal or refinancing of the Indebtedness or other obligation secured thereby and (3) the principal amount of such Indebtedness or other obligation secured by such Lien is not increased; and

(vi) Liens not otherwise permitted by clauses (i) through (v) above which secure Indebtedness and other obligations, provided that, immediately after giving effect thereto, (A) the aggregate amount of all outstanding Indebtedness and other obligations secured by Liens pursuant to this clause (vi) does not exceed U.S.$200,000,000 (computed, prior to the Transaction Merger Date, on a combined basis as to Hylsa and IMSA) and (B) no Default or Event of Default shall have occurred and be continuing.

(b) any Lien on any property acquired by either Borrower after the date hereof securing the purchase price of such property or securing Indebtedness incurred or assumed to finance all or any part of the purchase price of such property, but only if such Lien is confined solely to the property so acquired and such Lien is created within three months after the acquisition of such property by the applicable Borrower, and the extension, renewal or replacement of any such Lien; provided that (i) such extension, renewal or replacement does not extend to any property other than that originally subject to the Lien being extended, renewed or replaced, (ii) such extension, renewal or replacement is in connection with the renewal or refinancing of the Indebtedness or other obligation secured thereby and (iii) the principal amount of such Indebtedness or other obligation secured by such Lien is not increased;

(c) Liens on capital stock of any Person acquired by either Borrower after the date hereof; and

(d) Permitted Liens.

9.13 Transactions with Affiliates. Neither Borrower shall enter into directly or indirectly any transaction or group of related transactions (including the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than transactions between or among the Borrowers and their Subsidiaries and/or between or among the Borrower’s Subsidiaries), except upon commercially reasonable terms that comply with applicable laws and regulations.

9.14 Sales of Assets. Neither Borrower shall sell, transfer, lease or otherwise dispose of any Material Tangible Assets owned as of the date hereof (the “Existing Material Tangible Assets”) or any Material Tangible Assets (excluding capital stock of entities other than special purpose vehicles created for holding property, plant and equipment) hereafter acquired that directly or indirectly replace, renew, improve or repair Existing Material Tangible Assets or other Material Tangible Assets (excluding, in the case of such other Material Tangible Assets, capital stock of entities other than special purpose vehicles created for holding property, plant and equipment) that directly or indirectly have replaced, renewed, improved or repaired Existing Material Tangible Assets except (i) sales, transfers and other dispositions of Material Tangible Assets in the ordinary course of business on commercially reasonable terms; (ii) sales, transfers, leases or other dispositions of Material Tangible Assets to Ternium or any of its Subsidiaries upon commercially reasonable terms that comply with applicable laws and regulations; (iii) sales, transfers, leases or other dispositions of Material Tangible Assets to the extent that the net proceeds thereof received by the applicable Borrower are applied directly or indirectly within 180 days after such receipt to (x) permanently repay or prepay outstanding Indebtedness of the types described in clauses (a) and (b) of the definition thereof of such Borrower and/or to acquire or construct, or (y) refinance Indebtedness incurred not more than three months prior to the date of such sale, transfer, lease or other disposition for the purpose of acquiring or constructing, assets (including a controlling stake in any Person directly or indirectly holding assets) to be used by such Borrower in the same or related lines of business; (iv) sales, transfers, leases or other dispositions of Material Tangible Assets not otherwise permitted pursuant to subsections (i) through (iii) above, provided that each such sale, transfer, lease or other disposition under this subsection (iv) is for fair market value and at the time of such transaction and after giving effect thereto (A) the aggregate book value of such Material Tangible Assets subject to all such dispositions made after the date hereof pursuant to this subsection (iv) (calculated, in the case of each such disposition, by reference to the financial statements of each Borrower referred to in Section 9.6(a) or (b), as the case may be, most recently delivered to the Administrative Agent prior to the date of such disposition) does not exceed in the aggregate in any fiscal year the sum of U.S.$200,000,000 (computed, prior to the Transaction Merger Date, on a combined basis as to Hylsa and IMSA and pro rated, in the case of the fiscal year ending in 2007, for the number of days in such fiscal year from and after the date hereof) plus the Asset Sale Carryover Amount with respect to the previous fiscal year and (B) no Default or Event of Default shall have occurred and be continuing; and (v) sales, transfers, leases or other dispositions of Material Tangible Assets to any Person if, prior to the consummation of such transaction, the applicable Borrower delivers to the Administrative Agent a certificate demonstrating in reasonable detail that, after giving pro forma effect to such transaction, the Borrowers would reasonably be expected to be in compliance with Sections 9.10 and 9.11.

9.15 Consolidations, Mergers, Etc. Neither Borrower shall, nor shall either Borrower permit any of its Material Subsidiaries to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with such Borrower or such Material Subsidiary, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all of such Borrower’s or such Material Subsidiary’s assets, or all or substantially all of the capital stock or other equity interests of any of such Borrower’s Material Subsidiaries that such Borrower beneficially owns (in each case, whether now owned or hereafter acquired), or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default or Event of Default shall have occurred and be continuing: (i) subject to clause (vi) below, any Person may merge into either Borrower in a transaction in which such Borrower is the surviving corporation, (ii) any Person may merge into any Material Subsidiary in a transaction in which the surviving entity is a Material Subsidiary or a Person that is a direct Subsidiary of either Borrower that such Borrower has, by written notice to the Administrative Agent, designated as a “Material Subsidiary” for all purposes of this Agreement, (iii) any Subsidiary may sell, transfer, lease or otherwise dispose of its assets to either Borrower or to another Subsidiary, (iv) this Section shall not prohibit any transaction that constitutes the sale, transfer, lease or other disposition of assets of either Borrower or any Material Subsidiary that is permitted by Section 9.14 and shall not permit any transaction that constitutes the sale, transfer, lease or other disposition of assets of either Borrower that is prohibited by Section 9.14, (v) any Material Subsidiary of either Borrower may enter into any such transaction with Ternium or any Subsidiary of Ternium if, prior to the consummation of such transaction, such Borrower delivers to the Administrative Agent a certificate demonstrating in reasonable detail that, after giving pro forma effect to such transaction, (a) Free Cash Flow for the period of four consecutive fiscal quarters of the Borrowers ending on or most recently ended prior to the date such transaction is consummated would not have been reduced by more than 15% if such transaction had occurred on the first day of such period and (b) the sum of the percentage reductions referred to in the preceding clause (a) for all such transactions consummated after the date hereof shall not exceed 15% and (vi) Hylsa and IMSA may merge pursuant to the Transaction Merger, provided that, prior to or concurrently with the effectiveness of the Transaction Merger, the Administrative Agent shall have received (A) a certified copy of the agreement governing the Transaction Merger, duly executed and delivered by each party thereto, and/or certified copies of the relevant shareholder resolutions of Hylsa and IMSA, (B) an opinion of counsel reasonably acceptable to the Administrative Agent, dated the Transaction Merger Date, covering the Transaction Merger and the matters applicable to the Surviving Corporation, mutatis mutandis, covered by the opinion delivered by Hylsa pursuant to Section 7.1(i) and (C) an irrevocable written acceptance by CT Corporation System of its appointment as the agent of the Surviving Corporation to receive service of process, in such form as the Administrative Agent may reasonably require (together with a power-of-attorney, substantially in the form set forth in Exhibit F, duly notarized under Mexican law to that effect), but only to the extent that the Surviving Corporation would not be covered by any acceptances by CT Corporation System theretofore delivered hereunder.

9.16 Capital Expenditures. Neither Borrower will permit the aggregate amount of Capital Expenditures by such Borrower to exceed U.S.$300,000,000 in the aggregate (computed, prior to the Transaction Merger Date, on a combined basis as to Hylsa and IMSA) in any fiscal year plus any Capex Carryover Amount with respect to the previous fiscal year, provided that this Section 9.16 shall not restrict the amount of Capital Expenditures made by any Borrower during any fiscal year ending on or after the last day of any period of two consecutive fiscal quarters during which the Leverage Ratio is less than 3.00 to 1.0.

9.17 Restricted Payments. If at the time thereof or immediately after giving effect thereto any Default or Event of Default shall have occurred and be continuing or would result there from, neither Borrower will pay any dividend on, or repurchase or redeem, any of the shares of its capital stock.

9.18 Investments. Neither Borrower will make any Investment, other than Investments which are part of, or are related to, the lines of business of one or more of the businesses of such Borrower, its Subsidiaries, Ternium or any of its Subsidiaries.

9.19 Accounting Changes. Neither Borrower will change the dates on which its fiscal quarters will end, provided that each Borrower may make such a change if such change shall be required by applicable Mexican law or regulation or as a result of any change in Applicable NIF.

9.20 No Restrictions on Dividends by Material Subsidiaries. Neither Borrower will suffer to be created, assumed or remain outstanding any contractual restriction that would directly or indirectly prohibit or materially restrict any Material Subsidiary from declaring or paying any dividend on the capital stock of such Material Subsidiary or the such Borrower from receiving, directly or indirectly, the proceeds of such dividend; provided, however, that each Borrower may permit any such prohibition or restriction in any agreement governing Indebtedness solely to the extent that it imposes a condition that no default or event of default shall have occurred under such agreement and/or a condition that such action must comply with applicable laws and regulations.

9.21 Convertible Debt. Neither Borrower (to the extent such Borrower holds any Convertible Debt) shall, nor shall such Borrower permit any of its Subsidiaries (to the extent any such Subsidiary holds any Convertible Debt) to, (x) consent to any amendment, modification or waiver of the terms or conditions of any of the Convertible Debt Documents that would affect the convertibility or the terms of subordination of, or bring forward the date of any payment of principal, interest or other amounts under, the Mandatorily Convertible Debt or the Optionally Convertible Debt or (y) purchase, redeem, retire or otherwise acquire for value, or set apart any money for a sinking, defeasance or other analogous fund for the purchase, redemption, retirement or other acquisition of, or make any voluntary payment or prepayment of the principal or interest on, or any other amount owing in respect of, any of the Convertible Debt, except, for regularly scheduled payments, prepayments or redemptions of principal and interest in respect thereof required pursuant to the Convertible Debt Documents.

10. EVENTS OF DEFAULT

10.1 Events of Default. If one or more of the following events of default (each an “Event of Default”) shall have occurred and be continuing, the Administrative Agent and the Banks shall be entitled to the remedies set forth in Section 10.2.

(a) Either Borrower fails to pay any principal of or interest on any Loan or other amount hereunder or under the Notes issued by such Borrower as and when such amount becomes payable (whether at stated maturity, prepayment, acceleration, demand or otherwise); provided that in the case of any failure to pay interest on any Loan or any other amount other than principal due hereunder or under the Notes, such failure shall continue unremedied for three Banking Days following the date such interest or other amount became due and payable.

(b) Any Borrower fails to perform or observe any covenant or agreement applicable to it set forth in Article 9 (excluding clause (ii) of Section 9.2 and Sections 9.3, 9.4, 9.5, 9.6(a), (b) and (d), 9.7, 9.13, 9.14 (but only to the extent any such breach of Section 9.14 results from a disposition of an asset to a Person other than an Affiliate of the Borrowers), 9.15 and 9.19).

(c) Any Borrower fails to perform or observe any covenant or agreement applicable to it set forth in clause (ii) of Section 9.2 or in Sections 9.3, 9.4, 9.5, 9.6(a), (b) and (d), 9.7, 9.13, 9.14 (to the extent any such breach of Section 9.14 results from a disposition of an asset to a Person other than an Affiliate of the Borrowers), 9.15 and 9.19 and such failure continues unremedied for 30 days after the earlier of the date on which (x) any Responsible Officer knows of such failure and (y) written notice thereof shall have been given to the applicable Borrower by the Administrative Agent or any Bank.

(d) Any Borrower fails to perform or observe any other covenant or agreement contained in any Loan Document to which such Borrower is a party other than those referred to in paragraphs (a), (b) and (c) above to be performed or observed by it and such failure continues unremedied for 30 days after written notice thereof has been given to the applicable Borrower by the Administrative Agent or any Bank.

(e) Any representation or warranty of any Obligor in any Loan Document to which such Obligor is a party or any other document delivered in connection therewith proves to have been incorrect, incomplete or misleading in any material respect at the time it was made or repeated or deemed to have been made or repeated.

(f) Any Borrower (i) shall fail (as principal or as guarantor or other surety) to make any payment of principal or interest (regardless of amount) under one or more agreements, indentures or instruments relating to any other Indebtedness or Derivative Obligations of such Borrower having principal amounts (or, in the case of Derivative Obligations, Agreement Values) in excess of U.S.$50,000,000 (or its equivalent in any other currency) in the aggregate principal amount outstanding, when and as the same shall become due and payable after giving effect to any applicable grace of period, if any, provided in the instrument or agreement under which such Indebtedness or Derivative Obligation was created, except when the failure to make such payment resulted from the malfunctioning or shutdown of any wire transfer or other payment system to make such payment and (x) such Borrower’s debt is not accelerated due to its failure to pay as already stated, and (y) such Borrower makes alternate payment arrangements within two Banking Days of such malfunction or shutdown, or (ii) is in default in the performance of or compliance with any term of one or more agreements, indentures or instruments relating to any other Indebtedness or Derivative Obligations of such Borrower having principal amounts (or, in the case of Derivative Obligations, Agreement Values) in excess of U.S.$50,000,000 (or its equivalent in any other currency) in the aggregate principal amount outstanding or any other condition exists, and as a consequence of such default or condition such Indebtedness or Derivative Obligations has become, or has been declared, due and payable before its scheduled maturity or before its regularly scheduled dates of payment (or otherwise requires the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity); provided that any declaration by the holders (or the trustee or custodian for the holders) of the IMSA Public Debt that the principal amount thereof has become due and payable before its scheduled maturity shall not constitute an Event of Default so long as IMSA repays in full such principal amount within 30 days of such declaration.

(g) Any Borrower initiates a proceeding for liquidation or is dissolved (other than, in the case of any Material Subsidiary, as a result of a merger of such Material Subsidiary into either Borrower or a Subsidiary of either Borrower permitted under Section 9.15), or any Borrower (i) fails or is unable to pay its debts generally as they become due, (ii) commences a voluntary case in bankruptcy or any other action or proceeding for any other relief under any law affecting creditors’ rights that is similar to a bankruptcy or concurso mercantil law, (iii) consents by answer or otherwise to the commencement against it of an involuntary case in concurso mercantil, quiebra, bankruptcy or any other such action or proceeding, or a proceeding is commenced in an involuntary case in concurso mercantil, quiebra or bankruptcy in respect of such Borrower or any of its property if such proceeding is not dismissed or stayed on or before the 60th Court Day after the entry thereof or if any such dismissal or stay ceases to be in effect or if any relief sought in any such proceeding is granted, (iv) applies for or consents to the appointment of, or the taking of possession by, a receiver, custodian, conciliador, síndico, trustee or liquidator of itself or of all or a substantial part of its property, (v) makes a general assignment for the benefit of its creditors, (vi) files a petition seeking to take advantage of any other law relating to bankruptcy, concurso mercantil, quiebra, insolvency, reorganization, liquidation, winding-up, or composition or readjustment of debts, or seeks to take advantage of any applicable insolvency law or (vii) passes a resolution or takes any similar corporate action for the purpose of effecting any of the foregoing or the equivalent thereof (if any) under the law of Mexico or any other jurisdiction.

(h) A final judgment or judgments shall be rendered by any Governmental Authority against any Borrower for the payment of money in excess of U.S.$50,000,000 (or its equivalent in any other currency) in the aggregate, and any one of such judgments shall not be discharged or execution thereon stayed pending appeal (or other legal proceeding relating to such judgments) within 60 Court Days after service of the relevant enforcement petition upon such Borrower, or, in the event of such a stay, such judgment shall not be paid or discharged within 60 Court Days after such stay expires.

(i) Any governmental or other consent, license, approval, permit or authorization which is now or may in the future be necessary under any applicable of law for the execution, delivery, or performance by any Borrower of any of the Loan Documents to which such Borrower is a party or to make any such Loan Document legal, valid, enforceable and admissible in evidence shall not be obtained or shall be withdrawn or revoked or shall cease to be in full force and effect, or shall be modified in any manner that would have a material adverse effect on the rights or remedies of the Administrative Agent or the Banks.

(j) It is or becomes unlawful for any Borrower to perform or comply with any one or more of its material obligations under any of the Loan Documents to which such Borrower is a party as a result of any law, regulation or decree being promulgated by any Governmental Authority or any of such Borrower’s obligations under any such Loan Document shall cease to be valid, binding or enforceable (or such Borrower shall so assert in writing) or such Borrower shall deny or disaffirm any of its obligations thereunder.

(k) Ternium, or such of Ternium’s successors and assigns who shall have assumed Ternium’s obligations under the Ternium Loan Agreement, fails to maintain Control of Hylsa or, after the Transaction Closing Date, IMSA.

(l) Either IMSA and IMSA Acero fails to, within six Banking Days after the Transaction Closing Date, (i) duly execute and deliver to the Administrative Agent the Joinder Agreement (and each Lender hereby consents to the execution of the Joinder Agreement by the Administrative Agent), and (ii) deliver to the Administrative Agent (x) a certificate of each of IMSA and IMSA Acero, in each case dated the IMSA Assumption Date and covering the Joinder Agreement and the matters applicable to such Obligor, mutatis mutandis, covered by the certificate delivered by Hylsa pursuant to Section 7.1(d), (y) an opinion of counsel reasonably acceptable to the Administrative Agent, dated the IMSA Assumption Date, covering the Joinder Agreement and the matters applicable to IMSA or IMSA Acero, mutatis mutandis, covered by the opinion delivered by Hylsa pursuant to Section 7.1(i) and (z) an irrevocable written acceptance by CT Corporation System of its appointment as the agent of IMSA and IMSA Acero to receive service of process, in such form as the Administrative Agent may reasonably require (together with a power-of-attorney, substantially in the form set forth in Exhibit F, duly notarized under Mexican law to that effect).

10.2 Default Remedies. If any Event of Default shall occur and be continuing, the Administrative Agent shall, upon the request of the Required Banks, by written notice to the Borrowers, (a) declare the Loan Commitments terminated, whereupon the Loan Commitment of each Bank hereunder shall terminate, and (b) declare all amounts payable by the Borrowers hereunder and under the Notes that would otherwise be due after the date of such termination to be immediately due and payable, whereupon all such amounts shall become immediately due and payable, all without diligence, presentment, demand of payment, protest or further notice of any kind, which are expressly waived by the Borrowers; provided, however, that if any event of any kind referred to in Section 10.1(g) occurs, then the Loan Commitment of each Bank hereunder shall immediately terminate, and all amounts payable by the Borrower hereunder and under the Notes that would otherwise be due after the occurrence of such event shall become immediately due and payable without any such notice or other preliminary action by the Banks, all of which are expressly waived by the Borrowers.

10.3 Rights Not Exclusive. The rights provided for herein are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law.

11. ASSIGNMENTS AND ASSUMPTIONS.

11.1 Assignment. Any Bank may at any time and from time to time assign to a Mexican Bank (acting through a Mexican or offshore Lending Branch) or to a bank or other financial institution that is registered as a foreign financial institution with the Mexican Ministry of Finance and Public Credit for purposes of Article 195, Section I (or any successor provision), of the Mexican Income Tax Law (Ley del Impuesto sobre la Renta) for so long as such requirement remains applicable and that is (or the main office of which is, if acting through a branch or agency) in a jurisdiction with which Mexico has entered into a treaty for the avoidance of double taxation that is in effect (“Purchasing Bank”), pursuant to, and subject to the terms of, an Assignment Agreement executed by such Purchasing Bank, such transferor Bank and the Administrative Agent, all or any part of the Loan owing to and any Notes held by such Bank and any other interest of such Bank hereunder; provided, however, that (a) any transfer or assignment by a Bank to any Purchasing Bank, other than to an Affiliate of such assigning Bank or to another Bank or an Affiliate of another Bank, of a portion of its rights hereunder or under its Notes shall not be for an amount less than U.S.$10,000,000 or a higher integral multiple of U.S.$500,000 in each instance, (b) each such assignment shall be of a uniform, and not varying, percentage of all rights and obligations under this Agreement, (c) each such assignment shall be of an equal percentage of Hylsa Tranche A Loans, Hylsa Tranche B Loans, IMSA Tranche A Loans and IMSA Tranche B Loans, (d) the Administrative Agent shall have consented to such proposed assignment (which consent shall not be unreasonably withheld), unless the assignment is to an Affiliate of the assigning Bank or to another Bank or an Affiliate of another Bank, (e) the Administrative Agent shall have notified the Borrowers of such proposed assignment and provided contact information for such Purchasing Bank to the Borrowers and, unless the assignment is to an Affiliate of the assigning Bank or to another Bank or an Affiliate of another Bank (so long as any such assignment to an Affiliate of the assigning Bank, another Bank or an Affiliate of another Bank does not result in amounts payable to such Purchasing Bank under Section 5.1(a) or Section 14.4, immediately after giving effect to such assignment, being greater than the amount payable to or for the benefit of the assigning Bank), or an Event of Default has occurred and is continuing, the Borrowers shall have notified the assigning Bank and the Administrative Agent, within ten Banking Days of the Borrowers’ receipt of such notice, of the Borrowers’ approval of such assignment (such approval not to be unreasonably withheld or delayed; it being understood that it would be reasonable for the Borrowers to withhold their approval if, immediately after giving effect to such assignment, the amounts payable to or for the benefit of the Purchasing Bank under Section 5.1(a) or Section 14.4 would be greater than the amounts payable to or for the benefit of the assigning Bank on the date of such assignment) and if the Borrowers have not notified the assigning Bank and the Administrative Agent of their approval or disapproval of such assignment by such date, the Borrowers shall be deemed to have given their approval and (f) the Borrowers shall in no event be responsible for the payment of any taxes, fees, expenses or other costs associated with any assignment of all or any part of any Loan hereunder by any Bank. Upon (i) such execution of such Assignment Agreement, (ii) delivery of an executed copy thereof to the Borrowers and the Administrative Agent, (iii) receipt by the Administrative Agent of a recordation fee of U.S.$5,000, provided that no such fee shall be payable in the case of an assignment to an Affiliate of the assigning Bank and (iv) payment by such Purchasing Bank to such transferor Bank of an amount equal to the purchase price agreed between them, such Purchasing Bank shall for all purposes be a Bank party to this Agreement and shall have all the rights of a Bank under this Agreement to the same extent as if it were an original party hereto, and no further consent or action by the Borrowers, the Banks or the Administrative Agent shall be required. Such Assignment Agreement shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Bank as a Bank. Promptly after the consummation of any transfer of all or any part of a Loan to a Purchasing Bank pursuant hereto, the transferor Bank, the Administrative Agent and the Borrowers shall make appropriate arrangements so that replacement Notes are issued to such transferor Bank, if applicable, and new Notes are issued to such Purchasing Bank, in each case in principal amounts reflecting the principal amount of the Loan so transferred. No Note shall be assigned except in connection with the assignment by a Bank of such Bank’s related rights under this Agreement.

11.2 Participations. Any Bank may at any time sell to one or more banks or financial institutions (each a “Participant”) participating interests in the Loans owing to or Notes held by such Bank or any other interest of such Bank hereunder. Notwithstanding any such sale by a Bank of participating interests to a Participant, such Bank’s rights and obligations under this Agreement shall remain unchanged, such Bank shall remain solely responsible for the performance thereof, such Bank shall remain the holder of any such Notes for all purposes under this Agreement (except as expressly provided below), and the Borrowers and the Administrative Agent shall continue to deal solely and directly with such Bank in connection with such Bank’s rights and obligations under this Agreement. The Borrowers agree that each Participant shall be entitled to the benefits of Sections 5.1 and 14.4; provided that no Participant shall be entitled to receive any greater amount pursuant to such sections than the transferor Bank would have been entitled to receive in respect of the amount of the participating interest transferred by such transferor Bank to such Participant had no such transfer occurred. In no event shall a Bank that sells a participation agree with the Participant to take or refrain from taking any action hereunder or under any Notes and each Bank agrees that any agreement between such Bank and any such Participant in respect of such participating interest shall provide that such Bank shall retain the sole right, responsibility and discretion to enforce the obligations of the Borrowers hereunder or under any Notes including the right to agree to any amendment, supplement, waiver or modification to this Agreement or any other document delivered hereunder; provided that such Bank may agree with the Participant that it will not, without the consent of the Participant, agree to extend the final maturity of any amount owing hereunder or under the Notes or any regularly scheduled installment thereof or reduce the rate or extend the time of payment of interest thereon or fees payable hereunder or reduce the principal amount thereof (except as expressly provided herein or in the Notes) or increase the amount of such Bank’s Loans hereunder or modify such Bank’s Pro Rata Share hereunder.

11.3 Disclosure of Information. Each Borrower authorizes each Bank to disclose to any Participant or Purchasing Bank (each, a “Transferee”) and any prospective Transferee any and all financial and other information in such Bank’s possession concerning such Borrower that has been delivered to such Bank by either Borrower pursuant to this Agreement or which has been delivered to such Bank by either Borrower prior to entering into this Agreement in connection with such Bank’s credit evaluation of the Borrowers; provided that no such information shall be furnished to a Transferee or a prospective Transferee that has not agreed in writing to be bound by the terms of Section 15.15.

11.4 Pledge by Banks. Any Bank may at any time pledge, or assign a security interest in, all or any portion of its rights under this Agreement to secure obligations of such Bank to any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the U.S. Federal Reserve System (or any successor regulation), and this Article 11 shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Bank from any of its obligations hereunder or substitute any such pledgee or assignee for such Bank as a party hereto.

12. APPLICATION, DISTRIBUTION AND SHARING OF PAYMENTS

12.1 Application and Distribution of Payments. All payments received by the Administrative Agent from any Obligor pursuant to any Loan Document to which such Obligor is a party shall, regardless of the application designated by such Obligor, be applied, first, to any sum due and owing pursuant to Section 3.4 or Article 14, second, to any fees due and owing to the Administrative Agent, third, to any interest or fees due and owing on the Loans and, fourth, to the repayment of the principal of the Loans. Such payments shall be distributed promptly upon receipt among the Administrative Agent and the Banks in like funds as received, in proportion to the respective amounts of the sums payable pursuant to Section 3.4 or Article 14, fees payable to the Administrative Agent, interest, fees or principal, as the case may be, at the time due and owing to each of them.

12.2 Sharing of Payments. If any Bank at any time obtains total or partial payment of any amount payable hereunder other than pursuant to Section 3.4, 3.5, 5.1 or 14.4 or by distribution by the Administrative Agent pursuant to Section 12.1, such Bank shall forthwith pay to the Administrative Agent the amount so obtained, and the Administrative Agent shall apply and distribute such amount pursuant to the provisions of Section 12.1 as if such amount were a payment made by the applicable Borrower; provided, however, that, if any Bank at any time obtains total or partial payment of any amount payable hereunder by exercising a right of setoff (if any), banker’s lien or counterclaim, such Bank shall forthwith purchase from the other Banks such participations in the Loans made by such other Banks as shall be necessary to cause such purchasing Bank to share such amount ratably with such other Banks; and provided further, however, that, if all or any portion of such amount is thereafter recovered from such purchasing Bank, the purchase shall be rescinded and the purchase price restored to the extent of such recovery, but with such adjustments of interest as shall be equitable. Any Bank so purchasing a participation from another Bank pursuant to this Section may, to the fullest extent permitted by law, exercise all its rights of payment with respect to such participation as fully as if such Bank were the direct creditor of the applicable Borrower in the amount of such participation. Nothing herein contained shall in any way affect the right of any Bank to retain any amount obtained with respect to indebtedness other than indebtedness under this Agreement or the Notes.

13. THE ADMINISTRATIVE AGENT

13.1 Appointment. Each Bank hereby irrevocably designates and appoints the Administrative Agent as the agent of such Bank under this Agreement and the other Loan Documents, and each such Bank irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall have no duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.

13.2 Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys in fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys in fact selected by it with reasonable care.

13.3 Exculpatory Provisions. Neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys in fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from its or such Person’s own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Banks for any recitals, statements, representations or warranties made by any Borrower or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any party thereto to perform its obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Borrower or any of such Borrower’s Subsidiaries.

13.4 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any instrument, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to any Borrower), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Banks (or, if so specified by this Agreement, all Banks) as it deems appropriate or it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Banks (or, if so specified by this Agreement, all Banks), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Banks and all future holders of the Loans.

13.5 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received notice from a Bank or either Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default.” In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Banks. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Banks (or, if so specified by this Agreement, all Banks or any other instructing group of Banks specified by this Agreement); provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Banks.

13.6 Non-Reliance on Administrative Agent and Other Banks. Each Bank expressly acknowledges that neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys in fact or affiliates have made any representations or warranties to it and that no act by the Administrative Agent hereafter taken, including any review of the affairs of any Borrower or any affiliate of any Borrower, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Bank. Each Bank represents to the Administrative Agent that such Bank has, independently and without reliance upon the Administrative Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrowers and their affiliates and made its own decision to make its Loans hereunder and enter into this Agreement. Each Bank also represents that it will, independently and without reliance upon the Administrative Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrowers and their affiliates. Except for notices, reports and other documents expressly required to be furnished to the Banks by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Borrower or any of such Borrower’s affiliates that may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys in fact or affiliates.

13.7 Indemnification. The Banks agree to indemnify the Administrative Agent in its capacity as such (to the extent not reimbursed by any Borrower and without limiting the obligation of each Borrower to do so), ratably according to their respective Pro Rata Shares in effect on the date on which indemnification is sought under this Section (or, if indemnification is sought after the date upon which the Loan Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such Pro Rata Shares immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of, the Loan Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing; provided that no Bank shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the Administrative Agent’s gross negligence or willful misconduct. The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder.

13.8 Non Receipt of Funds by Administrative Agent. (a) Unless the Administrative Agent has received written notice from the applicable Borrower prior to the date on which any payment by such Borrower is due hereunder that such Borrower does not intend to make such payment as and when due, the Administrative Agent may assume that such Borrower has so made such payment and, in reliance upon such assumption, the Administrative Agent may (but shall not be required to) make available to each Bank on the date such payment is due an amount equal to the portion of such assumed payment that such Bank is entitled to hereunder. If the applicable Borrower has not in fact made such payment to the Administrative Agent, such Bank shall, on demand, repay to the Administrative Agent the amount so made available to it, together with interest on such amount accrued for each day from and including such payment date to but excluding the date of such repayment at a rate per annum determined by the Administrative Agent to be the Administrative Agent’s overnight offered rate for a deposit in Dollars in the London interbank market for value on such day.

(b) On each Disbursement Date, the Administrative Agent shall be entitled to assume that each Bank (other than any Bank that has given the Administrative Agent notice to the contrary) has made funds available to the Administrative Agent as required by Section 2.3, and the Administrative Agent, acting in reliance upon such assumption, may (but shall not be required to) credit funds to the applicable Borrower in an amount equal to the aggregate of such funds of all Banks from which no such notice has been received. If any Bank that has not given such notice fails to make funds available as required by Section 2.3 (each such Bank, a “Defaulting Bank”) and the Administrative Agent has credited to the applicable Borrower an amount equal to such aggregate of funds required by Section 2.3, the Administrative Agent shall be entitled at its option to recover an amount equal to such funds of such Defaulting Bank on demand from either such Defaulting Bank or such Borrower (without prejudice to the rights of such Borrower against such Defaulting Bank; it being understood that the Administrative Agent shall make such demand on such Defaulting Bank prior to making any such demand on such Borrower, and such Defaulting Bank shall not, solely by each Borrower’s agreement in this sentence be relieved of its obligations to each Borrower for its failure to make its Advance available), together with interest on such amount accrued for each day from and including the applicable Disbursement Date to but excluding the date of such recovery at (i) if recovered from such Defaulting Bank, a rate per annum determined by the Administrative Agent to be the Administrative Agent’s overnight offered rate for a deposit in Dollars in such amount in the London interbank market for value on such day, and (ii) if recovered from the applicable Borrower, the then applicable Eurodollar Rate or Alternative Rate, if the terms of Section 4.3 shall apply; provided, that, if the Administrative Agent shall recover such corresponding amount from such Defaulting Bank (i) such amount (excluding interest) recovered will constitute such Defaulting Bank’s Loan for purposes of this Agreement and (ii) if the Administrative Agent shall have also recovered such amount from the applicable Borrower, the Administrative Agent shall thereupon promptly remit to the applicable Borrower such amount (including interest) recovered from such Borrower not to exceed the amount (including interest) recovered from such Defaulting Bank.

13.9 Administrative Agent in its Individual Capacity. The Administrative Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with either Borrower and any of its affiliates as though the Administrative Agent were not acting as the Administrative Agent hereunder. With respect to its Loans made or renewed by it, the Administrative Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Bank and may exercise the same as though it were not acting as the Administrative Agent hereunder, and the terms “Bank” and “Banks” shall include the Administrative Agent in its individual capacity.

13.10 Successor Administrative Agent. The Administrative Agent may resign as Administrative Agent upon 30 days’ notice to the Banks and the Borrowers. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents, then the Required Banks shall appoint from among the Banks a successor agent for the Banks, which successor agent shall (unless an Event of Default under Section 10.1(a) or Section 10.1(g) with respect to either Borrower shall have occurred and be continuing) be subject to approval by the Borrowers (which approval shall not be unreasonably withheld or delayed, it being understood that it would be reasonable for either Borrower to withhold its approval if the successor agent is not a commercial bank organized under the laws of the United States of America, or has a combined capital and surplus of less than U.S.$250,000,000), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term “Administrative Agent” shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent’s rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans. If no successor agent has accepted appointment as Administrative Agent by the date that is 30 days following a retiring Administrative Agent’s notice of resignation, the retiring Administrative Agent’s resignation shall nevertheless thereupon become effective and the Banks shall assume and perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Banks appoint a successor agent as provided for above; provided that, until the appointment of a successor agent shall become effective, each Borrower shall remain obligated to pay to the Administrative Agent any fees payable under Section 2.4(b), and the Administrative Agent shall continue to have all of the rights accorded to it as the Administrative Agent under this Agreement and the other Loan Documents; provided, however, that until the appointment of a successor agent shall become effective, neither Borrower shall be obligated to pay any fees to the successor agent.

13.11 No Other Duties. Except as expressly set forth herein, the Administrative Agent shall have no duties or responsibilities hereunder in its capacity as such.

13.12 The Global Coordinator, the Joint Bookrunners and the Mandated Lead Arrangers. None of the Global Coordinator, the Joint Bookrunners and the Mandated Lead Arrangers, in its respective capacity as such, shall have any duties or responsibilities, or incur any liability, under this Agreement or the other Loan Documents.

14. INDEMNIFICATION

14.1 Initial Expenses. Subject to such limitations as have been separately agreed between Ternium, Hylsa and the Joint Bookrunners, the Borrowers shall reimburse the Administrative Agent in Dollars on demand for all reasonable and documented expenses (including printing and other reproduction costs, computer, search, filing and recording fees, travel and communication costs, due diligence expenses, the costs of any advertisement incident to the transactions contemplated herein and the reasonable and documented fees and expenses of special Mexico and special New York counsel to the Administrative Agent) incurred by the Administrative Agent and the Joint Bookrunners in connection with the negotiation, preparation and execution of the Loan Documents, the syndication of the Loans and Loan Commitments and the preparation of any information memorandum relating hereto. Notwithstanding any provision to the contrary contained in this Agreement, no expenses shall be paid or reimbursed to (i) the Administrative Agent if the Transactions are not consummated as a result of the gross negligence or willful misconduct of, or a breach of this Agreement or the Ternium Loan Agreement by, the Administrative Agent or the Joint Bookrunners (or any of their Affiliates) or (ii) any Bank if the Transactions are not consummated as a result of the gross negligence or willful misconduct of, or a breach of this Agreement or the Ternium Loan Agreement by, such Bank (or any of its Affiliates).

14.2 Amendment and Enforcement Expenses. The Borrowers shall reimburse the Administrative Agent and each Bank in Dollars within fifteen days of written demand to that effect for all reasonable expenses incurred as a consequence of, or in connection with, (a) the negotiation, preparation or execution of any amendment to or waiver under this Agreement for whatever reason (including any change of law or change of circumstance) other than an amendment resulting solely from causes attributable to the Administrative Agent or the Banks, (b) any Event of Default or (c) the preservation or enforcement of any right of the Administrative Agent or any Bank under the Loan Documents as regards the Borrowers.

14.3 Other Expenses. If either Borrower (a) fails, after giving any notice referred to in Section 2.2, to fulfill the conditions set forth in Article 7 at or before the respective times specified for their fulfillment or otherwise defaults in its irrevocable commitment pursuant to Section 2.2 or (b) fails to pay any amount payable hereunder as and when due, such Borrower shall reimburse each Bank in Dollars on demand for all reasonable losses (other than loss of anticipated profits or margin) arising from the reemployment of funds obtained, or the termination, liquidation or redeployment of deposits received, from third parties. For the purpose of calculating losses payable to any Bank under this Section 14.3, such Bank shall be deemed to have (a) actually funded its Loans through the purchase of a deposit bearing interest at LIBOR in an amount equal to the amount of its Loan Commitment and having a maturity comparable to the relevant Interest Period, and (b) reemployed the funds by depositing them at LIBOR for a period having a maturity comparable to the number of days from (x) the day of such failure through (y) the last day of the relevant Interest Period. Any reimbursement request pursuant to this Section 14.3 shall be accompanied by a certificate of the relevant Bank setting forth in reasonable detail the basis for calculating such losses and shall be delivered to the applicable Borrower and shall be conclusive and binding for all purposes hereunder, absent manifest error.

14.4 Increased Costs. The Borrowers shall reimburse each Bank in Dollars upon at least ten Banking Days’ prior demand for all increased costs incurred and reductions in amounts received or receivable and reductions in the rate of return on capital of such Bank (or, if such costs or reductions are incurred as a result of capital adequacy regulations, without duplication, the ultimate bank holding company affected by such increased costs of which such Bank is a Subsidiary), as reasonably determined and documented by such Bank, that are attributable to such Bank’s Loans or the performance by such Bank of its obligations under this Agreement and that occur by reason of the promulgation of any law, regulation or treaty or any change therein or in the application or interpretation thereof since the date of this Agreement, or by reason of compliance by such Bank (or, if such costs or reductions are incurred as a result of capital adequacy regulations, without duplication, the ultimate bank holding company affected by such increased costs of which such Bank is a Subsidiary) with any direction, requirement or request (whether or not having the force of law) of any Governmental Authority issued after the date of this Agreement (any such promulgation or change, a “Regulatory Change”), including any such cost or reduction resulting from (a) the imposition or amendment of any Taxes other than (i) any Taxes, franchise taxes and similar taxes measured by the net income, profits or capital of such Bank or its Lending Branch and imposed by the jurisdiction in which such Bank’s principal office or Lending Branch is situated, (ii) any Taxes referred to in Section 5.1 or (iii) any United States withholding tax, except such a tax imposed at a rate in excess of the rate in effect on the date hereof as the result of a change in law (including any change in an applicable tax treaty) or (b) the imposition or amendment of any reserve, contribution, special deposit, capital adequacy or similar requirement against assets of, liabilities of, deposits with or for the account of, or loans by, such Bank; provided, however, that neither Borrower shall be responsible for (i) such costs incurred or reductions in amounts received or receivable if the Regulatory Change in respect of any item in clause (b) above is not of a general nature and is such that it affects only a particular bank, (ii) any portion of the costs incurred or reductions in amounts received or receivable that is not reasonably allocable to such Borrower, (iii) such reimbursement if notice by the relevant Bank is given to such Borrower more than 90 days after the Regulatory Change occurred, (iv) such reimbursement to the extent that the costs incurred or reductions in amounts received or receivable are derived (x) from a failure of such Bank to comply with any Regulatory Change, or (y) solely and simultaneously with a change of the Lending Branch or the assignment of any Loan to another lending office of such Bank (except if such change is required by such Borrower) or (v) such reimbursement to the extent that the costs incurred or reductions in amounts received or receivable are applicable to any assignee in the case of any assignment or transfer by any Bank (other than any assignment or transfer made at the request of such Borrower) to such assignee if, at the time of such assignment or transfer, such assignee would be entitled to claim compensation (and the relevant assignor Bank was not then so entitled) or if, at the time of such assignment or transfer, any Regulatory Change applicable to such assignee had been enacted into law but not yet implemented; and provided further that in the event that either Borrower elects to prepay the Loans made by the affected Bank to avoid making payments under this Section 14.4 such Borrower shall not be responsible for paying any broken funding costs or losses under Section 3.4. Each Bank that may become entitled to compensation under this Section 14.4 will (A) designate a different Lending Branch if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the reasonable judgment of the Bank, (x) reduce the amount of any payment receivable by such Bank under this Agreement or the Notes or otherwise be materially disadvantageous to such Bank or (y) result in a combined amount payable by the applicable Borrower under Section 5.1(a) and this Section 14.4 that is higher than the combined amount that would otherwise have been payable by such Borrower pursuant to such Sections before such Bank became entitled to compensation under this Section 14.4, or (B) assign its Loans, if such assignment will avoid the need for, or materially reduce the amount of, such compensation and will not, in the reasonable judgment of the Bank, be materially disadvantageous to such Bank, to a designee of such Borrower (which may be an Affiliate of such Borrower, provided that no such Affiliate shall have any right to vote on any amendment, waiver, action or other matter under or in connection with this Agreement, nor any right to participate in any meetings or deliberations of or receive communications among the Banks with respect thereto and the consent of any such Affiliate shall not be required for the purpose of Section 15.7), which designee shall be reasonably acceptable to the Administrative Agent, in accordance with Section 11.1, for a purchase price equal to the outstanding principal amount of such Loans, accrued interest thereon and all other amounts payable to such Bank hereunder or such other amount as such Bank may in its sole discretion agree with such designee (it being understood and agreed that neither the Administrative Agent nor any Bank shall have any obligation to purchase such Loans).

Any demand for payment of any amounts pursuant to this Section 14.4 shall describe in reasonable detail the event by reason of which the relevant Bank is making any such demand and the date of occurrence of such event.

Neither Borrower shall be under any obligation to pay any amounts under this Section 14.4 to the extent that: (i) the Regulatory Change had been promulgated prior to the date hereof; or (ii) such amounts would not have arisen or been imposed had such Bank (x) been registered for tax purposes as a foreign financial institution with the Mexican Ministry of Finance and Public Credit for purposes of Article 195, Section I (or any successor provision) of the Mexican Income Tax Law (Ley del Impuesto sobre la Renta) and been resident in a jurisdiction with which Mexico has entered into a treaty for the avoidance of double taxation which is in effect and met the requirements set forth in such treaty for a reduced withholding tax rate, for so long as such requirement remains applicable, or (y) been a Mexican Bank acting through a Mexican or offshore Lending Branch; or (iii) such amounts have resulted from such Bank (or its Lending Branch) having exceeded a lending or loan allocation limit imposed by any Governmental Authority; or (iv) such amounts are attributable to the implementation or application of or compliance with the “International Convergence of Capital Measurement and Capital Standards, a Revised Framework, Comprehensive Version” published by the Basel Committee on Banking Supervision in June 2006, known as “Basel II”, substantially in the form existing on the date of this Agreement or any other law or regulation which implements the same.

In the event of any assignment or transfer of any rights, obligations or benefits of any Bank in respect of its Loans, no assignee or transferee of any such rights, obligations or benefits shall be entitled to demand payment of any amounts under this Section 14.4 if (i) at the time of any such assignment or transfer such assignee was entitled to demand such payment (and the assignor was not then so entitled); or (ii) the Regulatory Change (a) already existed or had been promulgated at the time of any such assignment or transfer, or (b) implements national or international recommendations or guidelines existing at the time of any such assignment or transfer.

14.5 Information. Each Borrower agrees to indemnify and hold harmless the Administrative Agent, each of its Affiliates, directors, officers and employees to the fullest extent permitted by law, from and against all losses, claims, damages or liabilities (or actions in respect thereof) arising out of or based upon any misstatement or alleged misstatement of a material fact contained in any information approved by such Borrower for use in the assignment or other transfer of any Loan or Loan Commitment, or any portion thereof, or any omission or alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, it being understood that neither Borrower shall make any representation or warranty concerning estimates or projections contained in any information delivered for the above purpose, except that each Borrower represents and warrants that such estimates and projections were made in good faith by the management of such Borrower on the basis of assumptions believed by such management to be reasonable (it being understood that projections and estimates are subject to significant uncertainties and contingencies, many of which are beyond such Borrower’s control, and that no assurance can be given that the projections or estimates will be realized).

14.6 General Indemnification. Each Borrower agrees to indemnify to the fullest extent permitted by law the Administrative Agent, the Banks and each Affiliate thereof and their respective directors, officers and employees (each such Person, together with the Administrative Agent and the Banks, an “Indemnified Party”) from and against any and all losses, liabilities, claims or damages (and any related reasonable and documented legal fees and disbursements of counsel and costs of investigations) to which any Indemnified Party may become subject, insofar as such losses, liabilities, claims or damages arise out of or result from (i) any actual or proposed use by such Borrower of the proceeds of the Loans or breach by such Borrower of the Loan Documents to which it is a party or (ii) any investigation, litigation, arbitration or other proceeding (including any threatened investigation or proceeding), whether or not such Borrower and/or any Indemnified Party is a party thereto, relating to the foregoing, and such Borrower shall reimburse such Indemnified Party upon demand for any reasonable and documented expenses (including any legal fees and fees of engineers, environmental consultants and similar technical personnel) incurred in connection with any such investigation or proceeding (but excluding any such losses, liabilities, claims, damages or expenses found in a final non-appealable judgment of a court of competent jurisdiction to have resulted primarily from such Indemnified Party’s breach in bad faith of its obligations hereunder or from the gross negligence or willful misconduct of such Indemnified Party). Each Indemnified Party will give the applicable Borrower reasonably prompt notice of the commencement of any action or proceeding as to which it is entitled to indemnification hereunder; provided, however, that the failure of any Indemnified Party to give any such notice shall not relieve such Borrower from its obligations hereunder, except to the extent that such Borrower has been materially prejudiced by such failure. In no event shall any Indemnified Party be liable for any special, indirect, consequential or punitive damages in connection with this Agreement, the Notes, the Loans or the use of proceeds thereof.

15. GENERAL

15.1 Choice of Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

15.2 Jurisdiction. (a) Any action or proceeding against any party to this Agreement relating in any way to this Agreement or any Notes may be brought and enforced in the Federal courts of the United States for the Southern District of New York, the courts of the State of New York sitting in the Borough of Manhattan, New York City, and the courts of the corporate domicile of each of the parties hereto in respect of actions brought against each such party as a defendant, and each of the parties hereto irrevocably submits to the jurisdiction of each such court in respect of any such action or proceeding. Each Obligor irrevocably appoint CT Corporation System, which currently maintains an office situated at 111 Eighth Avenue, New York, New York 10011, United States, as its agent to receive service of process or other legal summons for purposes of any such action or proceeding. So long as any Obligor has any obligation under this Agreement, such Obligor will maintain a duly appointed agent in New York City for the service of such process or summons, and if such Obligor fails to maintain such an agent, any such process or summons may be served by mailing a copy thereof by registered mail, or a form of mail substantially equivalent thereto, addressed to such Obligor at its address as provided for notices hereunder. Nothing in this Section 15.2 shall affect the right of a Bank or the Administrative Agent to serve legal process in any other manner permitted by applicable law.

(b) Each Obligor irrevocably waives to the fullest extent permitted by law all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, attachment (both before and after judgment) and execution to which it might otherwise be entitled in any action or proceeding relating in any way to this Agreement or any Notes in the courts of Mexico, of the United States, of the State of New York or of any other country or jurisdiction, and no Obligor will raise or claim or cause to be pleaded any such immunity at or in respect of any such action or proceeding.

(c) Each of the parties hereto irrevocably waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any such action or proceeding in the United States District Court for the Southern District of New York, or the Supreme Court of the State of New York, County of New York and any claim that any such action or proceeding brought in any such court has been brought in an inconvenient forum, and each party hereto waives any jurisdiction rights it may have by virtue of its present or any other future domicile, or otherwise.

(d) EACH OF THE OBLIGORS, THE ADMINISTRATIVE AGENT AND THE BANKS IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY NOW OR HEREAFTER HAVE TO A TRIAL BY JURY IN RESPECT OF THE LOAN DOCUMENTS.

15.3 Loan Currency. (a) If any expense or other amount required to be reimbursed pursuant to this Agreement is originally incurred in a currency other than Dollars, the applicable Borrower shall nonetheless make reimbursement of such expense or other amount in Dollars, in an amount equal to the amount in Dollars that would have been required for the Person that incurred such expense or other amount to have purchased, in accordance with normal banking procedures, the sum paid in such other currency (after any reasonable and duly documented premium and costs of exchange) on the day such expense or other amount was originally incurred. Any interest accruing thereon pursuant to Section 4.2 shall be computed on the basis of such amount in Dollars.

(b) If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or under the Notes in U.S. Dollars into another currency, the parties hereto agree, to the fullest extent they may effectively do so, that the rate of exchange used shall be that at which, in accordance with normal banking procedures, the Administrative Agent could purchase U.S. Dollars with such other currency in New York City on the Banking Day preceding that on which final, non-appealable judgment is given.

(c) Each reference in this Agreement to Dollars is of the essence. The obligation of each Borrower in respect of any amount due under the Loan Documents to which it is a party shall, notwithstanding any payment in any other currency (whether pursuant to a judgment or otherwise), be discharged only to the extent of the amount in Dollars that the Person entitled to receive such payment may, in accordance with normal banking procedures, purchase with the sum paid in such other currency (after any premium and costs of exchange) on the Banking Day immediately following the day on which such Person receives such payment. If the amount in Dollars that may be so purchased for any reason falls short of the amount originally due, the applicable Borrower shall pay such additional amounts, in Dollars, as may be necessary to compensate for such shortfall. Any obligation of either Borrower not discharged by such payment shall be due as a separate and independent obligation and, until discharged as provided herein, shall continue in full force and effect.

15.4 Notes. (a) Each Borrower’s obligations to pay the principal of, and interest on, each installment of each Loan made by each Bank to such Borrower shall be evidenced by a Note. Each Note shall (i) evidence the aggregate principal of, and interest on, a single installment of each Loan made by the relevant Bank, (ii) bear interest at the default rate as specified in Section 4.2, and (iii) be held in Mexico by the Custodian on behalf of the relevant Bank. The Custodian shall be appointed by the Banks, the Administrative Agent and the Borrowers pursuant to a separate agreement governed by the laws of the State of New York and setting forth the terms and conditions of such appointment (the “Custodian Agreement”).

(b) The Custodian shall (i) at the request of any Bank through the Administrative Agent made on or after 5:00 p.m. (Mexico City time) on each Loan Payment Date or the fifth day after each Interest Payment Date on which either Borrower does not pay in full to the Administrative Agent, for the account of such Bank, the aggregate principal of or interest on the installment of the Loans of such Bank which is due on such Loan Payment Date or such Interest Payment Date, as applicable, deliver to such Bank its Note or Notes issued in respect of such installment and give notice to the Administrative Agent and the applicable Borrower of such delivery, (ii) upon the acceleration of the Loans in accordance with Section 10.2, at the request of any Bank through the Administrative Agent but only after written notice by the Administrative Agent to the Custodian (with a copy to the Borrowers) to the effect that such acceleration of the Loans has occurred, deliver to such Bank all of its Notes and give notice to the Administrative Agent and the Borrowers of such delivery, and (iii) exchange Notes as provided in Section 4.5 hereof; provided that, if (x) the Margin set forth in any Principal Note or Principal Notes required to be delivered to one or more Banks pursuant to clause (i) or (ii) above is different from the Margin in effect at the time such Principal Note or Principal Notes are required to be delivered to such Bank or Banks and (y) the applicable Borrower notifies the Administrative Agent of such Borrower’s intent to replace such Principal Note or Principal Notes as provided in clause (B) below, any such notice to be promptly remitted to the Custodian by the Administrative Agent, then (A) the Custodian shall not deliver such Principal Note or Principal Notes to the applicable Bank or Banks prior to the expiration of the applicable period provided for in clause (B) below, (B) the applicable Borrower may, not later than the close of business, Mexico City time, on the third Banking Day after the applicable Loan Payment Date, the third Banking Day after the fifth day after the applicable Interest Payment Date or the third Banking Day after the date of receipt of any notice of acceleration, as applicable, execute and deliver to the Custodian, in replacement for each such Principal Note, a new Principal Note dated the date of issuance of such new Principal Note (with the applicable signatures por aval) reflecting the Margin in effect at such time and otherwise substantially identical to the replaced Principal Note, and a new Default-Interest Note dated the date of issuance of such new Default-Interest Note (with the applicable signatures por aval) evidencing any accrued and unpaid interest on the principal amount of the Loans evidenced by the replaced Principal Note, and (C) the Custodian shall either (1) if the applicable Borrower fails to deliver any such new Note or Notes within the applicable period provided for in clause (B) above, immediately upon the expiration of such period deliver the applicable non-replaced Principal Note or Principal Notes to the applicable Bank or Banks and/or (2) if the applicable Borrower delivers any such new Note or Notes within the applicable period provided for in clause (B) above, immediately upon receipt thereof deliver to the applicable Bank or Banks such new Note or Notes and promptly cancel and return to the applicable Borrower the applicable replaced Principal Note or Principal Notes. Notwithstanding the fact that each Note shall be payable on demand, no Bank shall exercise such demand right unless and until the principal or interest evidenced by such Note shall have become due and payable (as a result of failure to pay the amounts due under such Note or as a result of acceleration) in accordance with the terms of this Agreement.

(c) Promptly upon (i) the payment in full of all amounts due to any Bank under a Note issued for the account of such Bank, the Custodian shall, upon request by the applicable Borrower to the Administrative Agent and the Custodian and confirmation by the Administrative Agent to the Custodian that all relevant amounts have been paid, promptly cancel and return such Note to such Borrower; (ii) the partial prepayment by either Borrower pursuant to Section 3.2 or 3.3 of any amount due to any Bank under a Note issued for the account of such Bank, the Custodian shall, upon request by such Borrower to the Administrative Agent and the Custodian and confirmation by the Administrative Agent to the Custodian that all relevant amounts have been paid, cancel and return such Note to such Borrower in simultaneous exchange for a replacement Note which will be a new Principal Note executed and delivered by such Borrower to the Custodian for the account of such Bank in an amount equal to the amount of principal that remains due to such Bank after giving effect to such prepayment and evidencing interest thereon; and (iii) the payment in full of any installment of principal or interest on any Loan Payment Date or any Interest Payment Date occurring after the first Loan Payment Date, as the case may be, the Administrative Agent shall, promptly at the request of the applicable Borrower, confirm its receipt of such payment for the account of the Banks to such Borrower in substantially the form of Exhibit J. In addition, (x) on the IMSA Assumption Date, the Custodian shall, upon confirmation by the Administrative Agent that the IMSA Assumption Date has occurred, cancel and return to Hylsa each Note theretofore issued by Hylsa in simultaneous exchange for replacement Notes for each Bank which will be (A) (1) a new Principal Note dated the IMSA Assumption Date executed and delivered by Hylsa (with the signature por aval of both IMSA and IMSA Acero) to the Custodian for the account of each Bank in an amount equal to the amount of principal of the Hylsa Tranche A Loans that remains due to such Bank under each of the applicable replaced Principal Notes after the occurrence of the IMSA Assumption Date and (2) a new Accrued-Interest Note dated the IMSA Assumption Date executed and delivered by Hylsa (with the signature por aval of both IMSA and IMSA Acero) to the Custodian for the account of each Bank evidencing accrued and unpaid interest on the Hylsa Tranche A Loans evidenced by each of the replaced Principal Notes, (B) (1) a new Principal Note dated the IMSA Assumption Date executed and delivered by Hylsa (with the signature por aval of both IMSA and IMSA Acero) to the Custodian for the account of each Bank in an amount equal to the amount of principal of the Hylsa Tranche B Loans that remains due to such Bank under each of the applicable replaced Principal Notes after the occurrence of the IMSA Assumption Date and (2) a new Accrued-Interest Note dated the IMSA Assumption Date executed and delivered by Hylsa (with the signature por aval of both IMSA and IMSA Acero) to the Custodian for the account of each Bank evidencing accrued and unpaid interest on the Hylsa Tranche B Loans evidenced by each of the replaced Principal Notes, (C) (1) a new Principal Note dated the IMSA Assumption Date executed and delivered by IMSA (with the signature por aval of both Hylsa and IMSA Acero) to the Custodian for the account of each Bank in an amount equal to the amount of principal of the IMSA Tranche A Loans that remains due to such Bank under each of the applicable replaced Principal Notes after the occurrence of the IMSA Assumption Date and (2) a new Accrued-Interest Note dated the IMSA Assumption Date executed and delivered by IMSA (with the signature por aval of both Hylsa and IMSA Acero) to the Custodian for the account of each Bank evidencing accrued and unpaid interest on the IMSA Tranche A Loans evidenced by each of the replaced Principal Notes and (D) (1) a new Principal Note dated the IMSA Assumption Date executed and delivered by IMSA (with the signature por aval of both Hylsa and IMSA Acero) to the Custodian for the account of each Bank in an amount equal to the amount of principal of the IMSA Tranche B Loans that remains due to such Bank under each of the applicable replaced Principal

Notes after the occurrence of the IMSA Assumption Date and (2) a new Accrued-Interest Note dated the IMSA Assumption Date executed and delivered by IMSA (with the signature por aval of both Hylsa and IMSA Acero) to the Custodian for the account of each Bank evidencing accrued and unpaid interest on the IMSA Tranche B Loans evidenced by each of the replaced Principal Notes and (y) if the Transaction Merger shall become effective, on the Transaction Merger Date, immediately upon the assumption by the Surviving Corporation of the obligations of Hylsa and IMSA hereunder in respect of the Loans pursuant to the Assumption Agreement, the Custodian shall, upon confirmation by the Administrative Agent that the Transaction Merger Date has occurred, cancel and return to the Surviving Corporation each Note theretofore issued by Hylsa and IMSA in simultaneous exchange for replacement Notes for each Bank which will be (A) (1) a new Principal Note dated the Transaction Merger Date executed and delivered by the Surviving Corporation (with the signature por aval of IMSA Acero) to the Custodian for the account of each Bank in an amount equal to the amount of principal of the Tranche A Loans that remains due to such Bank under each of the applicable replaced Principal Notes after the occurrence of the Transaction Merger Date and (2) a new Accrued-Interest Note dated the Transaction Merger Date executed and delivered by the Surviving Corporation (with the signature por aval of IMSA Acero) to the Custodian for the account of each Bank evidencing accrued and unpaid interest on the Tranche A Loans evidenced by each of the applicable replaced Principal Notes and (B) (1) a new Principal Note dated the Transaction Merger Date executed and delivered by the Surviving Corporation (with the signature por aval of IMSA Acero) to the Custodian for the account of each Bank in an amount equal to the amount of principal of the Tranche B Loans that remains due to such Bank under each of the applicable replaced Principal Notes after the occurrence of the Transaction Merger Date and (2) a new Accrued-Interest Note dated the Transaction Merger Date executed and delivered by the Surviving Corporation (with the signature por aval of IMSA Acero) to the Custodian for the account of each Bank evidencing accrued and unpaid interest on the Tranche B Loans evidenced by each of the applicable replaced Principal Notes.

(d) Upon the loss, theft, destruction or mutilation of any Note and (i) in the case of loss, theft or destruction, upon receipt by each Borrower of indemnity or security reasonably satisfactory to it (except that if the holder of such Note is a financial institution of recognized responsibility, the holder’s own agreement of indemnity shall be deemed to be satisfactory) or (ii) in the case of mutilation, upon surrender to the applicable Borrower of such mutilated Note, such Borrower shall execute and deliver in lieu thereof a new Note, dated the same date as the lost, stolen, destructed or mutilated Note, in the same principal amount.

(e) Neither the execution, delivery or assignment of any Note nor the commencement of any proceeding in respect thereto shall be deemed to be a waiver of any right of the Banks and the Administrative Agent under this Agreement or an amendment of any provision of this Agreement, including Section 15.1.

(f) Notwithstanding discharge in full of any Note, if the amount (including default interest) paid or payable to a Bank under such Note (whether arising from the enforcement thereof in Mexico or otherwise, including any shortfall of such amount paid in Dollars caused by the application of Mexican foreign exchange regulations) is less than the amount due and payable to such Bank in accordance with this Agreement with respect to the Loans, or portion thereof, evidenced by such Note, each Borrower agrees, to the fullest extent it may effectively do so, to pay such Bank upon demand such difference in accordance with Section 6.1(a) and as otherwise specified in this Agreement.

15.5 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three Banking Days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed as follows in the case of each Borrower and the Administrative Agent, and as set forth in an administrative questionnaire delivered to the Administrative Agent in the case of the Banks, or to such other address as may be hereafter notified by the respective parties hereto:

Each Borrower:                   Ave. Leandro N. Alem 1067, piso 18

C1001ADA Buenos Aires

Argentine Republic

Attention: Pablo Brizzio

Facsimile: (5411) 4018 2786

Telephone: (5411) 4018 2434

Email: pbrizzio@ternium.com

Administrative Agent:         Calyon New York Branch

1301 Avenue of the Americas

New York, NY 10019

Attention: Marisol Ortiz

Client Banking Services

Facsimile: (212) 459-3172

Telephone: (212) 261-3710

Email: marisol.ortiz@us.calyon.com

provided that any notice, request or demand to or upon the Administrative Agent or the Banks shall not be effective until received.

Notices and other communications to the Banks hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article 2 unless otherwise agreed by the Administrative Agent and the applicable Bank. The Administrative Agent or either Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

15.6 Remedies and Waivers. No failure or delay on the part of the Administrative Agent or any Bank in exercising any right hereunder shall operate as a waiver of, or impair, any such right. No single or partial exercise of any such right shall preclude any other or further exercise thereof or the exercise of any other right. No waiver of any such right shall be effective unless given in writing. No waiver of any such right shall be deemed a waiver of any other right hereunder.

15.7 Amendment. This Agreement and any other Loan Document may be amended, and any provisions hereunder waived, only by an instrument in writing executed by the Borrowers and the Required Banks; provided, however, that no such instrument shall (a) increase the Loan Commitment of any Bank (it being understood that a waiver of any Default or Event of Default shall not constitute an increase of any Loan Commitment) or extend the expiry date thereof or otherwise subject any Bank to any additional obligation hereunder without the written consent of such Bank, (b) reduce the principal amount of any Loan or reduce the rate of interest thereon, or reduce any commitment fees payable hereunder, without the written consent of each Bank directly affected thereby, (c) alter the provisions of Section 12.1 or 12.2 relating to the manner in which payments or prepayments of principal, interest or any commitment fee payable hereunder shall be applied as among the Banks without the written consent of each Bank directly affected thereby, (d) postpone any date fixed for, or change the currency of, payment of the principal amount of any Loan, or any interest thereon, or any commitment fees payable hereunder, or reduce the amount of, waive or excuse any such payment, without the written consent of each Bank directly affected thereby, (e) change the percentage of Banks, or the manner of determining the percentage of Banks, required for the Banks or any of them to take any action hereunder or otherwise alter this Section without the written consent of each Bank or (f) waive or amend any provisions providing for the pro rata nature of disbursements by Banks; and provided further, however, that amendment or waiver of any provision of this Agreement or any other Loan Document affecting the rights or duties of the Administrative Agent hereunder shall, in addition, require execution of such instrument by the Administrative Agent. Any amendment or waiver, supplement or modification shall apply equally to each of the Banks and shall be binding upon the Borrowers, the Banks, the Administrative Agent and any future Purchasing Bank. In the case of any waiver, the Borrowers, the Banks and the Administrative Agent shall be restored to their former position and rights under the Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent Default or Event of Default, or impair any right consequent thereon.

15.8 Successors. This Agreement shall be binding upon and inure to the benefit of the Borrowers, the Administrative Agent and the Banks and their respective successors and assigns; provided, however, that neither Borrower may assign any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent and each of the Banks.

15.9 Determinations by the Administrative Agent or any Bank. Each determination by the Administrative Agent or any Bank hereunder shall, in the absence of manifest error, be conclusive and binding on the parties.

15.10 Survival. The obligations of each Borrower under Section 5.1, Section 5.2, Section 5.3, Article 14, Section 15.1, Section 15.2 and Section 15.3 shall survive the repayment of the Loans of such Borrower and the cancellation of the Notes of such Borrower and the termination of the other obligations of such Borrower hereunder.

15.11 Severability of Provisions. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability, to the fullest extent permitted by applicable law, without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

15.12 Counterparts. This Agreement may be executed in any number of counterparts, and all such counterparts taken together shall be deemed to constitute one and the same agreement.

15.13 Language. Each document to be delivered by either Borrower with respect to this Agreement shall be in the English language or shall be accompanied by an English translation thereof certified by such Borrower (as the case may be) to be complete and correct, provided that financial statements delivered pursuant to Section 9.06 may be delivered in the language in which they are prepared.

15.14 Integration of Terms; Effectiveness; Joinder of Parties. The Loan Documents contain the entire agreement of the parties relating to the subject matter hereof and supersede all oral statements and prior writings with respect thereto, except for any separate letter agreements with respect to fees payable to the Administrative Agent, the Escrow Agent and Citigroup Global Markets Inc., which letter agreements do not affect the rights and obligations of the Banks hereunder. Except as provided in Sections 7.1 and 7.2, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of Hylsa and the Banks. Each of IMSA and IMSA Acero shall become a party hereto on the IMSA Assumption Date by executing and delivering to the Administrative Agent counterparts of the Joinder Agreement and complying with the other requirements of Section 10.1(l). If the Transaction Merger shall become effective, the Surviving Corporation shall become a party hereto on the Transaction Merger Date by complying with the requirements of the proviso to Section 9.15.

15.15 Confidentiality. (a) This Agreement, the information contained herein, any non-public information obtained by any Bank or the Administrative Agent as a result of the exercise of the rights afforded by this Section and Section 9.6 and any non-public information furnished by either Borrower prior to entering into this Agreement in connection with the transactions contemplated hereby and/or the syndication of the facility hereunder (collectively, “Confidential Information”) shall be kept confidential by the Banks and the Administrative Agent and used for the sole purpose of assessing the performance by such Borrower of its obligations; provided that the provisions contained herein shall not in any way restrict or impair any Bank’s or the Administrative Agent’s right to use, disclose or otherwise deal with any Confidential Information disclosed to such Bank or the Administrative Agent that (i) is or becomes generally available to the public by publication or otherwise, through no breach of any obligation herein, (ii) was in such Bank’s or the Administrative Agent’s possession independently of disclosure by either Borrower and, to such Bank’s or the Administrative Agent’s best knowledge, without violation of any confidentiality obligation of any other Person to such Borrower and was not acquired from such Borrower, or (iii) now or in the future is made available to such Bank or the Administrative Agent by or through a third party that, to such Bank’s or the Administrative Agent’s best knowledge, has no obligation of confidentiality to such Borrower with respect to such Confidential Information. Notwithstanding the foregoing, this Agreement shall not be construed to prohibit disclosure of, and such Bank or the Administrative Agent may disclose, (A) any information (1) to its Representatives (it being understood that each Representative to whom such disclosure is made will be informed of the confidential nature of such information and such Bank or the Administrative Agent, as the case may be, will cause such Representative to keep such information confidential and to use such information exclusively in connection with the administration of the Loans), (2) pursuant to any applicable law or regulation, (3) pursuant to any subpoena, civil investigative demand or similar demand of any court, arbitrator, or tribunal, (4) for evidentiary purposes in any relevant action, proceeding or arbitration to which such Bank or the Administrative Agent, as the case may be, or any of their respective Representatives is a party and (5) in accordance with Section 11.3, or (B) with such notice as is reasonable under the circumstances (which notice will be prior to disclosure if reasonable under the circumstances), any information upon the request of any Governmental Authority having or claiming authority to regulate or oversee any aspect of such Bank’s or the Administrative Agent’s business or that of its separate Affiliates, but agrees to advise them of the confidential nature of such information and request confidential treatment of such information; provided that, in the case of any disclosure pursuant to clause (2), (3) or (4) above, such Bank or the Administrative Agent, as the case may be, will give the applicable Borrower prior notice of the information to be disclosed to the extent that such notice is permissible and practicable under the circumstances and, upon the request of such Borrower, will seek to obtain confidential treatment of such information by the Persons to whom it is disclosed; and provided further that, in the case of any disclosure made to any bank examiners pursuant to clause (B) immediately above, such Bank or the Administrative Agent, as the case may be, shall not be required to give either Borrower notice thereof unless the circumstances so allow such Bank or the Administrative Agent, as the case may be.

(b) Each Bank and the Administrative Agent (i) represents and warrants to each Borrower that each of its Representatives that has received Confidential Information is apprised of his or her obligations concerning the confidentiality of the Confidential Information and (ii) undertakes that each of its Representatives who is provided with Confidential Information will comply with the provisions of Section 15.15(a).

(c) Each Bank and the Administrative Agent hereby expressly (i) acknowledges that it is aware (and undertakes to advise its Representatives who are apprised of the matters that are subject to this Section 15.15) that Ternium has outstanding publicly-held securities in the United States of America, and that applicable securities laws prevent any person in possession of non-public information about a company from purchasing or selling securities of such company, and from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person may purchase or sell such securities, and (ii) agrees not to use, and to take all actions necessary to cause that none of its Representatives use, any Confidential Information in contravention of any applicable securities laws.

(d) This Section 15.15 supersedes the terms and conditions of any confidentiality agreements entered into before the date hereof to the extent relating to Confidential Information furnished exclusively in connection with the transactions contemplated hereby and/or the syndication of the facility hereunder; provided, however, that (i) the foregoing shall not affect the survival of any such terms and conditions with respect to any confidential information furnished by either Borrower prior to the date of this Agreement to the extent relating to any other transaction or matter contemplated by such confidentiality agreement or that is not otherwise expressly contemplated hereby and (ii) in the event of any conflict between the provisions of this Section 15.15 and the terms and conditions of any such confidentiality agreement with respect to the transactions contemplated hereby and/or the syndication of the facility hereunder, the former shall prevail over the latter.

15.16 USA PATRIOT Act Notice. Each Bank and the Administrative Agent (for itself and not on behalf of any Bank) hereby notifies each Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), it may be required to obtain, verify and record information that identifies such Borrower, which information includes the name and address of such Borrower and other information that will allow such Bank or the Administrative Agent, as applicable, to identify such Borrower in accordance with said Act.

16. THE GUARANTEES

16.1 Guarantees.

(a) In consideration of the Loan Commitments and the making of Loans, and for other good and valuable consideration, receipt of which is hereby acknowledged, Hylsa, in its capacity as a guarantor hereunder (in such capacity, a “Guarantor”), from and after the IMSA Assumption Date hereby guarantees to each Bank and the Administrative Agent and their respective successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the principal of and interest on the Loans made by the Banks to IMSA and all other amounts from time to time owing to the Banks or the Administrative Agent by IMSA under this Agreement and the other Loan Documents to which IMSA is a party, in each case strictly in accordance with the terms hereof and thereof (such obligations being herein collectively called the “Hylsa Guaranteed Obligations”). Hylsa hereby further agrees that if, from and after the IMSA Assumption Date, IMSA shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Hylsa Guaranteed Obligations, Hylsa will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Hylsa Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal. Hylsa’s obligations under this Article 16 constitute a guarantee of payment and not merely of collection.

(b) In consideration of the Loan Commitments and the making of Loans, and for other good and valuable consideration, receipt of which is hereby acknowledged, IMSA, in its capacity as a guarantor hereunder (in such capacity, a “Guarantor”), from and after the IMSA Assumption Date hereby guarantees to each Bank and the Administrative Agent and their respective successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the principal of and interest on the Loans made by the Banks to Hylsa and all other amounts from time to time owing to the Banks or the Administrative Agent by Hylsa under this Agreement and the other Loan Documents to which Hylsa is a party, in each case strictly in accordance with the terms hereof and thereof (such obligations being herein collectively called the “IMSA Guaranteed Obligations”). IMSA hereby further agrees that if, from and after the IMSA Assumption Date, Hylsa shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the IMSA Guaranteed Obligations, IMSA will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the IMSA Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal. IMSA’s obligations under this Article 16 constitute a guarantee of payment and not merely of collection.

(c) In consideration of the Loan Commitments and the making of Loans, and for other good and valuable consideration, receipt of which is hereby acknowledged, IMSA Acero, in its capacity as a guarantor hereunder (in such capacity, a “Guarantor”), from and after the IMSA Assumption Date hereby guarantees to each Bank and the Administrative Agent and their respective successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the principal of and interest on the Loans made by the Banks to each of Hylsa and IMSA and all other amounts from time to time owing to the Banks or the Administrative Agent by each of Hylsa and IMSA under this Agreement and the other Loan Documents to which Hylsa or IMSA, as applicable, is a party, in each case strictly in accordance with the terms hereof and thereof (such obligations being herein collectively called the “IMSA Acero Guaranteed Obligations” and, collectively with the Hylsa Guaranteed Obligations and the IMSA Guaranteed Obligations, the “Guaranteed Obligations”). IMSA Acero hereby further agrees that if, from and after the IMSA Assumption Date, either Hylsa or IMSA shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the IMSA Acero Guaranteed Obligations, IMSA Acero will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the IMSA Acero Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal. IMSA Acero’s obligations under this Article 16 constitute a guarantee of payment and not merely of collection.

16.2 Obligations Unconditional. The obligations of each Guarantor under Section 16.1 are absolute, unconditional and irrevocable, irrespective of the value, genuineness, validity, regularity or enforceability of the obligations of the other Guarantors under this Agreement, any other Loan Document or any other agreement or instrument referred to herein or therein, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Article 16 that the obligations of each Guarantor hereunder shall be absolute and unconditional under any and all circumstances. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of any Guarantor hereunder, which shall remain absolute and unconditional as described above:

(i) at any time or from time to time, without notice to the applicable Guarantor, the time for any performance of or compliance with any of the applicable Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

(ii) any of the acts mentioned in any of the provisions of this Agreement, any other Loan Document or any other agreement or instrument referred to herein shall be done or omitted;

(iii) the maturity of any of the applicable Guaranteed Obligations shall be accelerated, or any of the applicable Guaranteed Obligations shall be modified, supplemented or amended in any respect, or any right under this Agreement or any other agreement or instrument referred to herein shall be waived;

(iv) any moratorium or other similar action is declared by Mexico or any Governmental Authority therein affecting the obligations of the applicable Guarantor to effect payment hereunder or to perform its other material obligations hereunder; or

(v) it becomes unlawful for any other Guarantor to perform or comply with any one or more of its material obligations under this Agreement or any other Loan Document to which it is a party as a result of any law, regulation or decree being promulgated by any Governmental Authority or any of such other Guarantor’s obligations under this Agreement or any other Loan Document to which it is a party shall cease to be valid, binding or enforceable (or such other Guarantor shall so assert in writing) or such other Guarantor shall deny or disaffirm any of its obligations thereunder.

Each Guarantor hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Administrative Agent or any Bank exhaust any right, power or remedy or proceed against any other Guarantor under this Agreement, any other Loan Document or any other agreement or instrument referred to herein or therein.

16.3 Reinstatement. The obligations of each Guarantor under this Article shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any other Guarantor in respect of the applicable Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the applicable Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and each Guarantor agrees that it will indemnify the Administrative Agent and each Bank on demand for all reasonable costs and expenses (including fees of counsel) incurred by the Administrative Agent or such Bank in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

16.4 Subrogation. Each Guarantor hereby agrees that until the payment and satisfaction in full of all the applicable Guaranteed Obligations and the expiration and termination of the Loan Commitments of the Banks under this Agreement it shall not exercise any right or remedy arising by reason of any performance by it of its guarantee in Section 16.1, whether by subrogation or otherwise, against any of the other Guarantors.

16.5 Acceleration. Each Guarantor agrees that, as between such Guarantor and the Banks, the obligations of each Borrower under this Agreement may be declared to be forthwith due and payable as provided in Section 10.2 (and shall be deemed to have become automatically due and payable in the circumstances provided in Section 10.2) for purposes of Section 16.1 notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against the applicable Borrower and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by the applicable Borrower) shall forthwith become due and payable by such Guarantor for purposes of Section 16.1.

16.6 Instrument for the Payment of Money. Each Guarantor hereby acknowledges that the guarantee in this Article 16 constitutes an instrument for the payment of money, and consents and agrees that any Bank or the Administrative Agent, at its sole option, in the event of a dispute by such Guarantor in the payment of any moneys due hereunder, shall have the right to bring motion-action under New York CPLR Section 3213.

16.7 Continuing Guarantee. The guarantee in this Article 16 is a continuing guarantee, and shall apply to all Guaranteed Obligations whenever arising.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the day and year first written above.

HYLSA, S.A. DE C.V., as Borrower

By:                         By:

Title:                      Title:

CALYON NEW YORK BRANCH, as Administrative Agent

By:                         By:

Title:                      Title:

Loan
Commitment

CALYON NEW YORK BRANCH	U.S.$1,875,000,000

By:
Name:
Title:

By:
Name:
Title:

Lending Branch: New York

Address:

1301 Avenue of the Americas,

New York, NY 10019, USA

Attention: Jean-Philippe Adam

Facsimile: (212) 261-3311

Email: adam@us.calyon.com

Loan
Commitment

CITIBANK, N.A.	U.S.$1,528,125,000

By:
Name:
Title:

Lending Branch: New York

Address:

390 Greenwich Street,

New York, NY 10013, USA

Attention: Chris Herzog

Facsimile: +1 (212) 723-6711

Email: christopher.herzog@citi.com

Loan
Commitment

CITIBANK, N.A.	U.S.$346,875,000

By:
Name:
Title:

Lending Branch: Nassau Bahamas Branch

Address:

Av. Batallon de San Patricio #109 Sur

Torre CNCI, Piso 5

Garza Garcia, Nuevo Leon

Mexico 66269

Attention: Jesus Cantu and Sergio Gallegos

Telephone: + (5281) 1226-8505

Facsimile: + (5281) 1226-8538

AMENDMENT No. 1

AMENDMENT NO.1 dated as of July 18, 2007 between HYLSA, S.A. DE C.V. (the “Borrower”), the Banks executing this Amendment No.1 on the signature pages hereto and CALYON NEW YORK BRANCH, in its capacity as Administrative Agent under the Loan Agreement referred to below.

The Borrower, the banks party thereto (including the Banks executing this Amendment No.1 on the signature pages hereto), and Calyon New York Branch, as Administrative Agent, are parties to a Loan Agreement dated as of July 12, 2007 (as modified and supplemented and in effect from time to time, the “Loan Agreement”), providing, subject to the terms and conditions thereof, for extensions of credit (by means of loans) to be made by said banks to the Borrower in an aggregate principal amount up to U.S.$3,750,000,000.

The Borrower and the Banks party hereto wish now to amend the Loan Agreement in certain respects, and accordingly, the parties hereto hereby agree as follows:

Section 1. Definitions. Except as otherwise defined in this Amendment No.1, terms defined in the Loan Agreement are used herein as defined therein.

Section 2. Amendments. Subject to the satisfaction of the conditions precedent specified in Section 4 below, but effective as of the date hereof, the Loan Agreement shall be amended as follows:

2.01. References Generally. References in the Loan Agreement (including references to the Loan Agreement as amended hereby) to “this Agreement” (and indirect references such as “hereunder”, “hereby”, “herein” and “hereof’) shall be deemed to be references to the Loan Agreement as amended hereby.

2.02. Definitions. Section 1.01 of the Loan Agreement shall be amended by amending the following definitions:

“Assignment Agreement” means each assignment and assumption agreement, substantially in the form set forth in Exhibit C, or any other form approved by the applicable Borrower and the Administrative Agent, entered into pursuant to Section 11.1 between the Assignor or Assignors and the Purchasing Bank or Purchasing Banks named therein.

“Interest Period” means, with respect to any Advance, the period commencing on the Disbursement Date for such Advance (in the case of the initial Interest Period) or on the last day of the next preceding Interest Period for such Advance (in the case of any subsequent Interest Period) and, subject to Section 6.1(b), ending on the day numerically corresponding to the Disbursement Date for such Advance or such last day (as the case may be) in the next, third or sixth month, as the applicable Borrower may select by notice provided under Section 4.4, following such Disbursement Date or such last day; provided, however, that (i) any Interest Period that would otherwise extend beyond a Loan Payment Date shall end on such Loan Payment Date, (ii) in the case of any Advance that is made to either Borrower during an outstanding Interest Period for any Advance theretofore made to such Borrower (except on the last day of such Interest Period), the initial Interest Period for such Advance shall end on the last day of such outstanding Interest Period and (iii) in the case of any Advance that is made to either Borrower prior to the Transaction Closing Date, the initial Interest Period for such Advance shall end on the Transaction Closing Date.

“LIBOR”, with respect to any Interest Period, means the British Bankers Association (“BBA”) Interest Settlement Rate for U.S. Dollar LIBOR for the period corresponding to such Interest Period as displayed on Reuters -page LIBOR 1 as of 11:00 a.m. London time on the second London Banking Day next preceding the commencement of such Interest Period. If for any reason LIBOR cannot be determined by reference to the Reuters -page LIBOR 1 or such other page as may replace page LIBOR 1 on that service or such other service as may be nominated by the BBA as the information vendor for the purpose of displaying BBA Interest Settlement Rates for U.S. Dollars, the Administrative Agent shall determine LIBOR for the relevant Interest Period using the arithmetic average (rounded upward, if necessary, to the nearest 1116 of 1%) of such offered rates quoted by the Reference Banks. In the case of any Interest Period that is shorter than seven days (other than the initial Interest Period for any Advance) and in respect of which LIBOR cannot be determined as provided in this definition, LIBOR for such Interest Period shall be calculated as provided above in this definition as if such Interest Period had a duration of seven days.

“Transaction Closing Date Loans” means, collectively, (a) Hylsa Loans constituting General Advances the proceeds of which are to be used to (i) purchase, subscribe or otherwise acquire all or a portion of the Optionally Convertible Debt, pay taxes imposed as a condition to, or consequent of, on in connection with, the IMSA Transaction, (iii) pay fees and expenses and other obligations arising out of or in connection with the IMSA Transaction, including in respect of stock options, stock awards, deferred compensation benefits, severance payments, retention and transaction bonuses and other similar obligations, and/or (iv) pay interest with respect to the initial Interest Period for any Advance that is made prior to the Transaction Closing Date, and constituting Fiduciary Trust Advances and (b) the IMSA Loans.

2.03. Interest Period Notice. Section 4.4 of the Loan Agreement is hereby amended by adding the following sentence at the end thereof:

“Notwithstanding anything herein to the contrary, except as contemplated in clause (ii) of the proviso to the definition of the term ‘Interest Period’, with respect to the Advances made to each Borrower there shall be only one Interest Period outstanding at any time.”

2.04. Use of Proceeds. Section 9.1 of the Loan Agreement is hereby amended by adding the following sentence at the end thereof:

“9.1 Use of Proceeds. The Borrowers shall use the proceeds of the Loans (a) in the case of the Hylsa Loans, (i) in an aggregate principal amount up to U .S.$1,800,000,000, solely to (x) purchase, subscribe or otherwise acquire all or a portion of the Convertible Debt and/or (y) fund, directly or indirectly, the Fiduciary Trust, (ii) in an aggregate principal amount up to U.S.$200,000,000, solely to effect the Hylsa Debt Refinancing and (iii) in an aggregate principal amount up to U.S.$400,000,000, solely to (x) pay taxes imposed as a condition to, or consequence of, or in connection with, the IMSA Transaction, (y) pay fees and expenses related to the IMSA Transaction and/or pay interest with respect to the initial Interest Period for any Advance that is made prior to the Transaction Closing Date and/or (z) pay other obligations arising out of or in connection with the IMSA Transaction, including in respect of stock options, stock awards, deferred compensation benefits, severance payments, retention and transaction bonuses and other similar obligations and (b) in the case of the IMSA Loans, solely to (i) effect the IMSA Bank Debt Refinancing and the IMSA Public Debt Refinancing and/or (ii) pay fees and expenses related to the IMSA Bank Debt Refinancing and the IMSA Public Debt Refinancing. No part of the proceeds from the Loans will be used in violation of Section 7 of the Securities Exchange Act of 1934, as amended (or any regulations issued pursuant thereto, including Regulations T, U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chapter II, as amended). Margin Stock shall not at any time constitute more than 25% of the value of the consolidated assets of the Borrowers and their Subsidiaries. “

2.05. Notice of Borrowing. Exhibit B to the Loan Agreement shall be amended by adding the following words at the end of clause (3) thereof, immediately prior to the period:

“[shall end on [—]”.

Section 3. Representations and Warranties. The Borrower represents and warrants to the Banks and the Administrative Agent that (a) the representations and warranties of the Borrower set forth in Section 8.1 of the Loan Agreement (except the representations and warranties set forth in Section 8.1 (1) to the extent there has been a change in applicable law or regulation or in the interpretation thereof since the date of this Agreement), and the representations and warranties of the Borrower made pursuant to the other Loan Documents to which the Borrower is a party are true and correct on the date hereof as if made on and as of the date hereof (or, if any such representation or warranty is expressly stated to have been made as of a specific date, such representation or warranty shall be true and correct as of such specific date), and as if each reference in said Section 8.1 to “this Agreement” included reference to this Amendment No.1 and (b) no Default or Event of Default has occurred and is continuing.

Section 4. Condition Precedent. The amendments set forth in Section 2 hereof shall become effective, as of the date hereof, upon receipt by the Administrative Agent of counterparts of this Amendment No.1 executed by the Borrower and Banks party to the Loan Agreement constituting the Required Banks.

Section 5. Miscellaneous. Except as herein provided, the Loan Agreement shall remain unchanged and in full force and effect. This Amendment No. 1 may be executed in any number of counterparts, all of which taken together shall constitute one and the same amendatory instrument and any of the parties hereto may execute this Amendment No. 1 by signing any such counterpart. This Amendment No. 1 shall be governed by, and construed in accordance with, the law of the State of New York.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No.1 to be duly executed and delivered as of the day and year first above written. HYLSA, S.A. DE C.V.

HYLSA, S.A. DE C.V.

By:
Name:
Title:

By:
Name:
Title:

BANKS

CALYON NEW YORK BRANCH

By:
Name:
Title:

By:
Name:
Title:

CITIBANK, N.A.

By:
Name:
Title:

CITIBANK, N.A., NASSAU, BAHAMAS BRANCH

By:
Name:
Title:

ADMINISTRATIVE AGENT

CALYON NEW YORK BRANCH as Administrative Agent

By:
Name:
Title:

November     , 2007

To: Calyon New York Branch as Administrative Agent

    under, and the Banks from time to time parties to the

    Loan Agreement referred to below.

Re.: Consent

Ladies and Gentlemen:

We make reference to the Loan Agreement, dated as of July 12, 2007 (as amended by Amendment No. 1 dated as of July 18, 2007, the “Loan Agreement”), among Hylsa, S.A. de C.V. (“Hylsa”), Grupo IMSA, S.A.B. de C.V. (“IMSA” and together with Hylsa, the “Borrowers”), IMSA Acero, S.A. de C.V. (“Imsa Acero”), the Banks parties thereto and Calyon New York Branch, as Administrative Agent, providing for loans to the Borrowers in an aggregate principal amount of up to U.S.$3,750,000,000. All terms defined in the Agreement and used but not otherwise defined herein have the meanings given to them in the Loan Agreement.

A. WHEREAS, each of the Borrowers and Imsa Acero are direct or indirect wholly-owned Subsidiaries of Ternium, and Ternium owns various other direct or indirect Subsidiaries incorporated or organized, as applicable, under the laws of Mexico (collectively, together with the Borrowers and Imsa Acero, the “Mexican Subsidiaries”)

B. WHEREAS, Ternium deems advisable and in the best interest of its Mexican Subsidiaries to undertake a reorganization in the corporate structure of its Mexican Subsidiaries, by way of the transactions described in Recitals C, D, E, F and G below (all such transactions, the “Corporate Restructuring”);

C. WHEREAS, I.I.I. Industrial Investments Inc. S.A. de C.V. (“I.I.I.”), a Mexican Subsidiary, has undertaken all corporate actions necessary to merge with and into IMSA, in a transaction expected to become effective in the near future, in which IMSA would be the surviving corporation and would be renamed as Ternium Mexico S.A. de C.V. (“Ternium Mexico”) and I.I.I. would cease to exist as a separate entity (the “I.I.I.-Ternium Merger”). As a result of the I.I.I.-Ternium Merger, Ternium Mexico would hold 100% of the share capital of Imsa Acero and 70% of the share capital of Hylsamex S.A. de C.V. (“Hylsamex”), which will in turn hold 100% of the share capital of Hylsa;

D. WHEREAS, Hylsa intends to spin-off and transfer all of its assets and liabilities (including its rights and obligations under the Loan Agreement) to a newly created corporation, to be named Hylsa Industrias, S.A. de C.V. (“Hylsa Industrias”), with Hylsa retaining all of its current employees and related obligations (the “Hylsa Spin-Off”);

E. WHEREAS, substantially simultaneously with the consummation of the Hylsa Spin-Off, Hylsa Industrias (as successor to Hylsa under the Loan Agreement as a result of the Hylsa Spin-Off) intends to merge with and into Ternium Mexico (as successor of IMSA under the Loan Agreement as a result of IMSA being renamed Ternium Mexico), in a transaction in which Ternium Mexico would be the surviving corporation and Hylsa Industrias would cease to exist as a separate entity (the “Hylsa Industrias-Ternium Merger”). After consummation of the Hylsa Industrias-Ternium Merger, Ternium Mexico would hold 100% of the share capital of Imsa Acero and 100% of the share capital of Hylsa;

F. WHEREAS, substantially simultaneously with the consummation of the Hylsa Spin-Off and the Hylsa Industrias-Ternium Merger, Hylsamex intends to merge with and into Ternium Mexico, in a transaction in which Ternium Mexico would be the surviving corporation and Hylsamex would cease to exist as a separate entity (the “Hylsamex-Ternium Merger”). After consummation of the Hylsamex-Ternium Merger, Ternium Mexico would hold 100% of the share capital of Imsa Acero and 100% of the share capital of Hylsa;

G. WHEREAS, Imsa Acero and its Subsidiary Industrias Monterrey, S.A. de C.V., a Mexican Subsidiary, intend to merge with and into Ternium Mexico, in a transaction in which Ternium Mexico would be the surviving corporation and Imsa Acero and Industrias Monterrey would cease to exist as separate entities (the “IMSA Acero-Ternium Merger”). After consummation of the IMSA Acero-Ternium Merger, Ternium Mexico would hold 100% of the share capital of Hylsa;

H. WHEREAS, the consummation of the Hylsa Spin-Off and the Hylsa Assignment (as defined below) requires the consent of each of the Banks as a consequence of certain provisions of the Loan Agreement;

I. WHEREAS, under Sections 15.7 and 15.8 of the Loan Agreement, this Consent shall be entered into in writing by the Borrowers, the Administrative Agent and each of the Banks; and

J. WHEREAS, the banks and other financial institutions parties to this Consent constitute all of the Banks parties to the Loan Agreement as of the date of Effectiveness Date (as defined below).

NOW, THEREFORE, it being understood that certain of the transactions contemplated by the Corporate Restructuring are permitted under the Loan Agreement and the other Loan Documents, the Borrowers, the Administrative Agent and the Banks hereby agree as follows:

SECTION 1. Consent and Agreement

1.1 Notwithstanding any provision to the contrary in the Loan Agreement, or in any other Loan Document, the Administrative Agent and the Banks hereby consent to the I.I.I.-Ternium Merger, the Hylsa Spin-Off (subject to Section 1.2. below), the Hylsa Industrias-Ternium Merger (subject to Section 1.3 below), the Hylsamex-Ternium Merger and the IMSA Acero-Ternium Merger.

1.2 Without limiting the generality of the foregoing, the Administrative Agent and the Banks hereby consent to the Hylsa Spin-Off so that, at any time after the date hereof, Hylsa may transfer any of its assets and liabilities to Hylsa Industrias pursuant to the Hylsa Spin-Off and may assign to Hylsa Industrias, and Hylsa Industrias may assume from Hylsa, all of Hylsa’s rights and obligations, as Borrower and Guarantor, under the Loan Agreement and all other Loan Documents (the “Hylsa Assignment”), by executing an assignment and assumption agreement in the form attached as Exhibit A hereto, and each of the Banks hereby consents to the execution by the Administrative Agent on such Bank’s behalf of such an assignment and assumption agreement, provided that, (i) the Hylsa Spin-Off is consummated substantially simultaneously with the consummation of the Hylsa Assignment, or (ii) if any transfer of assets and liabilities by Hylsa to Hylsa Industrias pursuant to the Hylsa Spin-Off (an “Asset Transfer”) is not effected substantially simultaneously with the consummation of the Hylsa Assignment, Hylsa Industrias shall, prior to or simultaneously with the occurrence of such Asset Transfer, sign por aval each of the Notes theretofore issued by Hylsa and at such time held by the Custodian. For purposes of this Section two transactions shall be deemed to have been consummated “substantially simultaneously” if the last to occur of such transactions is consummated no later than on the Business Day next succeeding the day on which the first to occur of such transactions has been consummated.

1.3 Without limiting the generality of the foregoing, the Administrative Agent and the Banks hereby agree that (x) the Hylsa Industrias-Ternium Merger shall be deemed to constitute the Transaction Merger contemplated under the Loan Agreement notwithstanding the fact that, after the consummation of the Hylsa Industrias-Ternium Merger, Hylsa (which shall have ceased to be a Borrower under the Loan Agreement upon consummation of the Hylsa Assignment) and Ternium Mexico (as successor to IMSA) will continue to have a separate legal existence from each other, (y) the date of effectiveness of the Hylsa Industrias-Ternium Merger shall be deemed to constitute the Transaction Merger Date contemplated under the Loan Agreement, and (z) as a result of the Hylsa Industrias-Ternium Merger, and once effective, Ternium Mexico will be deemed to be the Surviving Corporation under the Loan Agreement and will assume all of Hylsa Industrias’ rights and obligations under the Loan Agreement and all other Loan Documents, provided, that, prior to, or concurrently with, the effectiveness of the Hylsa Industrias-Ternium Merger, Sections 9.15(vi) and 15.4(c) of the Loan Agreement shall have been satisfied, it being agreed that Sections 9.15(vi) and 15.4(c) of the Loan Agreement shall be deemed satisfied when the Administrative Agent shall have received:

(a) certified copies of (i) Hylsa’s corporate resolution approving the Hylsa Spin-Off, (ii) Hylsa Industrias and Ternium Mexico corporate resolutions approving the Hylsa Industrias-Ternium Merger and (iii) the agreement governing the Hylsa Industrias-Ternium Merger, if any.

(b) an opinion of Ritch Mueller, S.C., special Mexican counsel to Hylsa, substantially in the form set forth in Exhibit B hereto.

(c) an irrevocable written acceptance by CT Corporation System of its appointment as the agent of Ternium Mexico as the Surviving Corporation to receive service of process (together with a power-of-attorney, duly notarized under Mexican law to that effect substantially in the form set forth in Exhibit C hereto).

(d) upon confirmation by the Administrative Agent to the Custodian that the Hylsa Industrias-Ternium Merger has occurred, cancel and return to Ternium Mexico each Note theretofore issued by Hylsa and IMSA in simultaneous exchange for replacement Notes for each Bank which will be (A) (1) a new Principal Note dated the Transaction Merger Date executed and delivered by Ternium Mexico (with the signature por aval of IMSA Acero, to the extent that the IMSA Acero-Ternium Merger has not then become effective) to the Custodian for the account of each Bank in an amount equal to the amount of principal of the Tranche A Loans that remains due to such Bank under each of the applicable replaced Principal Notes after the occurrence of the Transaction Merger Date and (2) a new Accrued-Interest Note dated the Transaction Merger Date executed and delivered by Ternium Mexico (with the signature por aval of IMSA Acero, to the extent that the IMSA Acero-Ternium Merger has not then become effective) to the Custodian for the account of each Bank evidencing accrued and unpaid interest on the Tranche A Loans evidenced by each of the applicable replaced Principal Notes and (B) (1) a new Principal Note dated the Transaction Merger Date executed and delivered by Ternium Mexico (with the signature por aval of IMSA Acero, to the extent that the IMSA Acero-Ternium Merger has not then become effective) to the Custodian for the account of each Bank in an amount equal to the amount of principal of the Tranche B Loans that remains due to such Bank under each of the applicable replaced Principal Notes after the occurrence of the Transaction Merger Date and (2) a new Accrued-Interest Note dated the Transaction Merger Date executed and delivered by Ternium Mexico (with the signature por aval of IMSA Acero, to the extent that the IMSA Acero-Ternium Merger has not then become effective) to the Custodian for the account of each Bank evidencing accrued and unpaid interest on the Tranche B Loans evidenced by each of the applicable replaced Principal Notes.

SECTION 2. Representations and Warranties.

2.1(i) Each Borrower represents and warrants to the Administrative Agent and each Bank that, as of the date hereof and the Effectiveness Date, no Default or Event of Default has occurred and is continuing; and (ii) each Borrower and IMSA Acero represents and warrants, as to itself only and not as to any other Obligor, to the Administrative Agent and each Bank that, as of the date hereof and the Effectiveness Date the representations and warranties made by such Obligor in Section 8.1 (except the representations and warranties set forth in Section 8.1(l) to the extent there has been a change in applicable law or regulation or in the interpretation thereof since the date of the Loan Agreement), and the representations and warranties of such Obligor made pursuant to the other Loan Documents to which such Obligor is a party, are true and correct on and as of the date hereof and the Effectiveness Date as if made on and as of each such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, such representation or warranty shall be true and correct as of such specific date).

SECTION 3. Effectiveness.

This Consent shall become effective (the “Effectiveness Date”) on and as of the first Business Day on which the Administrative Agent shall have received counterparts of this Consent executed by each of the Banks, or, as to any of the Banks, evidence satisfactory to the Administrative Agent that such Bank has executed this letter. This Consent is subject to the provisions of Section 14.2 of the Loan Agreement.

SECTION 4. Confirmation of Guarantees.

Each of the Guarantors, by its execution of this letter, hereby confirms and ratifies that all of its obligations as a Guarantor under Section 16 of the Loan Agreement shall continue in full force and effect for the benefit of the Banks with respect to the Loan Agreement after giving effect to this letter.

SECTION 5. Miscellaneous.

5.1. This Consent shall constitute a “Loan Document” for all purposes of the Loan Agreement.

5.2 This Consent may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Consent by telecopier shall be effective as delivery of a manually executed counterpart of this Consent.

5.3. Other than as expressly stated herein, this Consent is made solely and specifically among and for the benefit of the parties hereto and their respective successors and permitted assigns, and no other person shall have any rights, interest or claims hereunder or be entitled to any benefits under or on account of this letter as a third-party beneficiary or otherwise. Notwithstanding the generality of the foregoing, Ternium shall be entitled to the benefits under this letter as a third-party beneficiary.

5.4. This Consent shall be governed by, and construed in accordance with, the law of the State of New York.

Very truly yours,

HYLSA, S.A. de C.V.,
as a Borrower and a Guarantor

By:
Name:
Title:

By:
Name:
Title:

GRUPO IMSA, S.A.B. de C.V. as a Borrower and a Guarantor

By:
Name:
Title:

By:
Name:
Title:

IMSA ACERO, S.A. de C.V. as a Guarantor

By:
Name:
Title:

By:
Name:
Title:

AGREED AND ACCEPTED BY:

CALYON NEW YORK BRANCH, as Administrative Agent and as a Lender

By
Name:
Title:

By:
Name:
Title:

[BANKS]

ASSIGNMENT AND ASSUMPTION AGREEMENT

This ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Agreement”), dated as of March 31, 2008, is entered into by and among HYLSA, S.A. de C.v., a sociedad anonima de capital variable (“Hylsa” or the “Assignor”), HYLSA lNDUSTRIAS, S.A. de C.V., a sociedad anonima de capital variable, (“Hylsa Industrias” or the “Assignee”) and CALYON NEW YORK BRANCH, as Administrative Agent (the “Administrative Agent”) under the Loan Agreement, dated as of July 12, 2007 (as amended as of the date hereof, the “Loan Agreement”), among Hylsa, TERNIUM MEXICO, S.A de C.V. (“Ternium Mexico”, formerly known as Grupo IMSA, S.A.B. de C.V. and, collectively with Hylsa, the “Borrowers”), IMSA Acero, S.A. de C.V. (“IMSA Acero”), the Banks parties thereto and the Administrative Agent, providing for loans to the Borrowers in an aggregate principal amount of up to U.S.$3,750,000,000. All capitalized terms used and not defined herein have the respective meanings ascribed to them in the Loan Agreement.

WITNESSETH

WHEREAS, the shareholders of the Assignor have adopted such resolutions as are necessary to spin-off the Assignor thereby creating the Assignee and to assign all of the Assignor’s rights and obligations under the Loan Agreement and the other Loan Documents to the Assignee (the “Spin-Off’). As a result of the Spin-Off, the Assignee will to assume all of such rights and obligations and will accede to the Loan Agreement and the other Loan Documents as Borrower and Guarantor thereunder;

NOW THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

SECTION I. Assignment and Assumption.

(a) Effective upon satisfaction of the conditions set forth in Section 2 hereof and upon the terms and subject to the conditions otherwise set forth in this Agreement, as a result of the Spin-Off and the provisions of this Agreement, the Assignor hereby irrevocably assigns, transfers and conveys to the Assignee, and the Assignee hereby expressly assumes, takes and acquires from the Assignor, without recourse, all of the Assignor’s rights, benefits and obligations under the Loan Agreement and the Loan Documents and hereby accedes to the Loan Agreement and the Loan Documents as Borrower and Guarantor thereunder (the “Assignment”).

(b)	Without limiting the generality of the provisions of clause (a) above, effective upon the Assignment,

(i) the Assignee shall succeed to the rights and be obligated to perform the obligations of the Assignor as Borrower under the Hylsa Tranche A Loans and Hylsa Tranche B Loans heretofore made by the Banks to the Assignor in accordance with the terms thereof and shall be bound by all other provisions applicable to the Assignor, as Borrower under the Hylsa Tranche A Loans and the Hylsa Tranche B Loans, under the Loan Agreement and the other Loan Documents to which it is a party and shall be substituted for the Assignor as the Borrower under the Hylsa Tranche A Loans and the Hylsa Tranche B Loans, under the Loan Agreement and the other Loan Documents to which the Assignor is a party with the same effect as if the Assignee had been named as the Borrower thereof under the Loan Agreement and the other Loan Documents to which the Assignor is a party, and agrees that the Assignee shall hereafter be deemed to be the “Borrower” under the Hylsa Tranche A Loans and the Hylsa Tranche B Loans for all purposes of the Loan Agreement and the other Loan Documents to which the Assignor is a party and the Assignor shall relinquish its rights and be released from its obligations as Borrower under the Loan Agreement and the other Loan Documents to which the Assignor is party,

(ii) the Assignee shall guarantee to the Banks and the Administrative Agent and their respective successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of all Hylsa Guaranteed Obligations (as defined in Section 16.1 (b) of the Loan Agreement) in the same manner and to the same extent as is provided in Article 16 of the Loan Agreement, and

(iii) the Assignee shall become a party to the Custodian Agreement, as a Borrower, and shall become party to the Loan Agreement and each Loan Document, in its capacity as set forth therein.

(c) The parties hereto acknowledge and agree that this Agreement does not affect in any way the validity or enforceability of the Loan Agreement or any other Loan Document, and that by virtue of this Agreement the obligations of the Borrowers under the Loan Agreement are neither altered nor replaced by new obligations.

SECTION 2. Effectiveness. The Assignment shall be effective (the “Assignment Effective Date”) on and as of the first Business Day on which each of the following conditions has been satisfied or waived by each of the Banks:

(a) Execution of this Agreement by all parties hereto (in the case of the Administrative Agent, with the consent of each of the Banks).

(b)	Receipt by the Administrative Agent of:

(i) A certificate of the Assignor, substantially in the form set forth in Exhibit A, together with the attachments specified therein (including the certified corporate resolution approving the Spin Off, authorizing the execution of this Agreement, the consummation of the Assignment, and the authority of each officer of the Assignor executing this Agreement).

(ii) A certificate of the Assignee, substantially in the form set forth in Exhibit B, together with the attachments specified therein (including the true and correct copies of the by-laws (estatutos sociales) of the Assignee, the certified corporate resolution authorizing the execution of this Agreement, the consummation of the Assignment, the assumption of the rights and obligations under the Loan Agreement and other Loan Documents, and the authority of each officer of the Assignee executing this Agreement).

(iii) An opinion of Ritch Mueller, S.C., special Mexican counsel to the Assignee, dated the Assignment Effective Date, substantially in the form set forth in Exhibit C.

(iv) An irrevocable written acceptance by CT Corporation System of its appointment as the agent of the Assignee to receive service of process.

SECTION 3. Representations and Warranties of the Assignor. The Assignor represents and warrants to each of the Assignee, the Administrative Agent and the Banks, as of the date of this Agreement, as follows:

(a) It is a sociedad anonima de capital variable, duly organized and validly existing under the jurisdiction of its organization, and has all power and authority to execute and deliver this Agreement, to incur the obligations to be incurred as provided in this Agreement, and to perform the terms and provisions of this Agreement.

(b) It has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement and the consummation of the Assignment. It has duly executed and delivered this Agreement, and this Agreement constitutes the legal, valid and binding obligations of the Assignor enforceable against the Assignor in accordance with its terms, subject to applicable bankruptcy, concurso mercantil, insolvency, moratorium and similar laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

(c) The execution, delivery and performance by the Assignor of this Agreement and the consummation of the Assignment are within the Assignor’s corporate powers, have been duly authorized by all necessary corporate action, and do not (i) conflict or be inconsistent with or, or result in a breach of, or constitute a default under, or result in the creation or imposition of any Lien upon any assets of the Assignor pursuant to the terms of, any contract, indenture, mortgage, deed of trust, credit agreement, loan agreement, note, lease or other instrument to which the Assignor is a party or by which it or any of its assets may be bound or subject, (ii) violate any provision of the organizational documents of the Assignor or any law binding on the Assignor, or (iii) require any approval, authorization, consent, order, license, registration, filing or qualification of or with any court or other Governmental Authority; except, in all cases, for any conflict, Lien, violation, approval or authorization that would not reasonably be expected to have a Material Adverse Effect.

(d) No Default or Event of Default has occurred and is continuing or will result from the execution, delivery or performance of this Agreement or the consummation of the Assignment.

(e) The representations and warranties of the Assignor set forth in Section 8.1 (except the representations and warranties set forth in Section 8.1(1) to the extent there has been a change in applicable law or regulation or in the interpretation thereof since the date of the Loan Agreement), and the representations and warranties of the Assignor made pursuant to the other Loan Documents to which the Assignor is a party, are true and correct on and as of the date hereof and the Assignment Effective Date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, such representation or warranty shall be true and correct as of such specific date).

SECTION 4. Representations and Warranties of the Assignee. The Assignee represents and warrants to each of the Assignor, the Administrative Agent and the Banks, as of the date of this Agreement, as follows:

(a) It is a sociedad anonima de capital variable, duly organized and validly existing under the jurisdiction of its organization, and has all power and authority to execute and deliver this Agreement and to consummate the Assignment, to incur the obligations to be incurred by it as provided in this Agreement, and to perform the terms and provisions of this Agreement.

(b) It has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement and the consummation of the Assignment. It has duly executed and delivered this Agreement, and this Agreement and the Loan Documents constitute, the legal, valid and binding obligations of the Assignee enforceable against the Assignee in accordance with its terms, subject to applicable bankruptcy, concurso mercantil, insolvency, moratorium and similar laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

(c) The execution, delivery and performance by the Assignee of this Agreement, the consummation of the Assignment and the performance of the obligations under the Loan Documents are within the Assignee’s corporate powers, have been duly authorized by all necessary corporate action, and do not (i) conflict or be inconsistent with or, or result in a breach of, or constitute a default under, or result in the creation or imposition of any Lien upon any assets of the Assignee pursuant to the terms of, any contract, indenture, mortgage, deed of trust, credit agreement, loan agreement, note, lease or other instrument to which the Assignee is a party or by which it or any of its assets may be bound or subject, (ii) violate any provision of the organizational documents of the Assignee or any law binding on the Assignee, or (iii) require any approval, authorization, consent, order, license, registration, filing or qualification of or with any court or other Governmental Authority; except, in all cases, for any conflict, Lien, violation, approval or authorization that would not reasonably be expected to have a Material Adverse Effect.

(d) No Default or Event of Default has occurred and is continuing or will result from the execution of this Agreement or the consummation of the Assignment.

SECTION 5. Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 6. Rights of Parties. Other than as expressly stated herein, this Agreement is made solely and specifically among and for the benefit of the parties hereto and their respective successors and permitted assigns, and no other person (other than the Banks) shall have any rights, interest or claims hereunder or be entitled to any benefits under or on account of this letter as a third-party beneficiary or otherwise.

SECTION 7. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability, to the fullest extent permitted by applicable law, without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

SECTION 8. Successors and Assigns. This Agreement shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns. No party may assign this Agreement, or delegate any of its duties hereunder, without the prior written consent of each other party hereto, including the Administrative Agent, provided that, the Administrative Agent may not, and will not have any liability to any Person for failure to, consent to any assignment of this Agreement by Hylsa Industrias or delegation of duties hereunder by Hylsa Industrias without the prior written consent of each of the Banks.

SECTION 9. Loan Document. This Agreement shall constitute a “Loan Document” for all purposes of the Loan Agreement.

SECTION 10. Confirmation of Guarantees. Each of Ternium Mexico and IMSA Acero, by its execution of this Agreement, hereby confirms and ratifies that all of its obligations as a Guarantor under Section 16 of the Loan Agreement shall continue in full force and effect for the benefit of the Banks with respect to the Loan Agreement after giving effect to this Agreement and the Assignment.

SECTION 11. Governing Law. This Agreement shall be governed by, and construed in accordance with, the law of the State of New York.

SECTION 12. Jurisdiction.

(a) Any action or proceeding against any party to this Agreement relating in any way to this Agreement may be brought and enforced in the Federal courts of the United States for the Southern District of New York, the courts of the State of New York sitting in the Borough of Manhattan, New York City, and the courts of the corporate domicile of each of the parties hereto in respect of actions brought against each such party as a defendant, and each of the parties hereto irrevocably submits to the jurisdiction of each such court in respect of any such action or proceeding.

(b) Each of the Assignor and Assignee irrevocably waives to the fullest extent permitted by law all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, attachment (both before and after judgment) and execution to which it might otherwise be entitled in any action or proceeding relating in any way to this Agreement in the courts of Mexico, of the United States, of the State of New York or of any other country or jurisdiction, and neither the Assignor nor the Assignee will raise or claim or cause to be pleaded any such immunity at or in respect of any such action or proceeding.

(c) Each of the parties hereto irrevocably waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any such action or proceeding in the United States District Court for the Southern District of New York, or the Supreme Court of the State of New York, County of New York and any claim that any such action or proceeding brought in any such court has been brought in an inconvenient forum, and each party hereto waives any jurisdiction rights it may have by virtue of its present or any other future domicile, or otherwise.

(d) EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY NOW OR HEREAFTER HAVE TO A TRIAL BY JURY IN RESPECT OF THIS AGREEMENT.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

HYLSA, S.A. de C.V., as Assignor

By:
Name:
Title:

By:
Name:
Title:

HYLSA INDUSTRIAS, S.A. de C.V., as Assignee

By:
Name:
Title:

By:
Name:
Title:

TERNIUM MEXICO, as Guarantor

By:
Name:
Title:

By:
Name:
Title:

IMSA ACERO, S.A. de C.V., as Guarantor

By:
Name:
Title:

By:
Name:
Title:

CALYON NEW YORK BRANCH, as Administrative Agent

By
Name:
Title:

By:
Name:
Title:

[BANKS]

March 31, 2008

Calyon New York Branch

1301 Avenue of the Americas

New York, NY 10019

Attn. Marisol Ortiz

Client Banking Services

Facsimile No.: (212) 459-3172

We make reference to (i) the U.S.$3,750,000,000 Loan Agreement, dated as of July 12, 2007 (as amended by Amendment No. 1 dated as of July 18,2007, the “Loan Agreement”), among Hylsa, S.A. de C.V. (“Hylsa”), Ternium Mexico, S.A. de C.V. (“Ternium Mexico”, formerly known as Grupo IMSA, S.A.B. de C.V.) as Borrowers, IMSA Acero, S.A. de C.V. (“Imsa Acero”), the Banks parties thereto and Calyon New York Branch, as Administrative Agent, and (ii) the consent from the Banks, dated as of December 21,2007 (the “Consent”). All terms defined in the Loan Agreement or in the Consent and used but not otherwise defined herein have the meanings given to them in the Loan Agreement or in the Consent, as the case may be.

Please be informed that, effective as of March 31, 2008, the Hylsa Spin-Off, the Hylsa Assignment and the Hylsa Industrias-Ternium Merger (deemed to constitute the Transaction Merger contemplated under the Loan Agreement) have been consummated.

Pursuant to Section 1.2 of Consent, on the date hereof, Hylsa, Hylsa Industrias, Ternium Mexico and Imsa Acero have executed and delivered to the Administrative Agent, and the Administrative Agent acknowledges to have received and executed on the Banks’ behalf, the assignment and assumption agreement, substantially in the form attached as Exhibit A to the Consent (the “Assignment and Assumption Agreement”), together with the certificates and documents required to be delivered pursuant to Section 2(b) of the Assignment and Assumption Agreement.

Pursuant to Section 1.3 of the Consent, we hereby deliver to the Administrative Agent, and the Administrative Agent hereby acknowledges receipt of:

(a) true and correct copies of (i) Hylsa’s corporate resolution approving the Hylsa Spin-Off, attached as Attachment 1 hereto, and (ii) Hylsa Industrias and Ternium Mexico corporate resolutions approving the Hylsa Industrias-Ternium Merger and the agreement governing the Hylsa Industrias-Ternium Merger, attached as Attachment 2 hereto.

(b) an opinion of Ritch Mueller, S.C., special Mexican counsel to Hylsa, substantially in the form set forth in Exhibit B to the Consent, attached as Attachment 3 hereto.

(c) an irrevocable written acceptance by CT Corporation System of its appointment as the agent of Ternium Mexico as the Surviving Corporation to receive service of process (together with a power-of-attorney, duly notarized under Mexican law to that effect substantially in the form set forth in Exhibit C to the Consent), attached as Attachment 4 hereto.

(d) the Notes required to be delivered pursuant to Section 1.3(d) of the Consent, enclosed herewith.

Truly yours,

TERNIUM MEXICO S.A. DE C.V., as

Borrower under the Loan Agreement

By
Name:
Title:

By
Name:
Title:

AGREED AND ACCEPTED BY:

CALYON NEW YORK BRANCH, as

Administrative Agent under the Loan

Agreement

By
Name:
Title:

By:
Name:
Title:

[BANKS]

AMENDMENT No. 2

AMENDMENT NO. 2 to the Loan Agreement referred to below, dated as of November 18, 2008, by and among TERNIUM MÉXICO, S.A. DE C.V. (as Surviving Corporation under the Loan Agreement, the “Borrower”), Imsa Acero, S.A. de C.V. (“Imsa Acero”), as guarantor, the Banks executing this Amendment No. 2 on the signature pages hereto and CALYON NEW YORK BRANCH, in its capacity as Administrative Agent under the Loan Agreement referred to below (the “Administrative Agent”).

WHEREAS, Hylsa, S.A. de C.V. (“Hylsa”), from and after the IMSA Assumption Date, Grupo IMSA, S.A.B. de C.V., renamed as Ternium México, S.A. de C.V. (“Ternium México”), Imsa Acero, the banks party thereto, and the Administrative Agent, entered into a Loan Agreement, dated as of July 12, 2007, as modified by Amendment No. 1, dated as of July 18, 2007 (the “Loan Agreement”), providing for loans to the Borrower in an aggregate principal amount of up to U.S.$3,750,000,000.

WHEREAS, effective as of March 31, 2008, (i) Hylsa assigned to Hylsa Industrias, S.A. de C.V. (“Hylsa Industrias”) all of its rights and obligations under the Loan Agreement and the other Loan Documents and Hylsa Industrias assumed all of such rights and obligations and acceded to the Loan Agreement and the other Loan Documents, as provided under the Assignment and Assumption Agreement, dated as of March 31, 2008, among Hylsa, Hylsa Industrias and the Administrative Agent; and (ii) Hylsa Industrias merged with and into Ternium México, with Ternium México being the surviving corporation and Hylsa Industrias ceasing to exist as a separate entity, as a result of which Ternium México is deemed to be the Surviving Corporation under the Loan Agreement.

WHEREAS, the Borrower and the Banks party hereto wish now to amend the Loan Agreement in certain respects, and accordingly, the parties hereto hereby agree as follows:

Section 1. Definitions. Except as otherwise defined in this Amendment No. 2, terms defined in the Loan Agreement are used herein as defined therein.

Section 2. Amendments. Subject to the satisfaction of the conditions precedent specified in Section 4 below, but effective as of the date hereof, the Loan Agreement shall be amended as follows:

2.01. References Generally. References in the Loan Agreement (including references to the Loan Agreement as amended hereby) to “this Agreement” (and indirect references such as “hereunder”, “hereby”, “herein” and “hereof”) shall be deemed to be references to the Loan Agreement as amended hereby.

2.02. Definitions. Section 1.01 of the Loan Agreement is hereby amended as follows:

(a) The defined term “Debt Incurrence” is deleted in its entirety.

(b) The defined term “Net Available Proceeds” is restated in its entirety to read as follows:

“Net Available Proceeds” means, with respect to any Equity Issuance, the aggregate amount of all cash received by the Borrower in respect of such Equity Issuance, as applicable, net of reasonable fees and expenses incurred by the Borrower in connection with such Equity Issuance.”

2.03 Mandatory Prepayments. Section 3.3 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“3.3. Mandatory Prepayments.

Within jive Banking Days after any Equity Issuance, the Borrower shall prepay the Loans in an aggregate amount equal to 100% of the Net Available Proceeds thereof, such prepayment to be effected in each case in the manner and to the extent specified in the last sentence of Section 3.4.”

Section 3. Representations and Warranties. The Borrower represents and warrants to the Administrative Agent and each Bank, as of the date of this Amendment No. 2, as follows:

3.01 The Borrower is a sociedad anonima de capital variable, duly organized and validly existing under the laws of Mexico and has all power and authority to execute and deliver this Amendment No. 2, to incur the obligations to be incurred as provided in this Amendment No. 2, the Loan Agreement as amended hereby, and the other Loan Documents, and to perform the terms and provisions of this Amendment No. 2, of the Loan Agreement as amended hereby, and of the other Loan Documents.

3.02 The Borrower has taken all necessary corporate action to authorize the execution and delivery of this Amendment No. 2 and the performance of this Amendment No. 2, the Loan Agreement as amended hereby and the other Loan Documents. The Borrower has duly executed and delivered this Amendment No. 2 and each of this Amendment No. 2, the Loan Agreement, as amended hereby and the other Loan Documents constitutes the legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, subject to applicable bankruptcy, concurso mercantil, insolvency, moratorium and similar laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

3.03 The execution and delivery by the Borrower of this Amendment No. 2, the performance of the Loan Agreement as amended hereby and the consummation of the transactions contemplated by this Amendment No. 2, the Loan Agreement as amended hereby and the other Loan Documents are within the Borrower’s corporate powers, have been duly authorized by all necessary corporate action, and do not (i) conflict with or, or result in a breach of, or constitute a default under, or result in the creation or imposition of any Lien upon any assets of the Borrower pursuant to the terms of, any contract, indenture, mortgage, deed of trust, credit agreement, loan agreement, note, lease or other instrument to which the Borrower is a party or by which it or any of its assets may be bound or subject, (ii) violate any provision of the organizational documents or other organizational documents of the Borrower or any law binding on the Borrower, or (iii) require any approval, authorization, consent, order, license, registration, filing or qualification of or with any court or other Governmental Authority; except, in all cases, for any conflict, Lien, violation, approval or authorization that would not reasonably be expected to have a Material Adverse Effect.

3.04 No event has occurred and is continuing, or would result from the execution of this Amendment No. 2 that constitutes, or would constitute, a Default or Event of Default under the Loan Agreement or any other Loan Document.

3.05 There are no actions, litigation, proceedings or claims pending or, to the best knowledge of the Borrower, threatened against the Borrower or any of its Material Subsidiaries the adverse determination of which would reasonably be expected to have a Material Adverse Effect.

3.06 The Borrowers’s consolidated financial statements for the three-month period ended on June 30, 2008, are complete and correct, have been prepared in accordance with Mexican NIF, and fairly present in all material respects the consolidated financial position of the Borrower as at such date and the results of its consolidated operations for such period.

Section 4. Condition Precedent. The amendments set forth in Section 2 hereof shall become effective, as of the date hereof, upon receipt by the Administrative Agent of counterparts of this Amendment No. 2 executed by the Borrower and the Banks party to the Loan Agreement constituting the Required Banks.

Section 5. Confirmation of Guarantee. Imsa Acero, by its execution of this Amendment No. 2, hereby consents to this Amendment No. 2 and confirms and ratifies that all of its obligations as a Guarantor under Section 16 of the Loan Agreement shall continue in full force and effect for the benefit of the Administrative Agent and the Banks with respect to the Loan Agreement as amended hereby.

Section 6. Miscellaneous. Except as herein provided, the Loan Agreement shall remain unchanged and in full force and effect. This Amendment No. 2 may be executed in any number of counterparts, all of which taken together shall constitute one and the same amendatory instrument and any of the parties hereto may execute this Amendment No. 2 by signing any such counterpart. This Amendment No. 2 shall be governed by, and construed in accordance with, the law of the State of New York.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 2 to be duly executed and delivered as of the day and year first above written.

TERNIUM MÉXICO, S.A. DE C.V.

By:
Name:
Title:

By:
Name:
Title:

IMSA ACERO, S.A. DE C.V.

By:
Name:
Title:

By:
Name:
Title:

ADMINISTRATIVE AGENT

CALYON NEW YORK BRANCH as Administrative Agent

By:
Name:
Title:

By:
Name:
Title:

BANKS

CALYON NEW YORK BRANCH

By:
Name:
Title:

By:
Name:
Title:

CITIBANK N.A. NASSAU, BAHAMAS

By:
Name:
Title:

ABN AMRO BANK N.V.

By:
Name:
Title:

By:
Name:
Title:

BANCO BILBAO VIZCAYA ARGENTARIA SA

By:
Name:
Title:

By:
Name:
Title:

BNP PARIBAS

By:
Name:
Title:

By:
Name:
Title:

DEUTSCHE BANK AG LONDON BRANCH

By:
Name:
Title:

By:
Name:
Title:

INTESA SAN PAOLO SPA

By:
Name:
Title:

By:
Name:
Title:

JPMORGAN CHASE BANK, N.A.

By:
Name:
Title:

BAYERISCHE HYPO – UND VEREINSBANK

By:
Name:
Title:

By:
Name:
Title:

BANK OF AMERICA N.A.

By:
Name:
Title:

SANTANDER S.A. as BANK

By:
Name:
Title:

By:
Name:
Title:

BAYERISCHE LANDESBANK, NEW YORK

By:
Name:
Title:

By:
Name:
Title:

CENTROBANCA – BANCA DE CREDITO FINANZIARIO E MOBILIARE SPA

By:
Name:
Title:

By:
Name:
Title:

HSBC MEXICO, S.A., INSTITUCIÓN DE BANCA MÚLTIPLE, GRUPO FINANCIERO HSBC, GRAND CAYMAN BRANCH

By:
Name:
Title:

COÖPERATIVE CENTRALE RAIFFEISEN – BOERENLEENBANK B.A., RABOBANK NEDERLAND, NEW YORK BRANCH

By:
Name:
Title:

By:
Name:
Title:

CASA DI RISPARMIO DI PARMA E PIACENZA SOCIETA PER AZIONI

By:
Name:
Title:

COMERICA BANK

By:
Name:
Title:

By:
Name:
Title:

GOLDMAN SACHS CREDIT PARTNERS LP

By:
Name:
Title:

By:
Name:
Title:

MIZUHO CORPORATE BANK, LTD.

By:
Name:
Title:

By:
Name:
Title:

BANCA MONTE DEI PASCHI DI SIENA, SPA, NEW YORK BRANCH

By:
Name:
Title:

By:
Name:
Title:

NATIXIS

By:
Name:
Title:

By:
Name:
Title:

STANDARD CHARTERED BANK

By:
Name:
Title:

By:
Name:
Title:

EXPORT DEVELOPMENT CANADA

By:
Name:
Title:

By:
Name:
Title:

BANCO LATINOAMERICANO DE EXPORTACIONES SA

By:
Name:
Title:

By:
Name:
Title:

AMENDMENT No. 3

AMENDMENT NO. 3 to the Loan Agreement referred to below, dated as of April 6, 2011, by and among TERNIUM MÉXICO, S.A. DE C.V. (as the Surviving Corporation under the Loan Agreement, the “Borrower”), APM, S.A. DE C.V. (as successor in interest to IMSA Acero, S.A. de C.V., “APM”), as guarantor, each of the Banks party hereto, and CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK (formerly known as Calyon New York Branch), in its capacity as Administrative Agent under the Loan Agreement referred to below (the “Administrative Agent”).

WHEREAS, Hylsa, S.A. de C.V. (“Hylsa”), from and after the IMSA Assumption Date, Grupo IMSA, S.A.B. de C.V., renamed as Ternium México, S.A. de C.V. (“Ternium Mexico”), APM, the Banks party thereto, and the Administrative Agent, entered into a Loan Agreement, dated as of July 12, 2007, as modified by Amendment No. 1, dated as of July 18, 2007, and Amendment No. 2, dated as of November 18, 2008 (the “Loan Agreement”), providing for loans to the Borrower in an aggregate principal amount of up to U.S.$3,750,000,000;

WHEREAS, effective as of March 31, 2008, (a) Hylsa assigned to Hylsa Industrias, S.A. de C.V. (“Hylsa Industrias”) all of its rights and obligations under the Loan Agreement and the other Loan Documents and Hylsa Industrias assumed all of such rights and obligations and acceded to the Loan Agreement and the other Loan Documents, as provided under the Assignment and Assumption Agreement, dated as of March 31, 2008, among Hylsa, Hylsa Industrias and the Administrative Agent; and (b) Hylsa Industrias merged with and into Ternium Mexico, with Ternium Mexico being the surviving corporation and Hylsa Industrias ceasing to exist as a separate entity, as a result of which Ternium Mexico is deemed to be the Surviving Corporation under the Loan Agreement and all references to Hylsa or IMSA in this Amendment No. 3 shall be deemed to refer to Ternium Mexico as the Surviving Corporation; and

WHEREAS, the Borrower and the Banks whose names appear on Schedule I hereto (collectively, the “Extending Banks”) wish now to amend the Loan Agreement in certain respects to, among other things, extend the Tranche B Loan Final Maturity Date of a portion of the Hylsa Tranche B Loans and the IMSA Tranche B Loans, as specified on Schedule I hereto (such extended Hylsa Tranche B Loans, the “Extended Hylsa Tranche B Loans”, such extended IMSA Tranche B Loans, the “Extended IMSA Tranche B Loans”, collectively, the “Extended Tranche B Loans” and, any remaining Tranche B Loans (if any), the “Non-Extended Tranche B Loans”);

NOW, THEREFORE, the parties hereto hereby agree as follows:

Section 1. Definitions. Except as otherwise defined in this Amendment No. 3, terms defined in the Loan Agreement are used herein as defined therein.

Section 2. Amendments. Subject to the satisfaction of the conditions precedent specified in Section 5 below, but effective as of the date hereof, the Loan Agreement shall be amended as follows:

2.01. References Generally. References in the Loan Agreement (including references to the Loan Agreement as amended hereby) to “this Agreement” (and indirect references such as “hereunder”, “hereby”, “herein” and “hereof”) shall be deemed to be references to the Loan Agreement as amended hereby.

2.02. Definitions. Section 1.1 of the Loan Agreement shall be amended by (a) amending and restating in their entirety the following definitions (to the extent already included in said Section 1.1) to read as set forth below and (b) inserting the following definitions in the appropriate alphabetical location (to the extent not already included in said Section 1.1):

“Amendment No. 3” means that certain Amendment No. 3 dated as of April 6, 2011 to this Agreement, between the Borrower, the Guarantor party thereto, the Banks party thereto and the Administrative Agent.

“Amendment No. 3 Effective Date” means the date on which the conditions specified in Section 5 of Amendment No. 3 are satisfied (or waived in accordance with Section 5 of Amendment No. 3).

“Extended Hylsa Tranche B Loan” means the portion of any Loan designated as a “Hylsa Tranche B Loan” in the applicable request for Advances delivered by Hylsa pursuant to Section 2.2, the Tranche B Loan Final Maturity Date and Tranche B Loan Payment Dates of which have been extended or modified, as applicable, pursuant to Amendment No. 3 and which is listed as an “Extended Hylsa Tranche B Loan” in Schedule I of Amendment No. 3.

“Extended IMSA Tranche B Loan” means the portion of any Loan designated as an “IMSA Tranche B Loan” in the applicable request for Advances delivered by IMSA pursuant to Section 2.2, the Tranche B Loan Final Maturity Date and Tranche B Loan Payment Dates of which have been extended or modified, as applicable, pursuant to Amendment No. 3 and which is listed as an “Extended IMSA Tranche B Loan” in Schedule I of Amendment No. 3.

“Extended Tranche B Loan Final Maturity Date” means July 23, 2014.

“Extended Tranche B Loan Payment Dates” means each of January 26, 2013, July 26, 2013, January 26, 2014 and July 23, 2014.

“Extended Tranche B Loans” means the Extended Hylsa Tranche B Loans and the Extended IMSA Tranche B Loans.

“Extending Banks” means each Bank in its capacity as a holder of Extended Tranche B Loans. No such Bank shall be deemed to be an Extending Bank in its capacity (if any) as a holder of Non-Extended Tranche B Loans.

“Hylsa Tranche B Loans” means the Extended Hylsa Tranche B Loans and the Non-Extended Hylsa Tranche B Loans.

“IMSA Tranche B Loans” means the Extended IMSA Tranche B Loans and the Non-Extended IMSA Tranche B Loans.

“Margin” means, for any day, (a) with respect to any Tranche A Loan or any Non-Extended Tranche B Loan, the applicable rate per annum set forth below under the caption “Margin for Tranche A Loans” or “Margin for Non-Extended Tranche B Loans,” respectively, and (b) with respect to any Extended Tranche B Loan (i) through (but excluding) July 26, 2011, the applicable rate per annum set forth below under the caption “Margin for Non-Extended Tranche B Loans,” (ii) from and after July 26, 2011 until (but excluding) July 26, 2012, the sum of the applicable rate per annum set forth below under the caption “Margin for Non-Extended Tranche B Loans” plus 50 basis points (0.50%) and (iii) from and after July 26, 2012, the sum of the applicable rate per annum set forth below under the caption “Margin for Non-Extended Tranche B Loans” plus 100 basis points (1.00%), in each case, based upon the Leverage Ratio as of the most recent date of determination thereof:

Leverage Ratio	Margin for Tranche A Loans	Margin for Non-Extended Tranche B Loans
Equal to or greater than 3.50 to 1.00	0.750%	0.850%
Equal to or greater than 3.00 to 1.00 but less than 3.50 to 1.00	0.650%	0.775%
Equal to or greater than 2.50 to 1.00 but less than 3.00 to 1.00	0.600%	0.725%
Equal to or greater than 2.00 to 1.00 but less than 2.50 to 1.00	0.500%	0.600%
Less than 2.00 to 1.00	0.400%	0.500%

For purposes of the foregoing, (i) the Leverage Ratio shall be determined as of the end of each fiscal quarter of the Borrowers’ fiscal year based upon the consolidated financial statements of each Borrower delivered pursuant to Section 9.6(a) or (b), (ii) each change in the Margin resulting from a change in the Leverage Ratio shall be effective during the period commencing on and including the date three Banking Days after delivery to the Administrative Agent of such consolidated financial statements indicating such change and ending on the date immediately preceding the effective date of the next such change; provided that the highest then applicable Margin set forth above shall apply to the Tranche A Loans, the Non-Extended Tranche B Loans and the Extended Tranche B Loans if either of the Borrowers or both of them fail to deliver the consolidated financial statements required to be delivered by such Borrower pursuant to Section 9.6(a) or (b), during the period from the expiration of the time for delivery thereof until such consolidated financial statements are delivered.

“Non-Extended Hylsa Tranche B Loan” means the portion of any Loan designated as a “Hylsa Tranche B Loan” in the applicable request for Advances delivered by Hylsa pursuant to Section 2.2 that is not an Extended Hylsa Tranche B Loan.

“Non-Extended IMSA Tranche B Loan” means the portion of any Loan designated as an “IMSA Tranche B Loan” in the applicable request for Advances delivered by IMSA pursuant to Section 2.2 that is not an Extended IMSA Tranche B Loan.

“Non-Extended Tranche B Loan Final Maturity Date” means July 26, 2012.

“Non-Extended Tranche B Loan Payment Date” means July 26, 2012.

“Non-Extended Tranche B Loans” means the Non-Extended Hylsa Tranche B Loans and the Non-Extended IMSA Tranche B Loans.

“Pro Rata Share” means, at any time, with respect to any Bank (a) for purposes of the definition of Required Banks and Section 13.7, the proportion that (i) the aggregate outstanding principal amount of the Loans owing to such Bank bears to (ii) the aggregate outstanding principal amount of all Loans and (b) for purposes of Sections 3.4 and 11.2, with respect to Hylsa Tranche A Loans, IMSA Tranche A Loans, Extended Hylsa Tranche B Loans, Extended IMSA Tranche B Loans, Non-Extended Hylsa Tranche B Loans, or Non-Extended IMSA Tranche B Loans, as applicable, the proportion that (i) the aggregate outstanding principal amount of the Hylsa Tranche A Loans, IMSA Tranche A Loans, Extended Hylsa Tranche B Loans, Extended IMSA Tranche B Loans, Non-Extended Hylsa Tranche B Loans, or Non-Extended IMSA Tranche B Loans, as applicable, owing to such Bank bears to (ii) the aggregate outstanding principal amount of all Hylsa Tranche A Loans, IMSA Tranche A Loans, Extended Hylsa Tranche B Loans, Extended IMSA Tranche B Loans, Non-Extended Hylsa Tranche B Loans, or Non-Extended IMSA Tranche B Loans, as applicable.

“Surviving Corporation” means Ternium México, S.A. de C.V., as the Person surviving the Transaction Merger.

“Tranche B Loan Final Maturity Date” means (i) with respect to the Non-Extended Tranche B Loans, the Non-Extended Tranche B Loan Final Maturity Date and (ii) with respect to the Extended Tranche B Loans, the Extended Tranche B Loan Final Maturity Date.

“Tranche B Loan Payment Dates” means the Extended Tranche B Loan Payment Dates and the Non-Extended Tranche B Loan Payment Date, as applicable.

“Tranche B Loans” means the Extended Tranche B Loans and the Non-Extended Tranche B Loans.

2.03. Repayment. Section 3.1 of the Loan Agreement shall be amended by:

(i) Amending and restating subsection (b) thereof in its entirety to read as follows:

“(b) Hylsa shall pay (i) the Non-Extended Hylsa Tranche B Loans on the Non-Extended Tranche B Loan Final Maturity Date and (ii) the Extended Hylsa Tranche B Loans on the Extended Tranche B Loan Payment Dates, in four equal installments, each in an amount equal to 25.00% of the aggregate principal amount of the Extended Hylsa Tranche B Loans outstanding on the Amendment No. 3 Effective Date; provided that any principal amount of the Extended Hylsa Tranche B Loans outstanding on the Extended Tranche B Loan Final Maturity Date shall be paid on such date;”.

(ii) Amending and restating subsection (d) thereof in its entirety to read as follows:

“(d) Hylsa or, if the IMSA Transaction shall have been consummated, IMSA shall pay (i) the Non-Extended IMSA Tranche B Loans on the Non-Extended Tranche B Loan Final Maturity Date and (ii) the Extended IMSA Tranche B Loans on the Extended Tranche B Loan Payment Dates, in four equal installments, each in an amount equal to 25.00% of the aggregate principal amount of the Extended IMSA Tranche B Loans outstanding on the Amendment No. 3 Effective Date; provided that any principal amount of the Extended IMSA Tranche B Loans outstanding on the Extended Tranche B Loan Final Maturity Date shall be paid on such date.”.

2.04. Other Payment Provisions. Section 3.4 of the Loan Agreement shall be amended and restated in its entirety to read as follows:

“3.4 Other Payment Provisions. Any partial repayment or prepayment hereunder shall be allocated among the Banks on the basis of their respective Pro Rata Shares. If either Borrower makes any payment of principal with respect to any Loan on any day that is not an Interest Payment Date, such Borrower shall reimburse each Bank in Dollars on demand for all reasonable losses (other than loss of anticipated profits or margin) arising from the reemployment of funds obtained, or the termination, liquidation or redeployment of deposits received, from third parties; provided, however, that such Borrower shall not be required to make any additional payments pursuant to this Section if such repayment or prepayment is the result of the events or circumstances contemplated in Section 3.3, Section 3.5, Section 9.14 or Section 14.4. For the purpose of calculating losses payable to any Bank under this Section 3.4, such Bank shall be deemed to have (a) actually funded its Loans through the purchase of a deposit bearing interest at LIBOR in an amount equal to the amount of its Loan Commitment and having a maturity comparable to the relevant Interest Period, and (b) reemployed the funds by depositing them at LIBOR for a period having a maturity comparable to the number of days from (x) the day of prepayment through (y) the last day of the relevant Interest Period. Any reimbursement request pursuant to this Section 3.4 shall be accompanied by a certificate of the relevant Bank setting forth in reasonable detail the basis for calculating such losses and shall be delivered to the applicable Borrower and shall be conclusive and binding for all purposes hereunder, absent manifest error. Any prepayments of the Loans hereunder shall be applied, first, rateably to the (i) Non-Extended Tranche B Loans and (ii) the remaining instalments of the Extended Tranche B Loans (on a pro rata basis) and, second, when the Extended Tranche B Loans and the Non-Extended Tranche B Loans shall have been paid in full, pro rata to the remaining instalments of the Tranche A Loans (it being understood that, in the event of any prepayment occurring during the period from the IMSA Assumption Date until, if the Transaction Merger shall become effective, the Transaction Merger Date, the amount of any such prepayment made by Hylsa shall be applied to the Hylsa Tranche B Loans or the Hylsa Tranche A Loans, as applicable, and the amount of any such prepayment made by IMSA shall be applied to the IMSA Tranche B Loans or the IMSA Tranche A Loans, as applicable).”.

2.05. Notes. Section 15.4(c) of the Loan Agreement shall be amended by (i) replacing the word “and” at the end of subclause (x) thereof with “,” and (ii) inserting at the end thereof, immediately prior to the period, the following words:

“and (z) on the Amendment No. 3 Effective Date the Custodian shall, upon confirmation by the Administrative Agent that Amendment No. 3 has become effective, cancel and return to the Surviving Corporation each Note issued by the Surviving Corporation to any Bank that becomes an Extending Bank pursuant to Amendment No. 3, representing the Tranche B Loans due to such Extending Bank, in simultaneous exchange for replacement Notes for each such Extending Bank which will be (A) (1) four new Principal Notes each dated the Amendment No. 3 Effective Date executed and delivered by the Surviving Corporation (with the signature por aval of APM) for the account of each Bank that becomes an Extending Bank pursuant to Amendment No. 3, each in an amount equal to 25.00% of the amount of principal of the Extended Tranche B Loans that remains due to such Bank after the occurrence of the Amendment No. 3 Effective Date, each such new Principal Note to be payable on the applicable Extended Tranche B Loan Payment Date, and (2) a new Accrued-Interest Note dated the Amendment No. 3 Effective Date executed and delivered by the Surviving Corporation (with the signature por aval of APM) for the account of each such Bank evidencing accrued and unpaid interest on the Extended Tranche B Loans evidenced by each of the applicable replaced Principal Notes payable on the first Interest Payment Date following the Amendment No. 3 Effective Date and (B) (1) a new Principal Note dated the Amendment No. 3 Effective Date executed and delivered by the Surviving Corporation (with the signature por aval of APM) for the account of each such Bank in an amount equal to the amount of principal of the Non-Extended Tranche B Loans (if any) that remains due to such Bank after the occurrence of the Amendment No. 3 Effective Date, payable on the Non-Extended Tranche B Loan Final Maturity Date, and (2) a new Accrued-Interest Note dated the Amendment No. 3 Effective Date executed and delivered by the Surviving Corporation (with the signature por aval of APM) for the account of each such Bank evidencing accrued and unpaid interest on the Non-Extended Tranche B Loans (if any) evidenced by each of the applicable replaced Principal Notes payable on the first Interest Payment Date following the Amendment No. 3 Effective Date”.

Section 3. Representations and Warranties. The Borrower represents and warrants to the Administrative Agent and each Bank, as of the date of this Amendment No. 3, as follows:

3.01 The Borrower is a sociedad anónima de capital variable, duly organized and validly existing under the laws of Mexico and has all power and authority to execute and deliver this Amendment No. 3, to incur the obligations to be incurred as provided in this Amendment No. 3, the Loan Agreement as amended hereby and the other Loan Documents, and to perform the terms and provisions of this Amendment No. 3, of the Loan Agreement as amended hereby and of the other Loan Documents.

3.02 The Borrower has taken all necessary corporate action to authorize the execution and delivery of this Amendment No. 3 and the performance of this Amendment No. 3, the Loan Agreement as amended hereby and the other Loan Documents. The Borrower has duly executed and delivered this Amendment No. 3 and each of this Amendment No. 3, the Loan Agreement as amended hereby and the other Loan Documents constitutes the legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, subject to applicable bankruptcy, concurso mercantil, insolvency, moratorium and similar laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

3.03 The execution and delivery by the Borrower of this Amendment No. 3, the performance of the Loan Agreement as amended hereby and the consummation of the transactions contemplated by this Amendment No. 3, the Loan Agreement as amended hereby and the other Loan Documents are within the Borrower’s corporate powers, have been duly authorized by all necessary corporate action, and do not (a) conflict with or, or result in a breach of, or constitute a default under, or result in the creation or imposition of any Lien upon any assets of the Borrower pursuant to the terms of, any contract, indenture, mortgage, deed of trust, credit agreement, loan agreement, note, lease or other instrument to which the Borrower is a party or by which it or any of its assets may be bound or subject, (b) violate any provision of the organizational documents or other organizational documents of the Borrower or any law binding on the Borrower, or (c) require any approval, authorization, consent, order, license, registration, filing or qualification of or with any court or other Governmental Authority; except, in all cases, for any conflict, Lien, violation, approval or authorization that would not reasonably be expected to have a Material Adverse Effect.

3.04 No event has occurred and is continuing, or would result from the execution of this Amendment No. 3, which constitutes, or would constitute, a Default or Event of Default under the Loan Agreement or any other Loan Document.

3.05 There are no actions, litigation, proceedings or claims pending or, to the best knowledge of the Borrower, threatened against the Borrower or any of its Material Subsidiaries the adverse determination of which would reasonably be expected to have a Material Adverse Effect.

3.06 The Borrower’s consolidated financial statements for the three-month period ended on September 30, 2010, are complete and correct, have been prepared in accordance with Mexican NIF, and fairly present in all material respects the consolidated financial position of the Borrower as at such date and the results of its consolidated operations for such period.

3.07 No withholding in respect of any taxes imposed by or within Mexico or any political subdivision or taxing authority thereof or therein is required to be made from any payment by such Borrower under the Loan Agreement as amended hereby or the other Loan Documents to which the Borrower is a party, except that payments in respect of the Loan Agreement as amended hereby or the other Loan Documents made to the Administrative Agent or the Banks, to the extent such payments represent interest and commitment fees, will be subject to withholding in respect of Mexican income tax at the rate in effect at the time such payments are made.

3.08 Neither the Borrower nor its property has any right of immunity on the ground of sovereignty or otherwise from jurisdiction, attachment (before or after judgment) or execution in respect of any action or proceeding relating in any way to this Amendment No. 3, the Loan Agreement as amended hereby or the other Loan Documents to which the Borrower is a party that may be brought in the courts of Mexico.

Section 4. Extension by Banks. By the execution and delivery of this Amendment No. 3, each Bank party hereto hereby (a) consents to the terms of this Amendment No. 3 and (b) agrees that, effective as of the Amendment No. 3 Effective Date, (i) it shall be, for purposes of the Loan Agreement as amended hereby, an Extending Bank with respect to its Extended Hylsa Tranche B Loans and its Extended IMSA Tranche B Loans as specified opposite its name in Schedule I hereto, (ii) the principal amount of its outstanding Hylsa Tranche B Loans and IMSA Tranche B Loans under the Loan Agreement in effect immediately prior to the Amendment No. 3 Effective Date and specified opposite its name in Schedule I hereto shall be extended pursuant to this Amendment No. 3 and shall be Extended Hylsa Tranche B Loans and Extended IMSA Tranche B Loans, respectively, under the Loan Agreement as so amended.

Section 5. Conditions Precedent. The amendments set forth in Section 2 and the consents and agreements of the Banks set forth in Section 4 shall become effective on the date on which each of the following conditions precedent shall have been satisfied (or waived by each Bank party hereto and, in the case of the condition precedent set forth in Section 5(a), which is established in the interest and for the benefit of the Banks party hereto and the Borrower, the Borrower) (such date, the “Amendment No. 3 Effective Date”):

(a) Executed Counterparts. The Administrative Agent shall have received counterparts of (A) this Amendment No. 3 signed on behalf of the Borrower, APM and Banks (i) constituting the Required Banks and (ii) whose Extended Tranche B Loans, as specified in Schedule I hereto, equal to an aggregate principal amount of not less than $700,000,000 and (B) an amendment to the Custodian Agreement in accordance with Section 6 of this Amendment No. 3 signed on behalf of the Custodian, the Administrative Agent and the Borrower.

(b) New Notes. The Administrative Agent shall have received for delivery to the Custodian (i) (A) four new Principal Notes each dated the Amendment No. 3 Effective Date executed and delivered by the Borrower (with the signature por aval of APM) for the account of each Bank that becomes an Extending Bank pursuant to this Amendment No. 3, each in an amount equal to 25.00% of the amount of principal of the Extended Tranche B Loans that remains due to such Bank after the occurrence of the Amendment No. 3 Effective Date, each such new Principal Note to be payable on the applicable Extended Tranche B Loan Payment Date, and (B) a new Accrued-Interest Note dated the Amendment No. 3 Effective Date executed and delivered by the Borrower (with the signature por aval of APM) for the account of each such Bank evidencing accrued and unpaid interest on the Extended Tranche B Loans evidenced by each of the applicable replaced Principal Notes payable on the first Interest Payment Date following the Amendment No. 3 Effective Date and (ii) (A) a new Principal Note dated the Amendment No. 3 Effective Date executed and delivered by the Borrower (with the signature por aval of APM) for the account of each such Bank in an amount equal to the amount of principal of the Non-Extended Tranche B Loans (if any) that remains due to such Bank after the occurrence of the Amendment No. 3 Effective Date, payable on the Non-Extended Tranche B Loan Final Maturity Date, and (B) a new Accrued-Interest Note dated the Amendment No. 3 Effective Date executed and delivered by the Borrower (with the signature por aval of APM) for the account of each such Bank evidencing accrued and unpaid interest on the Non-Extended Tranche B Loans (if any) evidenced by each of the applicable replaced Principal Notes payable on the first Interest Payment Date following the Amendment No. 3 Effective Date.

(c) No Default or Event of Default. No Default or Event of Default shall have occurred and be continuing.

(d) Corporate Documents. The Administrative Agent shall have received (i) a certificate of the Borrower, substantially in the form of Exhibit A hereto, together with the attachments specified therein, and (ii) a certificate of APM, substantially in the form of Exhibit B hereto, together with the attachments specified therein.

(e) Opinions. The Administrative Agent shall have received opinions of (i) Ritch Mueller, S.C., special Mexican counsel to the Borrower, substantially in the form of Exhibit C hereto and dated as of the Amendment No. 3 Effective Date (the Borrower hereby instructs such counsel to deliver such opinion to the Administrative Agent and the Banks), (ii) Jáuregui, Navarrete y Nader, S.C., special Mexican counsel to the Administrative Agent, in such form as the Administrative Agent may reasonably require and dated the Amendment No. 3 Effective Date, and (iii) Milbank, Tweed, Hadley & McCloy LLP, special New York counsel to the Administrative Agent, in such form as the Administrative Agent may reasonably require and dated the Amendment No. 3 Effective Date.

Section 6. Consent to Amendment to Custodian Agreement. The Banks party hereto hereby consent and agree to, and instruct the Administrative Agent to enter into, an amendment to the Custodian Agreement consistent with Sections 2.05 and 5(b) of this Amendment No. 3, without further consent of the Required Banks.

Section 7 Confirmation of Guarantee. APM, by its execution of this Amendment No. 3, hereby consents to this Amendment No. 3 and confirms and ratifies that all of its obligations as a Guarantor under Section 16 of the Loan Agreement shall continue in full force and effect for the benefit of the Administrative Agent and the Banks with respect to the Loan Agreement as amended hereby.

Section 8. Miscellaneous. Except as herein provided, the Loan Agreement shall remain unchanged and in full force and effect. This Amendment No. 3 may be executed in any number of counterparts, all of which taken together shall constitute one and the same amendatory instrument and any of the parties hereto may execute this Amendment No. 3 by signing any such counterpart. This Amendment No. 3 shall be governed by, and construed in accordance with, the laws of the State of New York.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 3 to be duly executed and delivered as of the day and year first above written.

TERNIUM MÉXICO, S.A. DE C.V.

By:
Name:
Title:

By:
Name:
Title:

APM, S.A. DE C.V.

By:
Name:
Title:

By:
Name:
Title:

ADMINISTRATIVE AGENT

CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as Administrative Agent

By:
Name:
Title:

By:
Name:
Title:

BANKS

By:
Name:
Title:

SCHEDULE I

Extending Bank	Amount of Extended HYLSA Tranche B Loans	Amount of Extended IMSA Tranche B Loans	Total Amount of Extended Tranche B Loans
CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK (FORMERLY KNOWN AS CALYON NEW YORK BRANCH AND AS SUCCESSOR IN INTEREST TO STANDARD CHARTERD BANK)	$37,250,459.74	$78,670,747.11	$115,921,206.85
BANCO NACIONAL DE MÉXICO, S.A., INTEGRANTE DEL GRUPO FINANCIERO BANAMEX (FORMERLY KNOWN AS BANCO NACIONAL DE MEXICO, S.A., INTEGRANTE DEL GRUPO FINANCIERO BANAMEX, ACTING THROUGH ITS NASSAU-BAHAMAS BRANCH AND AS SUCCESSOR IN INTEREST TO CITIBANK N.A., NASSAU, BAHAMAS BRANCH)	$32,783,793.10	$69,237,413.81	$102,021,206.91
BBVA BANCOMER, S.A. INSTITUCIÓN DE BANCA MÚLTIPLE, GRUPO FINANCIERO BBVA BANCOMER, HOUSTON AGENCY (AS SUCCESSOR IN INTEREST TO BANCO BILBAO VIZCAYA ARGENTARIA S.A.)	$30,407,977.84	$64,219,833.77	$94,627,811.61
INTESA SANPAOLO SPA – NEW YORK BRANCH (AS SUCCESSOR IN INTEREST TO INTESA SANPAOLO SPA)	$28,552,022.16	$60,300,166.21	$88,852,188.37
JPMORGAN CHASE BANK, N.A.	$27,246,666.67	$57,543,333.33	$84,790,000.00
UNICREDIT BANK AG – NEW YORK BRANCH (FORMERLY KNOWN AS BAYERISCHE HYPO-UND VEREINSBANK AG)	$27,246,666.67	$57,543,333.34	$84,790,000.01
CENTROBANCA—BANCA DI CREDITO FINANZIARIO E MOBILIARE S.P.A.	$6,700,000.00	$14,150,000.00	$20,850,000.00

L-1

HSBC MEXICO, S.A., INSTITUCIÓN DE BANCA MÚLTIPLE, GRUPO FINANCIERO HSBC, GRAND CAYMAN BRANCH (FORMERLY KNOWN AS HSBC, S.A., INSTITUCION DE BANCA MULTIPLE, GRUPO FINANCIERO HSBC, GRAND CAYMAN BRANCH)	$9,952,271.61	$21,018,603.47	$30,970,875.08
CASSA DI RISPARMIO DI PARMA E PIACENZA S.P.A. (AS SUCCESSOR IN INTEREST TO CASSA DI RISPARMIO DI PARMA E PIACENZA SOCIETA PER AZIONI)	$4,466,666.67	$9,433,333.34	$13,900,000.01
MIZUHO CORPORATE BANK, LTD.	$4,466,666.67	$9,433,333.34	$13,900,000.01
NATIXIS – NEW YORK BRANCH (AS SUCCESSOR IN INTEREST TO NATIXIS)	$4,466,666.67	$9,433,333.34	$13,900,000.01
EXPORT DEVELOPMENT CANADA	$2,310,344.83	$4,879,310.35	$7,189,655.18
BANCO LATINOAMERICANO DE COMERCIO EXTERIOR, S. A. (AS SUCCESSOR IN INTEREST TO BANCO LATINOAMERICANO DE EXPORTACIONES, S.A.)	$7,209,469.15	$15,225,968.44	$22,435,437.59
BANCO INBURSA, S.A. INSTITUCIÓN DE BANCA MÚLTIPLE, GRUPO FINANCIERO INBURSA (AS SUCCESSOR IN INTEREST TO BANCO INBURSA, S.A., INSTITUCION DE BANCA MULTIPLE, GRUPO FINANCIERO INBURSA, GRAND CAYMAN BRANCH)	$16,784,925.91	$35,448,761.42	$52,233,687.33
BANCO SANTANDER (MÉXICO), S.A., INSTITUCIÓN DE BANCA MÚLTIPLE, GRUPO FINANCIERO SANTANDER (AS SUCCESSOR IN INTEREST TO BANCO SANTANDER CENTRAL HISPANO, S.A.)	$8,933,333.33	$18,866,666.66	$27,799,999.99
BANK OF AMERICA N.A.	$9,241,379.31	$19,517,241.38	$28,758,620.69

TOTAL:	$258,019,310.33	$544,921,379.31	$802,940,689.64